U.S. $15,000,000

REVOLVING LOAN AND SECURITY AGREEMENT

Dated as of January 31, 2008

Among

FREEDOM FINANCIAL AUTO RECEIVABLES, LLC

as the Borrower

and

FREEDOM FINANCIAL GROUP, INC.,

individually and as the initial Servicer

and

ARCHON GROUP, L.P.,

as the Administrator and Custodian

and

REMARK LENDING CO.,

individually and as the initial Lender

SECTION 6.06	Pledged Receivable Collections	33

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-ii-

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES
SCHEDULE I	Defined Terms
SCHEDULE II	Servicing Policies and Procedures
SCHEDULE III	Deferment Policy
SCHEDULE IV	Underwriting Guidelines
SCHEDULE V	Representations and Warranties with Respect to Eligible Receivables
SCHEDULE VI	Tradenames, Fictitious Names and “Doing Business As” Names
SCHEDULE VII	Existing Subordinated Debt

EXHIBITS
EXHIBIT A-1	Form of Notice of Borrowing
EXHIBIT A-2	Form of Borrowing Base Certificate
EXHIBIT B	Form of Monthly Remittance Report and Compliance Certificate
EXHIBIT C	Form of Collateral Receipt
EXHIBIT D	Form of Release Request
EXHIBIT E	Form of Note
EXHIBIT F	Form of Guaranty
EXHIBIT G	Form of Purchase and Contribution Agreement
EXHIBIT H	Recommended Compliance Action Plan
EXHIBIT I	Form of Warrant Agreement

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THIS REVOLVING LOAN AND SECURITY AGREEMENT is made as of January 31, 2008, among:

(1)	FREEDOM FINANCIAL AUTO RECEIVABLES, LLC, a Delaware limited liability company, as the borrower (the “Borrower”);

(2)
FREEDOM FINANCIAL GROUP, INC., a Delaware corporation, individually (“Freedom Financial”), and as the originator (in such capacity, the “Originator”) and initial servicer (in such capacity, the “Servicer”);

(3)	ARCHON GROUP, L.P., a Delaware limited partnership], as the administrator (in such capacity, the “Administrator”) and as the custodian (in such capacity, the “Custodian”); and

(5)	REMARK LENDING CO., a division of ReMark Capital Group, LLC, a Delaware limited liability company, individually (“ReMark”) and as the initial lender (in such capacity, the “Lender”).

IT IS AGREED, in consideration of the premises and the mutual covenants herein contained, as follows:

ARTICLE I.
DEFINITIONS

SECTION 1.01 Certain Defined Terms. Certain capitalized terms used throughout this Agreement are defined above or in the attached Schedule I.

SECTION 1.02 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

ARTICLE II.
THE RECEIVABLES FACILITY

SECTION 2.01 Borrowings. On the terms and conditions hereinafter set forth, the Lender shall make advances (each, an “Advance”) to the Borrower secured by Pledged Assets from time to time during the period from the date hereof until the Termination Date; provided that no Funding Termination Event shall have occurred and be continuing at such time. Under no circumstances shall the Lender make any Advance if, after giving effect to the Borrowing of such Advance, either (i) a Funding Termination Event or an event that but for notice or lapse of time or both would constitute a Funding Termination Event has occurred and is continuing, or (ii) the aggregate Outstanding Advances hereunder would exceed the lesser of (x) the Maximum Facility Amount and (y) the Borrowing Base.

SECTION 2.02 The Initial Borrowing and Subsequent Borrowings.

(a) Until the occurrence of the Termination Date and provided that no Funding Termination Event shall have occurred and be continuing at such time, the Lender will make Advances on any Business Day (but not more than once in any calendar week) at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Article III hereof. After the Final Payment Date has occurred, the Lender and the Administrator, in accordance with their respective interests, shall re-assign and transfer to the Borrower, for no consideration but at the sole expense of the Borrower, their respective remaining interests in the Pledged Assets, free and clear of any Adverse Claim resulting solely from an act by the Lender or the Administrator, but without any other representation or warranty, express or implied, by or recourse against the Lender or the Administrator.

(b) The initial Borrowing and each Subsequent Borrowing shall be made upon irrevocable written notice from the Borrower to the Administrator in substantially the form attached hereto as Exhibit A-1 (any such written notice, a “Notice of Borrowing”), provided that such Notice of Borrowing is received by the Administrator no later than 12:00 noon (Springfield, Missouri time) two Business Days prior to the Business Day of the requested Borrowing. Each such Notice of Borrowing shall specify (i) the aggregate amount of such Borrowing, which shall be an amount equal to or greater than $200,000, (ii) the date of such Borrowing and (iii) in an Interim Receivables Schedule, the Eligible Receivables to be Pledged in connection with such Borrowing, including all the required data elements thereof (and upon such Borrowing, such Receivables shall be Pledged Receivables hereunder). Each Notice of Borrowing delivered to the Administrator pursuant to this Section 2.02(b) shall be accompanied by a complete and accurate Borrowing Base Certificate. On each Borrowing Date, the Lender shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Borrower on the applicable Borrowing Date no later than 5:00 P.M. (Springfield, Missouri time) in same day funds, the amount of such Borrowing (net of amounts payable to or for the benefit of the Lender in respect of any Facility Fees then due and owing) by payment into the Borrower Funding Account, or such other account as the Borrower shall have designated in writing to the Administrator.

(c) Subject to Section 7.01 hereof, the Advances shall bear interest at the Note Rate.

(d) Subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, repay, prepay pursuant to Section 2.13 and re-borrow Advances, on and after the date upon which the conditions precedent set forth in Article III have been satisfied or waived in writing by the Lender and prior to the Termination Date; provided that no Funding Termination Event has occurred and is continuing at such time, subject to the terms, provisions and limitations set forth herein.

(e) All payments of principal, interest, fees and other amounts payable under this Agreement or any other Transaction Document may be paid from the proceeds of Advances, whether made pursuant to a Notice of Borrowing from the Borrower pursuant to Section 2.02(b) or a deemed request as provided in this Section 2.02(e). Borrower hereby irrevocably authorizes Administrator to make Advances for the purpose of paying principal, interest, fees and other amounts payable under the Transaction Documents, including reimbursing costs or expenses for which the Borrower is obligated under the Transaction Documents, whether or not any condition precedent specified in Article III has been satisfied, and agrees that all Advances so made shall be deemed to have been requested by the Borrower pursuant to this Agreement and shall be included within the Obligations and entitled to the benefit of the security interests in the Pledged Assets granted hereunder.

SECTION 2.03 Facility Maturity Date. Any Outstanding Advances on the Facility Maturity Date shall mature on such date. On the Facility Maturity Date, notwithstanding any other provision hereof, the outstanding principal of all Outstanding Advances, if any, together with all interest and Facility Fees accrued thereon and all other Obligations shall be immediately due and payable (and the Borrower shall pay all such amounts immediately).

SECTION 2.04 Remittance Procedures.

(a) Distribution of Available Funds. The Servicer shall cause all Collections to be deposited into the Collection Account pursuant to Section 6.02(a) hereof. On each Settlement Date, the Administrator shall distribute the Available Funds on deposit in the Collection Account on such Settlement Date in the following order of priority:

(i) on a pro rata basis in accordance with the respective amounts then due and owing, (x) to the Administrator, an amount equal to the Administrator Fees that are accrued and unpaid as of the last day of the preceding Remittance Period and any other amounts then due and owing to the Administrator pursuant to the Transaction Documents; and (y) to the Custodian, an amount equal to the Custodial Fees that are accrued and unpaid as of the last day of the preceding Remittance Period and any other amounts then due and owing to the Custodian pursuant to the Transaction Documents;

(ii) to any Successor Servicer appointed by the Administrator after the occurrence of an Event of Default, an amount equal to the Successor Servicing Fees that are accrued and unpaid as of the last day of the preceding Remittance Period and any other amounts then due and owing to such Successor Servicer pursuant to the Transaction Documents;

(iii) to the Lender, any other amounts then due and owing to the Lender under the Transaction Documents, other than those amounts to be paid pursuant to clauses (iv) through (vii) below;

(iv) to the Lender, the Interest Distribution Amount;

(v) to the Lender, any Unused Facility Fees then due and payable;

(vi) to the Lender, any Make-Whole Fees then due and payable;

(vii) to the Lender, the Principal Distribution Amount; and

(viii) to the Borrower, all remaining Available Funds or, if requested by the Borrower, to the Lender, the Supplemental Principal Distribution Amount.

(b) Borrower Deficiency Payments. Notwithstanding anything to the contrary contained in this Section 2.04 or in any other provision in this Agreement, if, on any day prior to the Final Payment Date, the aggregate principal amount of Outstanding Advances shall exceed the lesser of (i) the Maximum Facility Amount and (ii) the Borrowing Base, then the Borrower shall, prior to any Borrowing and in any event no later than 5:00 p.m. (Springfield, Missouri time) on the second succeeding Business Day, either (A) remit to the Administrator a payment (to be applied by the Administrator to repay Advances selected by the Administrator, in its sole discretion) in such amount as may be necessary to reduce Outstanding Advances to an amount less than or equal to the lesser of (x) the Maximum Facility Amount and (y) the Borrowing Base, or (B) so long as the Borrowing Base does not exceed the Maximum Facility Amount, pledge additional Eligible Receivables to the Administrator for the benefit of the Lender with an aggregate Outstanding Principal Balance sufficient to increase the Borrowing Base to an amount that is equal to or greater than the Outstanding Advances.

SECTION 2.05 Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 P.M. (Springfield, Missouri time) on the day when due in lawful money of the United States in immediately available funds to the Collection Account or such other account as designated by the Administrator. To the extent permitted by law, the Borrower shall pay to the Administrator interest on all amounts not paid or deposited when due hereunder (whether owing by the Borrower or the Servicer) at the Default Funding Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the Highest Lawful Rate. The Administrator shall deposit such interest into the Collection Account for distribution in accordance with the priorities specified in Section 2.04(a) hereof. No Obligation hereunder shall be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or returned by the Administrator or the Lender to the Borrower or any other Person for any reason. All computations of interest and all computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder.

(c) If any Borrowing requested by the Borrower and approved by the Lender and the Administrator pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of the Lender and/or the Administrator, made on the date specified therefor, the Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender, including, without limitation, any loss (including cost of funds and out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund Advances or maintain Advances during such Interest Accrual Period.

SECTION 2.06 Increased Costs; Capital Adequacy.

(a) If, after the date hereof, due to either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Administrator, the Lender, or any Affiliate, successor or assign thereof (each of which shall be an “Affected Party”) of agreeing to make or making, funding or maintaining any Advance, as the case may be, the Borrower shall, from time to time, upon written demand by such Affected Party (with a copy to the Administrator), immediately pay to such Affected Party (as a third party beneficiary, in the case of an Affected Party that is not also the Lender hereunder), additional amounts sufficient to compensate such Affected Party for such increased costs.

(b) If after the date hereof either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule or regulation, directive or request from any central bank or other governmental authority or agency (whether or not having the force of law) or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), such Affected Party shall be paid (from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04) such additional amounts as will compensate such Affected Party for such reduction.

(c) In determining any amount provided for in this Section 2.06, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.06 shall submit to the Borrower a certificate setting forth in reasonable detail the computations of such additional or increased costs, which certificate shall be conclusive absent demonstrable error.

SECTION 2.07 Collateral Assignment of Agreements. The Borrower hereby collaterally assigns to the Administrator, for the benefit of the Lender, all of the Borrower’s right and title to and interest in (i) the PCA, (ii) each Contract related to any Pledged Receivable, (iii) each Dealer Assignment related to any Pledged Receivable, (iv) each Dealer Agreement, to the extent such right, title and interest relate to Pledged Receivables, (v) the Lockbox Account Control Agreement, (vi) all other agreements, documents and instruments evidencing, securing or guarantying any Pledged Receivable, including without limitation, the Receivable Files and any other Records specifically relating to any Pledged Receivables, and (vii) all other agreements, documents and instruments related to any of the foregoing (collectively, the “Assigned Documents”). The Borrower confirms and agrees that the Administrator (or any designee thereof) shall have, following an Event of Default or a Funding Termination Event, the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrator, the Lender or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. In addition, each of the Servicer and the Borrower confirms and agrees that the Servicer or the Borrower will send to the Administrator a notice of (i) any breach of any representation, warranty or covenant under any such Assigned Document which could reasonably be expected to have a Material Adverse Effect or (ii) any event or occurrence that, upon notice to the Servicer or the Borrower, as applicable, or upon the passage of time or both, would constitute such a breach.

SECTION 2.08 Grant of a Security Interest. To secure the prompt and complete payment when due of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to the Transaction Documents, the Borrower hereby collaterally assigns and pledges to the Administrator, and grants to the Administrator, for the benefit of the Lender, a security interest in all assets of the Borrower, including, without limitation, all of the Borrower’s right, title and interest in, to and under all of the following property and interests in property (collectively, the “Pledged Assets”), whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wheresoever located:

(a) all Receivables purchased by or contributed to (or purportedly purchased by or contributed to) the Borrower under the PCA (the “Pledged Receivables”), all Other Conveyed Property related to the Pledged Receivables purchased by or contributed to (or purportedly purchased by or contributed to) the Borrower under the PCA, together with all other Related Security related to the Pledged Receivables, including, without limitation, the security interest of the Borrower in all related Financed Vehicles, all Collections and other monies due and to become due to the Borrower in respect of any Pledged Receivable and any security therefor received on or after the date such Pledged Receivables were purchased by or contributed to (or purportedly purchased by or contributed to) the Borrower under the PCA;

(b) the Assigned Documents, including in each case, without limitation, all rights and benefits of Borrower thereunder and all monies due and to become due to the Borrower under or in connection therewith;

(c) all bank and similar accounts relating to the collection of Pledged Receivables (whether now existing or hereafter established), including without limitation, the Lockbox Account and the Collection Account, and all funds held therein or in such other accounts, and all investments in and all income from the investment of such funds in such accounts;

(d) all UCC financing statements filed by the Borrower against Freedom Financial under or in connection with the PCA;

(e) all Liquidation Proceeds relating to any Pledged Receivables;

(f) all accounts, chattel paper, general intangibles and instruments (as those terms are defined in the UCC); and

(g) all proceeds of the foregoing property described in clauses (a) through (g) above, including interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for or on account of the sale or other disposition of any or all of the then existing Pledged Receivables.

SECTION 2.09 Evidence of Debt. The Administrator shall maintain an account or accounts evidencing the Debt of the Borrower to the Lender resulting from each Advance owing to the Lender from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. The entries made in such account(s) of the Lender shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.10 Representations and Warranties; Repayment Obligations. It is understood and agreed that the representations and warranties set forth in Section 4.01 are made and accurate on the date of this Agreement, at the time of the initial Borrowing, and on each Subsequent Borrowing Date and Settlement Date thereafter. If, as a result of the breach of any of the representations and warranties in Section 4.01 or for any other reason there exists or would exist a Borrowing Base Deficiency, the Borrower shall promptly (and, in any case, within two Business Days) prepay to the Administrator, for the account of the Lender, an amount necessary to cure such Borrowing Base Deficiency in accordance with Section 2.04(b). The Borrower shall promptly reimburse the Administrator and the Lender for any reasonable out-of-pocket expenses incurred by the Administrator and the Lender, respectively, in respect of any such prepayment.

SECTION 2.11 Release of Pledged Receivables.   In connection with the consummation of any Third Party Sale or any repurchase by Freedom Financial of Pledged Receivables pursuant to the PCA, the Borrower may obtain the release of any Pledged Receivable subject to any such transaction at any time after the date hereof by (i) providing the Administrator with written notice, no later than the second Business Day preceding the proposed release, specifying (x) the Pledged Receivables to be released, (y) the reason for such release, and (z) the Release Price to be paid pursuant to such release, and (ii) depositing into the Collection Account the Release Price therefor; provided, that the foregoing release shall only be available if no Default or Event of Default has occurred and is continuing and, after giving effect thereto and the application of the proceeds thereof in accordance with the terms hereof, no Borrowing Base Deficiency shall exist; provided, further, that any such release shall only occur upon the Administrator’s receipt of the related Release Price and written confirmation of such release, which confirmation shall not be unreasonably withheld. Any Third Party Sale to a Person other than ReMark or an Affiliate thereof shall require the prior written consent of the Lender. In connection with any Third Party Sale of Pledged Receivables permitted under this Agreement, the Borrower will dividend or otherwise convey to Freedom Financial the Pledged Receivables and Other Conveyed Property to be sold pursuant to such Third Party Sale without recourse, representation or warranty of any kind, and Freedom Financial will be the seller of such Pledged Receivables and Other Conveyed Property to the applicable third party purchaser. Under no circumstances shall Freedom Financial permit any third party purchaser to have recourse to the Borrower in connection with any Third Party Sale.

SECTION 2.12 Make-Whole Fee. If, as of the end of any Interest Accrual Period, the Utilization Percentage is less than the Minimum Utilization Percentage, the Lender shall be entitled to receive a fee (the “Make-Whole Fee”) equal to the product of (x) the average of the daily positive difference, if any, during such Interest Accrual Period of (1) the Minimum Facility Utilization Amount over (2) the Facility Amount and (y) the Weighted Average Note Rate.

SECTION 2.13 Prepayment. Upon at least five (5) Business Days’ written notice to the Administrator, the Borrower may prepay the Facility Amount in whole or in part. If the Facility Amount is prepaid in whole, the Borrower shall deposit or cause to be deposited the following amounts into the Collection Account: (1) the aggregate principal amount of the Outstanding Advances, (2) all interest accrued on such Outstanding Advances to the date of prepayment, (3) all accrued and unpaid Facility Fees, (4) a prepayment fee equal to 1.00% of the Maximum Facility Amount (the “Prepayment Fee”), and (5) all payments due with respect to all other Obligations, including all amounts payable to the Administrator, the Custodian, the Lender and the Affected Parties. If the Borrower elects to prepay a portion of the Facility Amount in connection with a Third Party Sale without offering to ReMark and its Affiliates a right of last look pursuant to Section 9.16, the Borrower shall pay to ReMark a prepayment fee in accordance with Section 9.16. All amounts paid by the Borrower in respect of whole prepayments shall be distributed by the Administrator to the parties entitled thereto on the date of prepayment in accordance with the priority of payments set forth in Section 2.04(a). All amounts paid by the Borrower in respect of the Release Price of any Pledged Receivable shall be distributed by the Administrator to the parties entitled thereto on the date of receipt in accordance with the priority of payments set forth in Section 2.04(a). Upon the Borrower’s prepayment in full of the Outstanding Advances pursuant to this Section 2.13, this Agreement (including, without limitation, the Lender’s obligation to make Advances hereunder) shall be terminated; provided, that nothing contained in this Section 2.13 shall, or shall be deemed to, cancel, impair, disturb or otherwise limit the obligations and liabilities of the Borrower or the Servicer (x) under any indemnity provisions or any other provisions of this Agreement or any other Transaction Document which by their terms survive the termination of this Agreement and/or any other Transaction Document or the satisfaction of the Obligations or (y) under any provisions of this Agreement and/or any other Transaction Document which are necessary for the enforcement by the Lender of any such surviving obligations and liabilities and (z) for the full amount of any payments which have been applied to the Obligations and which are required to be returned for any reason. Amounts paid by the Borrower pursuant to this Section 2.13 on account of Pledged Receivables shall be treated as Collections hereunder.

SECTION 2.14 Notes. Any Lender may, by written notice to the Borrower (with a copy to the Administrator), request that Advances made by it be evidenced by a Note. In such event, such Lender, at Borrower’s expense, shall prepare, and Borrower shall execute and deliver to such Lender a Note payable to the order of such Lender reflecting a principal amount equal to the Commitment Percentage of such Lender multiplied by the Maximum Facility Amount. Thereafter, the Advances evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes payable to the order of the payee named therein.

SECTION 2.15 Taxes.

(a) All sums payable by Borrower or Freedom Financial hereunder and under the other Transaction Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or Freedom Financial or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

(b) If Borrower, Freedom Financial or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrower or Freedom Financial to Administrator or Lender under any of the Transaction Documents: (i) Freedom Financial shall notify Administrator of any such requirement or any change in any such requirement as soon as Freedom Financial becomes aware of it; (ii) Borrower or Freedom Financial, as applicable, shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Borrower or Freedom Financial) for its own account or (if that liability is imposed on Administrator or Lender, as the case may be) on behalf of and in the name of Administrator and Lender; (iii) the sum payable by Borrower or Freedom Financial in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrator or Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Freedom Financial shall deliver to Administrator evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to Administrator or Lender under clause (iii) above except to the extent that any change after the date hereof in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof in respect of payments to Administrator or Lender.

ARTICLE III.
CONDITIONS OF LOANS

SECTION 3.01 Conditions Precedent to Initial Borrowing. The initial Borrowing hereunder is subject to the conditions precedent that:

(a) all acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws;

(b) each of the Administrator and the Lender (or their respective agents and/or third party professional advisors) shall have completed, to its sole satisfaction, its legal, financial and business due diligence review of the Borrower, Freedom Financial and any other parties to the Transaction Documents, including, but not limited to (i) a review of the Servicing Policies and Procedures, the Servicer’s information systems and reporting capabilities and underlying Contract documentation, (ii) comprehensive background checks on the Servicer’s senior management, key employees and principals, (iii) a review of the financial statements of Freedom Financial, (iv) a review of the Organizational Documents of the Borrower and Freedom Financial;

(c) other than changes occurring in the ordinary course of business, no information or materials are or should have been available to Borrower, Freedom Financial or any other party to the Transaction Documents as of the Closing Date that are materially inconsistent with the material previously provided to the Administrator and/or the Lender (or their respective agents and/or third party professional advisors) for its due diligence review of the Borrower, Freedom Financial and any such other party;

(d) the Administrator shall have received on or before the date of such Borrowing the following items, each in form and substance satisfactory to the Administrator and the Lender, in their reasonable discretion:

(i) a copy of this Agreement duly executed by each of the parties hereto;

(ii) a certificate of the Manager of the Borrower dated the date of this Agreement, certifying (i) the names and true signatures of the incumbent officers of the Borrower authorized to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Administrator and the Lender may conclusively rely until such time as the Administrator shall receive from the Borrower a revised certificate meeting the requirements of this paragraph (b)), (ii) that the copies of the Organizational Documents of the Borrower attached thereto are complete and correct copies thereof and that such Organizational Documents have not been amended, modified or supplemented and are in full force and effect, (iii) that the copies of the Operating Documents of the Borrower attached thereto are complete and correct copies and that such Operating Documents have not been amended, modified or supplemented and are in full force and effect, and (iv) the resolutions of the Borrower’s manager approving and authorizing the execution, delivery and performance by the Borrower of this Agreement and the documents related thereto;

(iii) a certificate of the Secretary or Assistant Secretary of Freedom Financial dated the date of this Agreement, certifying (i) the names and true signatures of the incumbent officers of Freedom Financial authorized to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Administrator and the Lender may conclusively rely until such time as the Administrator shall receive from Freedom Financial a revised certificate meeting the requirements of this paragraph (b)), (ii) that the copies of the Organization Documents of Freedom Financial attached thereto are complete and correct copies thereof and that such Organizational Documents have not been amended, modified or supplemented and are in full force and effect, (iii) that the copies of the Operating Documents of Freedom Financial attached thereto are complete and correct copies and that such Operating Documents have not been amended, modified or supplemented and are in full force and effect, and (iv) the resolutions of Freedom Financial’s board of directors approving and authorizing the execution, delivery and performance by Freedom Financial of this Agreement and the documents related thereto;

(iv) good standing certificates dated as of a recent date for each of the Borrower and the Servicer issued by the Secretary of State of the State of Delaware and each other State in which the Borrower and/or the Servicer is required to be a qualified business entity to transact its business as proposed to be conducted;

(v) copies to be filed on or before the initial Borrowing Date, or to the extent available file-stamped copies, of proper financing statements (the “Facility Financing Statements”) describing the Pledged Receivables, Related Security and other Pledged Assets and naming (i) Freedom Financial as debtor/seller, the Borrower as secured party/buyer and the Administrator as the total assignee of the Borrower and (ii) the Borrower as debtor and the Administrator, on behalf of the Lender, as secured party, and other, similar instruments or documents, as may be necessary or, in the opinion of the Administrator or the Lender, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Lender’s interests in all Pledged Receivables, Related Security and other Pledged Assets;

(vi) executed lien releases, in form and substance satisfactory to the Administrator in its sole discretion, necessary to release all security interests and other rights of any Person in the Pledged Receivables, Related Security and other Pledged Assets previously granted by Freedom Financial or the Borrower, including, without limitation, with respect to the Heartland Debt which will be paid in full from the proceeds of the initial Borrowing hereunder;

(vii) certified copies of requests for information or copies (or a similar UCC search report certified by a party acceptable to the Administrator), dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements that name Freedom Financial or the Borrower (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which the Facility Financing Statements were filed, together with copies of such financing statements (none of which, other than the Facility Financing Statements, shall cover any Pledged Assets);

(viii) one or more favorable Opinions of Counsel of Shughart, Thomson & Kilroy, counsel to the Borrower and the Servicer, with respect to, among other things, the due authorization, execution and delivery by the Borrower and Servicer of, and enforceability of, this Agreement and the other Transaction Documents, the creation and perfection of the security interests in favor of Administrator (for the benefit of the Lender) in the Pledged Assets and such other matters as the Administrator may reasonably request;

(ix) any necessary third party consents to the closing of the transactions contemplated hereby;

(x) a payoff letter, in form and substance satisfactory to the Lender in its sole discretion, with respect to the Heartland Debt;

(xi) a copy of the PCA duly executed by Freedom Financial and the Borrower;

(xii) a copy of each form of Dealer Agreement pursuant to which any Receivables to be Pledged hereunder were or are to be sold by the related Dealer to Freedom Financial, as executed by such Dealer and Freedom Financial;

(xiii) the Pledge Agreement, duly executed by the parties thereto;

(xiv) the Guaranty, duly executed by the Freedom Financial;

(xv) a Note evidencing Debt up to the Maximum Principal Amount in favor of ReMark, as Lender, duly executed by the Borrower;

(xvi) the Lockbox Account Agreement, duly executed by the Servicer, the Borrower, the Lender and the Lockbox Bank; and

(xvii) a data tape, data mappings and other items deemed necessary by the Lender or the Administrator to ensure the smooth transition of servicing in the event of the occurrence of a Servicer Default.

(e) on or prior to the Closing Date, Borrower shall have delivered or caused to be delivered to the Administrator Borrower’s reasonable best estimate of the fees, costs and expenses payable by Borrower, Freedom Financial and any other party to the Transaction Documents on or before the Closing Date in connection with the transactions contemplated by the Transaction Documents (including, without limitation, the Structuring Fee); and

(f) the Administrator shall have received appropriate evidence that each of Borrower and Freedom Financial has appointed an agent in New York City for the purpose of service of process in New York City and such agent shall agree in writing to give Administrator notice of any resignation of such service agent or other termination of the agency relationship.

(g) notwithstanding anything herein to the contrary, each of the Lender and the Administrator may, in their sole discretion, waive certain of the eligibility criteria specified in Schedule V and/or certain of the criteria specified in the definition of “Overconcentration Amount” with respect to the Receivables to be funded in connection with the initial Borrowing.

SECTION 3.02 Conditions Precedent to All Borrowings. Each Borrowing (including, except as expressly set forth below, the initial Borrowing) by the Borrower from the Lender shall be subject to the conditions precedent that:

(a) with respect to such Borrowing (other than the initial Borrowing), on or prior to the date of such Borrowing, the Servicer shall have delivered to the Administrator (i) the most recent Monthly Remittance Report and Compliance Certificate required by the terms of Section 6.08(a) and (ii) the most recent Borrowing Base Certificate required by the terms of Section 6.08(b);

(b) by no later than 12:00 noon (Springfield, Missouri time) two (2) Business Days prior to the requested Borrowing Date, the Administrator shall have received (A) the Notice of Borrowing (together with the attached Interim Receivables Schedule) delivered to the Administrator pursuant to Section 2.02, appropriately completed and executed by the Borrower, and (B) a Borrowing Base Certificate for such Borrowing, together with, if the calculation of the Borrowing Base set forth in such Daily Borrowing Base Certificate includes any amount of Collections on deposit in the Collection Account, a statement of funds in the Collection Account on the date of such Borrowing;

(c) by no later than four (4) Business Days prior to the requested Borrowing Date, the Custodian shall have received the Receivable File for each Eligible Receivable to be funded on the related Borrowing Date and shall have delivered a Collateral Receipt to the Administrator pursuant to Section 6.15 confirming, among other things, that the Receivable Files received on such Borrowing Date conform with the Interim Receivables Schedule delivered to the Custodian and the Administrator;

(d) the Borrower shall have delivered to the Administrator the Assignment delivered to it on such Borrowing Date pursuant to the PCA;

(e) the representations and warranties of Freedom Financial, the Servicer and the Borrower contained in Section 4.01 shall be true and correct in all material respects, before and after giving effect to the Borrowing to take place on such Borrowing Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date;

(f) no Funding Termination Event, Event of Default or Default shall have occurred or be continuing;

(g) on and as of such Borrowing Date, after giving effect to such Borrowing, the aggregate principal amount of the Outstanding Advances shall not exceed the lesser of (x) the Maximum Facility Amount and (y) the Borrowing Base;

(h) on and as of such Borrowing Date, after giving effect to such Borrowing, Freedom Financial shall be in compliance with the financial covenants set forth in subclauses (ii), (iii) and (iv) of Section 5.08(b);

(i) all terms and conditions of the PCA required to be satisfied in connection with the transfer and sale of each Receivable being Pledged hereunder (and the Other Conveyed Property related thereto), including, without limitation, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Administrator, for the benefit of the Lender, a first priority perfected security interest in such Receivables and the Other Conveyed Property (other than with respect to any interest in Financed Vehicles included in such Other Conveyed Property, the re-issuance of the related Lien Certificates to show the Borrower or the Administrator as secured party) related thereto and the proceeds thereof shall have been made, taken or performed;

(j) each condition precedent specified in this Section 3.02 (and, on the initial Borrowing Date, Section 3.01) to such Borrowing shall have been satisfied prior to such Borrowing;

(k) no law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by the Lender in accordance with the provisions hereof;

(l) the Administrator shall have confirmed that the Interim Receivables Schedule delivered to the Administrator pursuant to Section 2.02 is accurate and correct and clear of any validation error;

(m) the Administrator shall have received all reports due pursuant to the Required Audits and all Officer’s Certificates and financial statements required to be delivered to the Administrator pursuant to Section 6.20 hereof;

(n) Freedom Financial shall have taken all steps necessary under all applicable law (including, without limitation, obtaining valid lien releases from other secured lenders) in order to cause to exist in favor of Freedom Financial a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle securing each Receivable (and the proceeds of such Financed Vehicle) being Pledged hereunder and immediately prior to the sale and/or contribution of such Receivable by Freedom Financial to the Borrower pursuant to the PCA, there shall have existed in favor of Freedom Financial as secured party, a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle securing such Receivable and the proceeds thereof (except, as to priority, for any tax liens or mechanic’s liens that may arise after the applicable date of purchase of such Receivable under the PCA), which security interest has been assigned (x) by Freedom Financial to the Borrower pursuant to the PCA and (y) by the Borrower to the Administrator (for the benefit of the Lender) pursuant to this Agreement;

(o) None of the Borrower, the Servicer or any of their respective Affiliates shall have suffered any material adverse change to its property, business, condition (financial or otherwise), prospects or operations or there shall have occurred any other event which could reasonably be expected to have a Material Adverse Effect on the enforceability, marketability or collectability of the Pledged Receivables or the Borrower’s or the Servicer’s ability to conduct its business or perform its obligations under this Agreement or any other Transaction Document, in each case as determined by the Administrator or the Lender in its sole discretion;

(p) there shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Government Entity that, in the reasonable opinion of Administrator, singly or in the aggregate, materially impairs the transactions contemplated by the Transaction Documents or that could have a Material Adverse Effect;

(q) the Administrator shall have received executed lien releases, in form and substance satisfactory to the Administrator in its sole discretion, necessary to release all security interests and other rights of any Person in the Pledged Receivables, Related Security and other Pledged Assets previously granted by Freedom Financial or the Borrower; and

(r) For each Borrowing other than the initial Borrowing, the Administrator shall have received on or before the date of such Borrowing, the Warrants, duly executed by Freedom Financial in favor of the Lender or its designee.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of Freedom Financial, the Servicer and the Borrower. Each of Freedom Financial, the Servicer, and the Borrower, as the case may be, hereby continuously represents and warrants as to itself, to the Administrator and the Lender, as follows:

(a) Each Pledged Receivable is an Eligible Receivable.

(b) Each of the Servicer and the Borrower, as applicable, is an entity duly incorporated, formed or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization and has the power and all licenses necessary to own its assets and to transact the business in which it is presently engaged (which includes, in the case of the Servicer, servicing Receivables on behalf of third parties and itself), and is duly qualified and in good standing under the laws of each jurisdiction where its ownership of the Pledged Receivables requires such qualification except where failure to obtain such licenses or to be so qualified would not have a Material Adverse Effect.

(c) Each of the Servicer and the Borrower has the power and authority to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and, in the case of the Borrower, to grant to the Administrator, for the benefit of the Lender, a first priority perfected security interest in the Pledged Assets on the terms and conditions of this Agreement. This Agreement and each of the Transaction Documents to which the Servicer or Borrower is a party constitutes the legal, valid and binding obligation of the Servicer and Borrower, as applicable, enforceable against them in accordance with their respective terms except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors’ rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law). No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower or the Servicer of this Agreement or any Transaction Document to which it is a party, or the validity or enforceability of this Agreement or any such Transaction Document or the Pledged Receivables, other than such as have been met or obtained.

(d) The execution, delivery and performance of this Agreement, the other Transaction Documents and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the pledge of the Pledged Assets will not (i) with respect to the Servicer or the Borrower, create any Adverse Claim on the Pledged Assets other than as contemplated herein or (ii) violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or formation or by-laws of the Servicer or the Borrower or any mortgage, indenture, contract or other agreement to which the Servicer or the Borrower is a party or by which the Servicer or the Borrower or any property or assets of the Servicer or the Borrower may be bound if any such violation could reasonably be expected to cause a Material Adverse Effect.

(e) No litigation or administrative proceedings of or before any courts, tribunals or governmental bodies are presently pending or, to the knowledge of the Servicer or the Borrower, threatened against the Servicer or the Borrower or any properties of the Servicer or the Borrower or with respect to this Agreement which, if adversely determined, could, individually or in the aggregate, reasonably be expected to (i) result in one or more judgments for payment of money in excess of (x) with respect to the Servicer, $50,000, or (y) with respect to the Borrower, $5,000, or (ii) otherwise have a Material Adverse Effect.

(f) Neither Freedom Financial nor Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its contractual obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

(g) In selecting the Receivables to be Pledged pursuant to this Agreement, no selection procedures were employed by Freedom Financial that were intended to be adverse to the interests of the Lender.

(h) The sale of the Pledged Receivables by Freedom Financial to the Borrower pursuant to the PCA and the related Assignment is in the ordinary course of business of Freedom Financial and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction. Freedom Financial has received fair and adequate consideration and reasonably equivalent value in exchange for the Pledged Receivables sold by it to the Borrower under the PCA and the related Assignment.

(i) The grant of the security interest in the Pledged Assets by the Borrower to the Administrator for the benefit of the Lender pursuant to this Agreement is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction. No such Pledged Assets have been sold, transferred, assigned or pledged by the Borrower to any Person other than the Pledge of such Assets to the Administrator for the benefit of the Lender pursuant to the terms of this Agreement.

(j) The Borrower has no Debt, other than Debt incurred under (or contemplated by) the terms of this Agreement.

(k) The Borrower has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and the other Transaction Documents. The Borrower has no subsidiaries and has engaged in no business activities other than those expressly contemplated in this Agreement and the PCA.

(l) No injunction, writ, restraining order or other order of any nature materially and adversely affects the Servicer’s or the Borrower’s performance of their respective obligations under this Agreement or any Transaction Document to which the Servicer or Borrower is a party.

(m) Each of the Servicer and the Borrower has filed (on a consolidated basis or otherwise) on a timely basis all tax returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Servicer or the Borrower, as applicable. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Servicer or the Borrower, as applicable, in connection with the execution and delivery of this Agreement and the Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

(n) The Borrower’s legal name as of the date hereof is as set forth in the signature pages of this Agreement, the Borrower’s only jurisdiction of formation as of the date hereof is Delaware, and the Borrower has not changed (i) its jurisdiction of formation or (ii) its name since the date hereof, except to the extent that the Administrator has received prior written notice of such change. The Servicer’s legal name as of the date hereof is as set forth in the signature pages of this Agreement, the Servicer’s only jurisdiction of incorporation as of the date hereof is Delaware, and the Servicer has not changed (x) its jurisdiction of incorporation or (y) its name since the date hereof, except to the extent that the Administrator has received prior written notice of such change. Neither the Borrower nor the Servicer uses any tradenames, fictitious names, assumed names or “doing business as” names other than as disclosed on Schedule VI annexed hereto.

(o) Each of the Servicer and the Borrower is solvent and will not become insolvent after giving effect to the transactions contemplated hereby; each of the Servicer and the Borrower is paying its debts as they become due; and each of the Servicer and the Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

(p) No Notice of Borrowing, Borrowing Base Certificate, Monthly Remittance Report and Compliance Certificate, information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Borrower or the Servicer to the Administrator or the Lender in connection with this Agreement is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed in writing to the Administrator or the Lender, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(q) No proceeds of any Advances have been used (i) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or (ii) for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System of the United States.

(r) There are no agreements in effect adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Pledged Assets contemplated by Section 2.08.

(s) The Borrower is not an “investment company” or an “affiliated person” of or “promoter” or “principal underwriter” for an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, nor is the Borrower otherwise subject to regulation thereunder.

(t) No Funding Termination Event, Event of Default or Default has occurred and is continuing.

(u) Each of the Pledged Receivables was underwritten and is being serviced in conformance with Freedom Financial’s standard underwriting, credit, collection, operating and reporting procedures and systems (including, without limitation, the Servicing Policies and Procedures, the Deferment Policy and the Underwriting Guidelines).

(v) Neither Freedom Financial nor any Affiliate of Freedom Financial (including, without limitation, Borrower) maintains any Benefit Plans, other than a health insurance plan and a group term life insurance plan, and Freedom Financial agrees to notify the Administrator in writing in advance of forming any Benefit Plans. Neither Freedom Financial nor any Affiliate of Freedom Financial (including, without limitation, Borrower) has any obligations or liabilities with respect to any Benefit Plans, nor have any such Persons had any obligations or liabilities with respect to any Benefit Plans during the five year period prior to the date this representation is made or deemed made. Freedom Financial will give written notice to the Administrator if at any time it or any Affiliate has any obligations or liabilities with respect to any Benefit Plans.

(w) There is not now, nor will there be at any time in the future, any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

(x) There has been no material adverse change in or to (i) the property, business, condition (financial or otherwise), prospects or operations of Freedom Financial since the date of Freedom Financial’s most recent audited financial statements delivered to the Administrator, (ii) the property, business, condition (financial or otherwise), prospects or operations of the Borrower since the date of the Borrower’s organization, (iii) the enforceability, marketability or collectability of the Pledged Receivables or (iv) the Borrower’s or Freedom Financial’s ability to conduct its business or perform its obligations under this Agreement or any other Transaction Document.

(y) No later than the billing cycle immediately following the related Borrowing Date, the Servicer will instruct all Obligors to remit all payments in respect of the Pledged Receivables directly to the Lockbox Account.

(z) All amounts due and owing to a Dealer by Freedom Financial in connection with the purchase by Freedom Financial of a Receivable from such Dealer were paid to such Dealer prior to the purchase by, or contribution to, the Borrower of such Receivable pursuant to the PCA. Neither Freedom Financial nor the Borrower has any obligation to any Dealer with respect to any Dealer participations, any Dealer discounts or any other amounts owed to a Dealer in respect of the Pledged Receivables.

(aa) Except for the fees payable to Falcon Bridge Capital Markets, no broker’s or finder’s fee or commission will be payable with respect to any of the transactions contemplated by the Transaction Documents.

(bb) No representation or warranty of any of Freedom Financial or Borrower contained in any Transaction Document or in any other documents, certificates or written statements furnished to Administrator, Custodian or Lender by or on behalf of Freedom Financial or Borrower for use in connection with the transactions contemplated thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Freedom Financial or Borrower to be reasonable at the time made. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Freedom Financial or Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Administrator, Custodian or Lender for use in connection with the transactions contemplated by the Transaction Documents.

(cc) To the extent applicable, each of Freedom Financial and the Borrower are in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No proceeds of any Advance will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE V.
GENERAL COVENANTS OF THE BORROWER AND FREEDOM FINANCIAL

SECTION 5.01 General Covenants.

(a) General Covenants of the Borrower.

(i) The Borrower will observe all entity procedures required by its Operating Documents, its Organizational Documents and the laws of its jurisdiction of formation. The Borrower will maintain its existence in good standing under the laws of its jurisdiction of organization and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it does business and in which it is required to so qualify.

(ii) Except as contemplated by the Transaction Documents, the Borrower shall not enter into any transactions with its shareholders, directors, officers, employees, and relatives thereof or subsidiaries or Affiliates, without the prior written consent of the Administrator and Lender;

(iii) Except as contemplated by the Transaction Documents, the Borrower shall not sell all (or substantially all) of its assets without the prior written consent of the Administrator and Lender;

(iv) The Borrower shall not, in any capacity, initiate a voluntary bankruptcy filing;

(v) The Borrower shall not use criteria for identifying Receivables to fund on any Borrowing Date that are adverse to the Lender’s interests and thereby result in the selection of Receivables that are, in any material respect, less desirable or of lower market value than comparable automobile receivables owned by Freedom Financial or pledged to any other secured lender of Freedom Financial;

(vi) Except as otherwise provided herein or in any other Transaction Document, the Borrower shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Pledged Receivable, any Collections related thereto or any other Pledged Assets related thereto, or upon or with respect to any account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof, (ii) create or suffer to exist any Adverse Claim upon or with respect to any of the Borrower’s assets or (iii) authorize the filing of, or otherwise suffer to exist, any financing statements against the Borrower that include a description of any portion of the Pledged Assets.

(vii) The Borrower will not merge or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person, other than the security interests granted pursuant to this Agreement without the prior written consent of the Administrator.

(viii) The Borrower will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the PCA in any manner other than the sale or contribution of Receivables and Other Conveyed Property by Freedom Financial to the Borrower, it being understood that the Advances to the Borrower under this Agreement will be treated as debt on the consolidated financial statements of Freedom Financial.

(ix) The Borrower will not amend, modify, waive or terminate any terms or conditions of the PCA without the written consent of the Administrator and shall perform its obligations thereunder.

(x) The Borrower will not amend, modify or otherwise make any change to any of its Organizational Documents or Operating Documents without the prior written consent of the Administrator.

(xi) If the Borrower receives any Collections, the Borrower will remit such Collections to the Collection Account within one (1) Business Day of its receipt thereof.

(xii) The Borrower shall deliver or cause to be delivered to the Custodian in accordance with Section 6.15 hereof each item required to be contained in the Receivable File of each of the Receivables being pledged to the Administrator on any Borrowing Date.

(xiii) The Borrower shall deliver to the Administrator on each Borrowing Date the Assignment delivered to it on such Borrowing Date pursuant to the PCA.

(xiv) The Borrower will operate its business and activities so that it does not (i) engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the other Transaction Documents, or (ii) create, incur, guarantee, assume or suffer to exist any Debt or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of Obligations under this Agreement, (3) the incurrence of Obligations, as expressly contemplated in the PCA, to make payment to Freedom Financial thereunder for the purchase of Receivables from Freedom Financial under the PCA and for Collections received not on the account of a Receivable sold or contributed to the Borrower thereunder, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement.

(xv) The Borrower shall not declare or make any distributions in respect of its member interests if a Funding Termination Event, Event of Default or Default shall then exist or would exist as a result thereof.

(xvi) The Borrower shall at all times comply in all material respects with all requirements of federal, state and local laws, and regulations thereunder, that are applicable to the conduct of its business.

(xvii) The Borrower hereby agrees to deliver to Administrator and Lender financing statements, continuation statements and other documents, agreements, and instruments, in form acceptable to Administrator and Lender, and do such further acts, as Administrator (at the direction of Lender) or Lender may from time to time reasonably request or which are reasonably necessary to establish and maintain a valid and perfected security interest in the Pledged Assets (and to pay any filing fees relative thereto) or to further assure or confirm Administrator’s and Lender’s rights hereunder. Without limiting the foregoing, the Borrower authorizes Administrator and Lender, to the extent permitted by law, to file such financing statements and amendments thereto and continuations thereof relating to all or any part of the Pledged Assets without the signature or any further action of Borrower (including, to the extent permitted by law, to file a photographic or other reproduction of this Agreement). In addition, the Borrower agrees at any time and from time to time upon not less than ten (10) days’ prior notice by Administrator or Lender to Borrower, to execute, acknowledge and deliver to Administrator or Lender or any other party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto) and stating whether or not any default or Event of Default has occurred, and, if so, specifying each such default or Event of Default.

(xviii) The Borrower will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrator may reasonably request in order to effect fully the purposes of this Agreement and the related Transaction Documents.

(b) General Covenants of Freedom Financial.

(i) Freedom Financial will observe all entity procedures required by its Operating Documents, its Organizational Documents and the laws of its jurisdiction of incorporation. Freedom Financial will maintain its existence in good standing under the laws of its jurisdiction of incorporation and will promptly obtain and thereafter maintain qualifications to do business as a foreign corporation in any other state in which it does business and in which it is required to so qualify;

(ii) Freedom Financial shall at the end of each fiscal quarter commencing March 31, 2008, have and maintain a Tangible Net Worth in an amount which shall not be less than an amount (the “Minimum Tangible Net Worth Amount”) equal to $7,500,000. Such amount shall be calculated in accordance with GAAP as in effect as of the date hereof, consistently applied;

(iii) Freedom Financial, together with its consolidated subsidiaries, shall at all times maintain a ratio of (a) Debt to (b) the sum of (x) Tangible Net Worth and (y) subordinated Debt, not to exceed 2:1;

(iv) Freedom Financial, together with its consolidated subsidiaries, shall at all times maintain unrestricted cash and cash equivalents in an amount not less than $500,000;

(v) Freedom Financial will not incur any Debt (except as contemplated under the Guaranty) in excess of $75,000 in the aggregate without the prior written consent of the Lender;

(vi) Freedom Financial shall cause all of the Existing Subordinated Debt, if any, to remain outstanding in full until the Termination Date; provided that Freedom Financial may convert any such Existing Subordinated Debt into equity of Freedom Financial;

(vii) Freedom Financial shall not enter into any transactions with its shareholders, directors, officers, employees, and relatives thereof or subsidiaries or Affiliates which would have a Material Adverse Effect, except in the normal course of its business on an “arm’s length” basis, without the prior written consent of the Lender;

(viii) Except as contemplated by the Transaction Documents, Freedom Financial shall not (x) sell all (or substantially all) of its assets or (y) transfer or sell, directly or indirectly, any of its assets to TCG, in each case without the prior written consent of the Lender;

(ix) Freedom Financial shall not, in any capacity, initiate bankruptcy proceedings against the Borrower or to consent to any voluntary bankruptcy filing by the Borrower, except with the prior written consent of the Administrator;

(x) Freedom Financial will, to the extent necessary, maintain separate records on behalf of and for the benefit of the Administrator and the Lender, will act in accordance with instructions and directions, delivered in accordance with the terms hereof, from the Administrator and the Lender in connection with its servicing of the Pledged Receivables hereunder, and will ensure that, at all times when it is dealing with or in connection with the Pledged Receivables in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.

(xi) Freedom Financial shall, to the extent required by applicable law, disclose all material transactions associated with this transaction in appropriate regulatory filings and public announcements. The annual financial statements of Freedom Financial (including any consolidated financial statements) shall disclose the effects of the transactions contemplated by the PCA as a sale and/or contribution of Receivables and Other Conveyed Property and the annual financial statements of the Borrower shall disclose the effects of the transactions contemplated by this Agreement as a loan to the extent required by and in accordance with generally accepted accounting principles, it being understood that the Advances to the Borrower under this Agreement will be treated as debt on the consolidated financial statements of Freedom Financial.

(xii) Freedom Financial, in its capacity as Servicer, shall comply in all material respects with all provisions of the Servicing Policies and Procedures to the extent consistent with the provisions of Article VI. Freedom Financial shall not make or allow to be made any material modification or amendment to the Servicing Policies and Procedures, the Deferment Policy or the Underwriting Guidelines, in each case without the prior written consent of the Lender and the Administrator.

(xiii) No later than the billing cycle immediately following the related Borrowing Date, Freedom Financial, in its capacity as Servicer, shall direct and cause each Obligor to remit all payments in respect of the Pledged Receivables to the Lockbox Account.

(xiv) Freedom Financial shall not declare or make any dividend or distribution in respect of any class of capital stock of Freedom Financial unless no Default or Event of Default shall have occurred and be continuing and, after taking into account the effect of such distribution, Freedom Financial shall have a Tangible Net Worth which shall be equal to, or greater than, the Minimum Tangible Net Worth Amount.

(xv) Freedom Financial, in its capacity as Originator, shall comply in all material respects with all provisions of the Underwriting Guidelines.

(xvi) Freedom Financial shall not make or permit to be made any amendment to any Dealer Assignment or any Dealer Agreement without the prior written consent of the Administrator.

(xvii) Freedom Financial shall at all times comply in all material respects with all requirements of federal, state and local laws, and regulations thereunder, that are applicable to the conduct of its business (including, without limitation but only if and to the extent applicable, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and all other credit laws and equal credit opportunity and disclosure laws and any regulations promulgated thereunder).

(xviii) Freedom Financial will not permit the weighted average cash interest rate payable by the Obligors under any Pledged Receivables as of the last day of any fiscal quarter to be less than 18.0% per annum.

(xix) Freedom Financial will not make or permit to be made any amendment, modification or other change to any of Organizational Documents or Operating Documents of the Borrower without the prior written consent of the Administrator, which shall not be unreasonably withheld.

(xx) On or prior to February 28, 2008, Freedom Financial will implement or cause to be implemented each of the actions recommended in the Recommended Compliance Action Plan attached hereto as Exhibit H.

(xxi) Freedom Financial will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrator may reasonably request in order to effect fully the purposes of this Agreement and the related Transaction Documents.

SECTION 5.02 Separateness Covenants. Borrower acknowledges that the Administrator and the Lender are entering into this Agreement in reliance upon Borrower’s identity as a legal entity that is separate from any other Person. Therefore, from and after the date of this Agreement, Borrower shall take all reasonable steps, including without limitation, all steps that the Administrator or the Lender may from time to time reasonably request, to maintain Borrower’s identity as a separate legal entity and to make it manifest to third parties that Borrower is a separate legal entity. Without limiting the generality of the foregoing, Borrower agrees that it has not and shall not:

(a) engage in any business or activity other than the ownership and maintenance of the Pledged Assets, and activities incidental thereto;

(b) acquire or own any material asset other than the Pledged Assets;

(c) merge into or consolidate with any Person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, in each case without Lender’s consent;

(d) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, amend, modify, change, repeal, terminate or fail to comply with the provisions of Borrower’s certificate of organization, limited liability company agreement or similar organizational documents, as the case may be; provided, however, Borrower may amend its operating agreement without Lender’s’ consent (i) to cure any ambiguity, (ii) with respect to administrative matters, (iii) to convert or supplement any provision in a manner consistent with the intent of this Agreement, or (iv) if the amendment will not have a Material Adverse Effect;

(e) own any subsidiary or make any investment in, any Person or entity without the consent of Lender;

(f) commingle its assets with the assets of any of its members, affiliates, principals or of any other Person or entity;

(g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Advances provided by Administrator or Lender to Borrower pursuant to this Agreement;

(h) fail to remain solvent;

(i) fail to maintain its records, books of account and bank accounts separate and apart from those of the members, principals and affiliates of Borrower or the affiliates of a member of Borrower or any other Person;

(j) except as otherwise expressly permitted by the Transaction Documents, enter into any contract or agreement with any Affiliate except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any Affiliate or fail to maintain separate financial statements from those of its Affiliates; provided, however, the Borrower’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements contain a footnote indicating that the Borrower is a separate legal entity and that it maintains separate books and records;

(k) seek the dissolution or winding up in whole, or in part, of Borrower or take any action that would cause such entity to become insolvent;

(l) fail to correct any known misunderstandings regarding the separate identity of Borrower or any Affiliate, as the case may be;

(m) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(n) assume or guaranty the debts of any other Person (other than as provided for in the Transaction Documents), hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person (other than as provided in the Transaction Documents);

(o) make any loans or advances to any third party, including any Affiliate;

(p) fail to either file its own tax returns or file a consolidated federal income tax return with another Person (unless prohibited or required, as the case may be, by applicable law);

(q) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or Person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any Affiliate of Borrower);

(r) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(s) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(t) share any common logo with or hold itself out as or be considered as a department or division of any principal, member or affiliate of Borrower or any other Person or entity;

(u) fail to allocate fairly and reasonably shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

(v) acquire obligations or securities of its members, shareholders of other affiliates, as applicable;

(w) account for or treat (whether in financial statements or otherwise) the transactions contemplated by the PCA in any manner other than the sale of the Receivables and the Other Conveyed Property to the Borrower or in any other respect account for or treat the transactions contemplated therein in any manner other than as a sale of the Receivables and the Other Conveyed Property to Borrower;

(x) make any revision or amendment to the PCA without the consent of the Lender, which consent shall not be unreasonably withheld; and

(y) fail to cause its members, managers, directors, officers, agents and other representatives to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of such entity.

In the event of any inconsistency between the covenants set forth in this Section 5.02 and the other covenants set forth in this Agreement, or in the event that any covenant set forth in this Section 5.02 poses a greater restriction or obligation than is set forth elsewhere in this Agreement, the covenants set forth in this Section 5.02 shall control.

ARTICLE VI.
ADMINISTRATION AND SERVICING; CERTAIN COVENANTS

SECTION 6.01 Appointment and Designation of the Servicer.

(a) The Borrower, the Lender and the Administrator hereby appoint the Servicer as their agent to service, administer and collect the Pledged Receivables and otherwise to enforce their respective rights and interests in and under the Pledged Receivables and the other Pledged Assets, and the Servicer hereby accepts such appointment and agrees to perform the duties and obligations of the Servicer pursuant to the terms hereof at all times until the earlier of the Administrator’s designation of a new Servicer as provided herein, the delivery by the Administrator of its consent to the appointment by the Borrower of a Successor Servicer or the Final Payment Date. The Servicer shall collect such Pledged Receivables under the conditions referred to above by means of the collection procedures as set forth in the Servicing Policies and Procedures, to the extent consistent with the provisions of this Article VI. The Servicer’s authorization under this Agreement shall terminate on the Final Payment Date. Upon the occurrence and during the continuance of any Servicer Default or any Event of Default, the Administrator may at any time (with the approval of the Lender) terminate Freedom Financial or any Successor Servicer as Servicer and designate as Servicer any Person to succeed Freedom Financial or any Successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

(b) The Servicer is hereby authorized to act for the Borrower and the Administrator and in such capacity shall manage, service, administer and make collections on the Pledged Receivables, and perform the other actions required by the Servicer under this Agreement for the benefit of the Administrator and the Lender. The Servicer agrees that its servicing of the Pledged Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts with credit characteristics similar to those of the Pledged Receivables and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others in accordance with the Servicing Policies and Procedures and, to the extent more exacting, the requirements of this Article VI (the “Servicing Standard”). The Servicer’s duties shall include, without limitation, (i) collection and posting of all payments, (ii) responding to inquiries of Obligors on the Pledged Receivables, (iii) investigating delinquencies on the Pledged Receivables, (iv) sending payment statements or payment books to Obligors, (v) reporting any required tax information to Obligors, (vi) policing the collateral, (vii) accounting for collections, (viii) furnishing Notices of Borrowing, Borrowing Base Certificates and Monthly Remittance Report and Compliance Certificates to the Administrator, (ix) monitoring the status of Insurance Policies with respect to the Financed Vehicles, and (x) performing the other duties specified herein, all of which shall be performed in accordance with the Servicing Standard. The Servicer shall also administer and enforce the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies in accordance with the Servicing Standard.

(c) To the extent consistent with the Servicing Standard, the Servicer shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The Servicer is authorized to release Liens on Financed Vehicles in order to collect insurance proceeds with respect thereto and to liquidate such Financed Vehicles in accordance with the Servicing Standard; provided, however, that notwithstanding the foregoing, without the prior written consent of the Administrator, the Servicer shall not, (i) except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Pledged Receivable or (ii) waive the right to collect the unpaid balance of any Pledged Receivable from such Obligor, except that, subject to Section 6.02(a), the Servicer may forego collection efforts if the amount that the Servicer expects to realize in connection with such collection efforts is determined by the Servicer to be less than the reasonably expected costs of pursuing such collection efforts, and if the Servicer would forego such collection efforts in accordance with the Servicing Standard. The Servicer is hereby authorized to commence, in its own name or in the name of the Borrower, the Administrator or the Lender (provided that if the Servicer is acting in the name of the Borrower, the Administrator or the Lender, the Servicer shall have obtained the Borrower’s, the Administrator’s or the Lender’s consent, as the case may be), a legal proceeding to enforce a Pledged Receivable or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Pledged Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Borrower, the Administrator or the Lender, as the case may be, shall thereupon be deemed to have automatically assigned such Pledged Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Borrower, the Administrator or the Lender, as the case may be, to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Borrower, the Administrator or the Lender, as the case may be, shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request in writing and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

SECTION 6.02 Collection of Receivable Payments; Modification and Amendment of Receivables.

(a) On the Closing Date, the Servicer shall establish and shall thereafter cause to be maintained a lockbox account (the “Lockbox Account”) in the name of the Servicer for the benefit of the Administrator and the Lender at a bank local to the Servicer and acceptable to the Administrator, in its sole discretion (the “Lockbox Bank”). The Lockbox Account shall be subject to an account control agreement (the “Lockbox Account Control Agreement”) by and among the Servicer, the Borrower, the Administrator and the Lockbox Bank, in form and substance satisfactory to the Administrator, in its sole discretion. All expenses incurred in connection with the establishment and maintenance of the Lockbox Account shall be borne by the Borrower. On the Closing Date, the Administrator shall establish and shall thereafter cause to be maintained a collection account (the “Collection Account”) in the name of the Administrator for the benefit of the Lender at a bank local to the Administrator and acceptable to the Lender, in its sole discretion (the “Administrator’s Bank”). By no later than the billing cycle immediately following the related Borrowing Date, the Servicer shall direct the Obligor of each Pledged Receivable to forward all payments and other amounts in respect of each related Contract (x) by direct deposit from the Obligor’s bank account to the Lockbox Bank or (y) by check, to be sent directly to the Lockbox Bank, in each case for deposit into the Lockbox Account. The Servicer shall cause the Lockbox Bank to transfer all cleared Collections from the Lockbox Account to the Collection Account on a daily basis. The Servicer shall deposit or cause to be deposited any Collections received by it into the Lockbox Account, without deposit into any intervening account, no later than one (1) Business Day after its receipt thereof. No Person other than the Administrator shall have the authority to withdraw or direct disposition of funds in the Lockbox Account or the Collection Account. All expenses incurred in connection with the establishment and maintenance of the Lockbox Account and the Collection Account shall be borne by the Borrower.

(b) Consistent with the Servicing Standard and the Servicing Policies and Procedures, the Servicer shall make commercially reasonable efforts to collect all payments called for under the terms and provisions of the Pledged Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Pledged Receivables, the Dealer Agreements, the Dealer Assignments and the Insurance Policies in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Borrower and the Lender with respect thereto.

(c) The Servicer may only permit amendments or other modifications to a Pledged Receivable (other than extensions) in accordance with the Servicing Policies and Procedures.

(d) The Servicer may only grant payment extensions on a Pledged Receivable in accordance with the Deferment Policy.

SECTION 6.03 Realization Upon Receivables.

(a) Consistent with the Servicing Standard, the Servicer shall use commercially reasonable efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Pledged Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Pledged Receivable but in no event later than thirty (30) days after such determination or an earlier date that would be customary under the circumstances involved and, in any case, in a manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Borrower and the Lender with respect thereto. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the Servicing Standard, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, selling the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such Pledged Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Pledged Receivable by an amount greater than the amount of such expenses. All Liquidation Proceeds shall be remitted directly by the Servicer to the Lockbox Account without deposit into any intervening account as soon as practicable, but in no event later than one (1) Business Day after receipt thereof. The Servicer shall pay on behalf of the Borrower any personal property, franchise or other taxes assessed on repossessed Financed Vehicles from moneys collected in respect thereof.

(b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Borrower, the Administrator and the Lender of their rights under such Dealer Agreement and Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Borrower, at the Servicer’s expense, shall take such steps as the Servicer deems necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name. All amounts recovered shall be remitted directly by the Servicer to the Lockbox Account without deposit into any intervening account as soon as practicable, but in no event later than one (1) Business Day after receipt thereof.

SECTION 6.04 Insurance Regarding Financed Vehicles.

(a) Without limiting the effect of any other provision hereof, the Servicer shall monitor the status of the Insurance Policies in accordance with the Servicing Policies and Procedures and the Servicing Standard. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage insurance policy covering the related Financed Vehicle which satisfies the conditions set forth in Item 9 of Schedule V hereto (including during the repossession of such Financed Vehicle), the Servicer shall use commercially reasonable efforts to enforce all rights under the related Contract to ensure that the Obligor obtains such physical loss and damage insurance; provided, however, in no event shall the Servicer be required to obtain any such insurance on the Obligor’s behalf and at the Obligor’s expense in the event the Obligor fails to obtain any such insurance. In addition, the Servicer shall be responsible for tracking the expiration dates of any insurance certificates delivered to the Custodian as part of a Receivable File and delivering to the Custodian on or before each Monthly Reporting Date a data file that indicates the status of effectiveness of the Insurance Policies for the Financed Vehicles with respect to each Pledged Receivable.

(b) The Servicer may and, upon the request of the Administrator, shall, sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Borrower, the Administrator and the Lender. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Borrower, the Administrator and the Lender under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Borrower shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name.

SECTION 6.05 Maintenance of Security Interests in Financed Vehicles.

(a) The Servicer and the Borrower shall take all steps necessary under all applicable law (including, without limitation, obtaining valid lien releases from other secured lenders) in order to cause a valid, subsisting and enforceable first priority perfected security interest to exist in the Borrower’s favor in the Financed Vehicle securing each Receivable (and the proceeds of such Financed Vehicle) being Pledged hereunder to secure an Advance on the Borrowing Date thereof or the Borrowing Date on which such Receivable is Pledged hereunder so that immediately prior to the Pledge of such Receivable by the Borrower to the Administrator (for the benefit of the Lender) and at all times thereafter, there shall exist in favor of the Borrower as secured party, a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle securing such Receivable and the proceeds thereof (except as to priority, for any tax liens or mechanic’s liens that may arise after the applicable date of purchase of such Receivable under the PCA); provided, however, that the foregoing shall not be construed to require the re-issuance of the Lien Certificate relating to such Financed Vehicles to show the Borrower or Administrator as secured party unless the Administrator, in is sole discretion, determines that the failure to do so would have a Material Adverse Effect; and

(b) The Servicer and the Borrower shall take all steps necessary under all applicable law in order to cause to exist in favor of the Administrator, for the benefit of the Lender, a valid, subsisting and enforceable first priority perfected security interest in the first priority perfected security interest of the Borrower in the Financed Vehicle securing any Receivable (and the proceeds of such Financed Vehicle) being Pledged hereunder to secure an Advance on the Borrowing Date thereof or the Borrowing Date on which such Receivable is Pledged hereunder so that upon the Pledge of such Receivable by the Borrower to the Administrator (for the benefit of the Lender), there shall exist in favor of the Administrator (for the benefit of the Lender) as secured party, a valid, subsisting and enforceable first priority perfected security interest in the first priority perfected security interest of the Borrower in the Financed Vehicle securing such Receivable and the proceeds thereof, and such security interest is and shall be prior to all other liens upon and security interests in the first priority perfected security interest of the Borrower in such Financed Vehicle and the proceeds thereof that now exist or may hereafter arise or be created (except, as to priority, for any tax liens or mechanic’s liens that may arise after the applicable date of purchase of such Receivable under the PCA).

(c) The Servicer shall take all steps as are necessary to maintain perfection of the security interest in each Financed Vehicle related to a Pledged Receivable (and the proceeds of such Financed Vehicle) on behalf of the Borrower and to maintain perfection of the security interest of the Administrator, on behalf of the Lender, in the Borrower’s security interest in each such Financed Vehicle (and the proceeds thereof), including but not limited to obtaining the execution by the Obligors and the Borrower and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain such security interests granted by the Obligors and the Borrower. Without limiting the generality of the foregoing, the Borrower and the Administrator each hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect the security interest in any Financed Vehicle (and the proceeds thereof) on behalf of the Borrower, and the security interest of the Administrator (on behalf of the Lender) in the Borrower’s security interest in such Financed Vehicle, as necessary because of the relocation of such Financed Vehicle or for any other reason.

(d) In the event that the sale or contribution of a Receivable by Freedom Financial to the Borrower under the PCA and the pledge of such Receivable by the Borrower to the Administrator, for the benefit of the Lender, hereunder are insufficient, without a notation on the related Financed Vehicle’s Lien Certificate, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle (and the proceeds thereof) in favor of the Borrower or to perfect a security interest in the Borrower’s security interest in the related Financed Vehicle (and the proceeds thereof) in favor of the Administrator, for the benefit of the Lender, the parties hereto agree that Freedom Financial’s designation as the secured party on the Lien Certificate with respect to such Financed Vehicle is in its capacity as agent of the Borrower and the Administrator, for the benefit of the Lender, as their interests may appear.

(e) Upon the reasonable request of the Lender (or the Administrator on behalf of the Lender), the Servicer shall promptly take all such additional steps, if any, as are necessary to create and maintain perfection of the security interest in the Financed Vehicle related to each Pledged Receivable (and the proceeds of such Financed Vehicle) on behalf of the Borrower and to create and maintain perfection of the security interest in the Borrower’s security interest in the Financed Vehicle related to each Pledged Receivable (and the proceeds of such Financed Vehicle) on behalf of the Administrator, for the benefit of the Lender, including, if required by applicable law, having a notation of the Borrower’s and/or the Administrator’s respective security interest recorded on such Financed Vehicle’s Lien Certificate.

SECTION 6.06 Pledged Receivable Collections. The Servicer shall deposit into the Lockbox Account, without deposit into any intervening account, all Collections received by it no later than one (1) Business Day after its receipt thereof. Until the Final Payment Date, none of Freedom Financial, the Borrower or the Servicer shall have any rights of direction or withdrawal with respect to amounts held in the Lockbox Account or the Collection Account.

SECTION 6.07 Servicing Expense. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor, except with respect to reasonable expenses of the Servicer incurred in connection with the repossession and disposition of any Financed Vehicle (which the Servicer may retain from the related Liquidation Proceeds). The Servicer shall not be entitled to any compensation for its services hereunder, however, any successor Servicer, including the Administrator in such capacity, shall be entitled to the Successor Servicing Fee, payable in accordance with Section 2.04(a).

SECTION 6.08 Reporting Obligations of the Servicer.

(a) On or before each Monthly Reporting Date, the Servicer shall prepare and deliver or have delivered to the Administrator for the Lender, (i) a Monthly Remittance Report and Compliance Certificate and any other information reasonably requested by the Administrator relating to all Pledged Receivables, all information in the Monthly Remittance Report and Compliance Certificate and all other such information to be accurate as of the last day of the immediately preceding Remittance Period, (ii) a Receivables Schedule, all information in such Receivables Schedule to be accurate as of the last day of the immediately preceding Remittance Period, and (iii) in an electronic format mutually acceptable to the Servicer and the Administrator, all other information with respect to the Pledged Receivables which was necessary for the preparation by the Servicer of the Monthly Remittance Report and Compliance Certificate. If any Monthly Remittance Report and Compliance Certificate indicates the existence of a Borrowing Base Deficiency, the Borrower will cure such Borrowing Base Deficiency in accordance with Section 2.04(b) hereof. Upon request of the Administrator, the Servicer will deliver to the Administrator a Receivables Schedule identifying the Pledged Receivables (and any information with respect thereto requested by the Administrator) as of the date specified in such request. In addition, upon request of the Administrator, the Servicer will provide the Administrator with any information requested by the Administrator relating to any Receivables then being serviced by the Servicer.

(b) (i) By no later than the fourth (4th) Business Day prior to each Borrowing Date, the Servicer shall prepare and deliver or have delivered to the Administrator, for the benefit of the Lender, an updated data file with respect to the Pledged Receivables and the Eligible Receivables to be funded on such Borrowing Date, and (ii) by no later than 12:00 Noon (Springfield, Missouri time) on the second (2nd) Business Day prior to each Borrowing Date, the Servicer shall prepare and deliver or have prepared and delivered to the Administrator, for the benefit of the Lender, a Borrowing Base Certificate which shall demonstrate that, after giving effect to the applicable Borrowing requested by the Borrower on such Borrowing Date, the Facility Amount will not exceed the lesser of (x) the Maximum Facility Amount and (y) the Borrowing Base. If such Borrowing Base Certificate indicates that a Borrowing Base Deficiency would exist after giving effect to the applicable Borrowing requested by the Borrower on such Borrowing Date, the Borrower will cure such Borrowing Base Deficiency in accordance with Section 2.04(b) hereof.

(c) The Borrower shall deliver to the Administrator all reports it receives pursuant to the PCA within one Business Day of the receipt thereof.

(d) The Borrower and the Servicer hereby agree, jointly and severally, to provide the Administrator with written notice, promptly, and in any event within five (5) Business Days after the Borrower or the Servicer’s knowledge thereof, of any litigation or governmental proceeding pending or actions threatened in writing against the Borrower or the Servicer as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is likely to, individually or in the aggregate, (i) result in one or more judgments for payment of money in excess of (x) with respect to the Servicer, $50,000, or (y) with respect to the Borrower, $5,000, or (ii) otherwise have a Material Adverse Effect.

SECTION 6.09 Required Audits; Inspections.

(a) Not more frequently than quarterly during the term of this Agreement, or at any time during the existence of a Default or an Event of Default, the Lender or its designee shall have the right to perform an unaudited compliance review (each, a “Compliance Review”) to verify (i) the compliance by the Servicer with this Agreement, the Servicing Policies and Procedures and the Servicing Standard, (ii) the compliance by the Originator with the Underwriting Guidelines, (iii) certain characteristics of the Pledged Receivables as of each Borrowing Date (as determined by Lender in its sole discretion), (iv) the accuracy of the Notices of Borrowing, the Borrowing Base Certificates and the Monthly Remittance Report and Compliance Certificates, (v) the accuracy of the financial and accounting records of the Borrower and the Servicer, and (vi) such other matters as the Lender may deem necessary or appropriate, in its sole discretion. Each of the Borrower and the Servicer will cooperate and provide Lender and its designees with all necessary assistance and information in connection with each such Compliance Review. All fees and out-of-pocket expenses related to any Compliance Review shall be payable by the Servicer and the Borrower, jointly and severally.

(b) On an annual basis, or at such other frequency reasonably deemed appropriate by the Lender during the term of this Agreement, the Lender may, at its option, engage an independent third party auditor, acceptable to Lender in its sole discretion, to perform certain agreed-upon procedures (each, a “Compliance Audit”) to verify (i) the compliance by the Servicer with this Agreement, the Servicing Policies and Procedures and the Servicing Standard, (ii) the compliance by the Originator with the Underwriting Guidelines, (iii) certain characteristics of the Pledged Receivables as of each Borrowing Date (as determined by Lender in its sole discretion), (iv) the accuracy of the Notices of Borrowing, the Borrowing Base Certificates and the Monthly Remittance Report and Compliance Certificates, (v) the accuracy of the financial and accounting records of the Borrower and the Servicer, and (vi) such other matters as the Lender may deem necessary or appropriate, in its sole discretion. Each of the Borrower and the Servicer will cooperate and provide such third party auditor with all necessary assistance and information in connection with each such Compliance Audit. All fees and out-of-pocket expenses related to any Compliance Audit shall be payable by the Servicer and the Borrower, jointly and severally.

(c) In connection with each Required Audit, each of Borrower and the Servicer will permit any authorized representatives designated by Lender to visit and inspect, at any reasonable time with adequate notice and without hindrance, any of the properties of the Borrower and/or the Servicer to inspect, audit, copy and take extracts from its and their financial, accounting and servicing records, and to discuss its and their affairs, finances and accounts with any Person, including, without limitation, employees and independent public accountants of Freedom Financial. Lender and such designees shall have full access to all records available to Borrower and the Servicer from any credit reporting service, bureau or similar service and shall have the right to examine and make copies of any such records. Lender and such designees may furnish a copy of this Agreement to such service and such service shall be entitled to rely on the provisions hereof in providing access to Lender or such designee as provided herein. If requested by Lender or such designee, Borrower and/or the Servicer will deliver to Lender or such designee any authorization or consent necessary for Lender or such designee to obtain records from any such service.

(d) Subject to any limitations imposed by applicable law: (i) concurrently with each Required Audit, the Lender or the Administrator (and their respective agents or professional advisors) shall, at the expense of the Borrower, have the right under this Agreement, and the Borrower and the Servicer shall allow such Persons, to contact the Obligors with respect to any Receivables which are Pledged hereunder in order to procure such information related to such Obligor, the related Contract, and the Receivables as the Lender or Administrator deems reasonable under the circumstances; (ii) the Servicer and the Borrower shall cooperate with the Lender and the Administrator (and their respective agents or professional advisors) in connection with any attempt thereby to contact any such Obligor and shall provide to the Lender and the Administrator such information as is needed in order to facilitate such contact; and (iii) the Lender and the Administrator (and their respective agents and professional advisors) shall treat as confidential any information obtained during any such contact with any such Obligor which is not already publicly known or available; provided, however, the Lender or the Administrator (and their respective agents or professional advisors) may disclose such information if required to do so by law or by any regulatory authority.

SECTION 6.10 Termination of Servicer. If a Servicer Default or an Event of Default shall occur and be continuing, then the Lender may, by notice to the Servicer and the Borrower, terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such notice, all authority and power of the Servicer under this Agreement, whether with respect to the Pledged Assets or otherwise, shall pass to and be vested in the Administrator pursuant to and under this Section, and, without limitation, the Administrator is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination or to perform the duties of the Servicer under this Agreement. The removed Servicer agrees to cooperate with the Administrator in effecting the termination of the removed Servicer’s responsibilities and rights hereunder, including, without limitation, notification to the Obligors and Dealers of the assignment of the servicing function, providing the Administrator with all records, in electronic or other form, reasonably requested by it to enable the Administrator to assume the servicing functions hereunder and the transfer to the Administrator for administration by it all cash amounts which at the time should be or should have been deposited by the removed Servicer in the Collection Account or thereafter be received by the Servicer with respect to the Pledged Receivables. The Administrator shall not be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Servicer to remit any amounts received by it or to deliver any documents held by it with respect to the Pledged Assets.

Any obligations of Freedom Financial under any Transaction Document other than in its capacity as Servicer shall continue in effect notwithstanding Freedom Financial’s termination as Servicer under this Agreement.

(a) On and after the time the existing Servicer receives a notice of termination pursuant to this Section 6.10, the Administrator shall be (and the Administrator hereby agrees to be) the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and, furthermore, the Administrator agrees to complete a full servicing transfer within thirty (30) days of its receipt of a notice of termination pursuant to this Section 6.10; provided, however, that in each case any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by this Section 6.10 shall not be considered a default by the Administrator hereunder. The Administrator shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the Administrator becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer (provided that the Administrator shall pay any income taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer. The indemnification obligations of the Administrator, upon becoming a successor Servicer, are expressly limited to those arising on account of its material breach of this Agreement or gross negligence or willful misconduct in its performance of its duties under this Agreement. In addition, the Administrator shall have no liability relating to the representations and warranties of the previous Servicer contained in Article IV or Schedule V (but the Administrator shall be liable for the representations and warranties made by it in its capacity as a Successor Servicer in Article IV). Notwithstanding the above, the Administrator may appoint any established servicing institution acceptable to the Lender as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, and after the Administrator notifies the Servicer to discontinue performing servicing functions under this Agreement, the Administrator shall act in such capacity as hereinabove provided. The Borrower, the Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

SECTION 6.11 Certain Duties of the Administrator

Prior to each Settlement Date, but in no event fewer than five Business Days after receiving the information required to make such comparison, the Administrator shall compare the information in electronic format most recently provided to the Administrator by the Servicer pursuant to Section 6.08(a)(iii) to the Monthly Remittance Report and Compliance Certificate most recently delivered to the Administrator by the Servicer pursuant to Section 6.08(a)(i) and shall:

(a) confirm that such Monthly Remittance Report and Compliance Certificate is complete on its face;

(b) confirm the Settlement Date distributions to be made on the next Settlement Date pursuant to Section 2.04(a) hereof to the extent the Administrator is able to do so given the information provided to it by the Servicer; and

(c) verify the mathematical accuracy, to the extent the Administrator is able to do so given the information provided to it by the Servicer, of the each of the fields on each Monthly Remittance Report and Compliance Certificate.

In the event of any discrepancy between the information set forth in subparagraphs (b) or (c) above as calculated by the Servicer from that determined or calculated by the Administrator, the Administrator shall promptly report such discrepancy to the Servicer and the Lender. In the event of a discrepancy as described in the preceding sentence, the Servicer and the Administrator shall reconcile such discrepancies prior to the related Settlement Date, but in the absence of a reconciliation, distributions on the related Settlement Date shall be made consistent with the information calculated by the Servicer, and the Servicer and the Administrator shall reconcile such discrepancies prior to the next Settlement Date. The effect, if any, of such reconciliation shall be reflected in the Monthly Remittance Report and Compliance Certificate for the next succeeding Settlement Date or the next Borrowing Base Certificate required to be delivered by the Servicer to the Administrator pursuant to this Agreement, as applicable.

SECTION 6.12 Additional Remedies of Administrator Upon Event of Default. During the continuance of any Event of Default, the Administrator, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as agent for the Lender, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Lender (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

SECTION 6.13 Waiver of Defaults. Upon consent of the Lender, the Administrator may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default and/or Funding Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall be effective unless it shall be in writing and signed by the Administrator on the Lender’s behalf and no such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 6.14 Maintenance of Certain Insurance. During the term of its service as Servicer, the Servicer shall maintain commercial liability insurance with coverage limits of not less than $2,000,000 and fidelity bonds with coverage amounts not less than $25,000, which would cover any loss of Collections by the Servicer hereunder caused by employee misconduct, and with an insurance company reasonably acceptable to the Lender and the Administrator. The Servicer shall prepare and present, on behalf of itself, the Administrator and the Lender, claims under any such insurance policies or fidelity bonds in a timely fashion in accordance with the terms of such policy, and upon the filing of any claim on any policy described in this Section, the Servicer shall promptly notify the Administrator of such claim.

SECTION 6.15 Custody of Receivable Files. Not less than four (4) Business Days prior to each Borrowing Date, the Borrower shall cause to be delivered to the Custodian the Receivable Files for the Pledged Receivables to be pledged on such Borrowing Date. The Custodian declares that it will hold and will continue to hold such Receivable Files and any amendments, replacements or supplements thereto and all Other Conveyed Property as custodian, agent and bailee in trust for the use and benefit of the Administrator and the Lender. The Custodian shall, after receipt of such files and on or prior to the applicable Borrowing Date, execute and deliver to the Administrator and the Lender, a receipt substantially in the form of Exhibit C hereto (a “Collateral Receipt”) for the Receivable Files received by the Custodian. By its delivery of a Collateral Receipt, the Custodian shall be deemed to have (i) acknowledged receipt of the files (or the Pledged Receivables) that the Borrower has represented are and contain the Receivable Files for the Pledged Receivables to be pledged by the Borrower on the related Borrowing Date as indicated on Schedule A to the Notice of Borrowing, (ii) reviewed such files or Receivables and (iii) determined that it has received the items referred to in clauses (a) and (b) of the definition of “Receivable File” for each Receivable identified on the related Interim Receivables Schedule, except, in each case, as may otherwise be noted in Schedule I to the Collateral Receipt. Unless such defect noted on Schedule I of the related Collateral Receipt with respect to such Receivable to be pledged on the related Borrowing Date shall have been cured by the Borrower or waived by the Administrator, in its sole discretion, such Receivable shall not be pledged to the Agent hereunder as of such Borrowing Date. The Custodian shall return to, or otherwise handle at the direction of, the Borrower those files relating to any Receivable not so pledged on such Borrowing Date and any file unrelated to a Receivable identified in the related Interim Receivables Schedule (it being understood that the Custodian’s obligation to review the contents of any Receivable File shall be limited as set forth in the preceding sentence). The Custodian shall also return to, or otherwise handle at the direction of, the Borrower any Receivable Files related to Pledged Receivables that are released from the Lien of this Agreement in accordance with Section 2.11 hereof.

(b) The Custodian shall maintain or cause to be maintained continuous custody of the Receivable Files in secure and fire resistant facilities in accordance with customary standards for such custody.

(c) The Custodian shall maintain commercial liability insurance with coverage amounts that are customary for entities acting as a trustee of funds and documents in respect of consumer contracts on behalf of institutional investors.

(d) Upon payment in full of any Pledged Receivable, the Servicer will notify the Custodian pursuant to the certificate of a duly authorized Servicing Officer countersigned by the Administrator in the form of Exhibit D hereto (a “Release Request”) and shall direct the Custodian to deliver the related Receivable File to the Servicer or its designee.

(e) As compensation for its services hereunder, the Custodian shall be entitled to the Custodial Fees, which shall be paid out of Collections as set forth in Section 2.04(a).

SECTION 6.16 Access to Receivable Files. The Custodian shall permit the Servicer and the Administrator access to the Receivable Files at all reasonable times during the Custodian’s normal business hours. The Custodian shall, within two (2) Business Days of the request of the Servicer or the Administrator, execute such documents and instruments as are prepared by the Servicer or the Administrator and delivered to the Custodian as the Servicer or the Administrator deems necessary to permit the Servicer, in accordance with the Servicing Standard, to enforce the Pledged Receivables on behalf of Borrower and any related Insurance Policies covering the Obligor, the Pledged Receivables or Financed Vehicles so long as such execution in the Custodian’s sole discretion will not cause it undue risk or liability. The Custodian shall not be obligated to release any document from any Receivable File unless it receives a Release Request signed by a Servicing Officer and countersigned by the Administrator. Such Release Request shall obligate the Servicer to return such document(s) to the Custodian when the need therefor no longer exists unless the related Pledged Receivable shall be liquidated, in which case, the Servicer shall certify in the Release Request that all amounts required to be deposited in the Collection Account with respect to such Receivable have been or will upon receipt be so deposited.

SECTION 6.17 Receipt of Lien Certificates. The Custodian shall make a list of Pledged Receivables for which an application for a Lien Certificate but not an original Lien Certificate is included in the Receivable File as of the date of its review of the Receivable Files and deliver a copy of such list to the Servicer and the Administrator. For those Receivable Files that do no contain an original Lien Certificate, upon receipt of such original Lien Certificate, the Borrower shall promptly deliver or cause to be delivered to the Custodian such original Lien Certificate to the Custodian to place in the applicable Receivable File. Any Pledged Receivable for which the Servicer shall not have (i) received a Lien Certificate showing Freedom Financial as first lienholder with respect to the related Financed Vehicle from the applicable Registrar of Titles and (ii) delivered such Lien Certificate to the Custodian within 120 days of the Borrowing Date related to such Pledged Receivable, shall be deemed to be an Ineligible Receivable. In the case of any Receivable excluded from the calculation of the Eligible Receivables Balance pursuant to the previous sentence, the Receivable so excluded from the calculation of the Eligible Receivables Balance may at a later time be included in the calculation of the Eligible Receivables Balance, provided, that (i) the Custodian shall have received a Lien Certificate showing Freedom Financial as secured party with respect to the related Financed Vehicle from the applicable Registrar of Titles and delivered such Lien Certificate to the Custodian and (ii) such Receivable is otherwise an Eligible Receivable at such time.

SECTION 6.18 Purchase of Receivables Upon Breach of Covenant or Representation and Warranty by Servicer.

(a) The Borrower or the Servicer, as the case may be, shall inform the other parties to this Agreement promptly, and in any event, within one Business Day, in writing, upon the discovery of any breach of the Servicer’s representations, warranties and/or covenants pursuant to Section 6.05 or Article V; provided, however, that the failure to provide any such notice shall not diminish, in any manner whatsoever, any obligation of the Servicer hereunder to purchase any Pledged Receivable. Unless such breach shall have been cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of such breach, the Servicer shall have an obligation, and the Borrower shall and the Administrator may, enforce such obligation of the Servicer, to purchase any Pledged Receivable materially and adversely affected by such breach. Pursuant to such purchase, the Servicer shall provide the Administrator with written notice of such purchase, specifying (x) the Pledged Receivables to be purchased, (y) the reason for such purchase, and (z) the Release Price to be paid pursuant to such release. The Borrower shall notify the Administrator promptly, in writing, of any failure by the Servicer to so purchase any such Pledged Receivable. In consideration of the purchase of such Pledged Receivable, the Servicer shall remit funds in an amount equal to the Release Price for such Pledged Receivable to the Collection Account on the date of such purchase. Upon deposit of the Release Price in the Collection Account with respect to such Pledged Receivables, and the Administrator’s written confirmation of the effectiveness of such purchase, which confirmation shall not be unreasonably withheld, the lien and security interest of the Administrator in such Pledged Receivables shall be released.

(b) In addition to the foregoing and notwithstanding whether any Pledged Receivable shall have been purchased by the Servicer pursuant to Section 6.18(a), the Servicer hereby indemnifies the Borrower, the Administrator and the Lender against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them in connection with any of the events or facts giving rise to a breach of the Servicer’s representations, warranties and/or covenants set forth in Section 6.05 or Article V.

SECTION 6.19 Servicer Not To Resign. Notwithstanding any other provision of this Agreement, no Person may resign as Servicer, except upon (a) a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer, and the Administrator does not (i) elect in its absolute discretion to waive the obligations of the Servicer to perform the duties that render it legally unable to act or (ii) allow in its absolute discretion the Servicer to delegate those duties to another Person or (b) in the case of a resignation of a Person other than Freedom Financial as Servicer, not less than 90 days’ prior written notice to the Administrator, the Borrower and the Lender. Any determination permitting the resignation of the Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel as to the legal requirements that would be violated, delivered to Administrator, the Borrower and the Lender. No resignation of the Servicer shall relieve the Servicer of any liability to which it has previously become subject under this Agreement or any Transaction Document.

SECTION 6.20 Statements as to Compliance; Financial Statements.

(a) The Servicer shall deliver to the Administrator and the Lender on or before January 31 of each year, beginning with January 31, 2009, an Officer’s Certificate stating that (x) a review of the activities of the Servicer during the preceding calendar year (or the portion thereof commencing on the date of this Agreement, in the case of the calendar year ending December 31, 2008) and of its performance under this Agreement has been made under such officer’s supervision, and (y) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such calendar year (or portion thereof, as the case may be) in all material respects or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken to cure such default.

(b) As soon as available and no later than thirty (30) days after the end of each calendar month (including the month in which the Closing Date occurs), Freedom Financial shall deliver to the Lender and the Administrator two copies of a consolidated balance sheet of Freedom Financial and its consolidated subsidiaries as of the end of such calendar month and consolidated statements of income, stockholders’ equity and cash flow of Freedom Financial and its consolidated subsidiaries (including, without limitation, the Borrower) for such calendar month and for the portion of the fiscal year of Freedom Financial ending with such calendar month and setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments), which balance sheet and statements shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer or controller of Freedom Financial stating that such balance sheet and financial statements present fairly the financial condition and results of operations of the companies being reported upon and have been prepared in accordance with GAAP consistently applied.

(c) As soon as available and no later than forty-five (45) days after the end of each calendar quarter in each fiscal year of Freedom Financial, Freedom Financial shall deliver to the Lender and the Administrator two copies of a consolidated balance sheet of Freedom Financial and its consolidated subsidiaries as of the end of such calendar quarter and consolidated statements of income, stockholders’ equity and cash flow of Freedom Financial and its consolidated subsidiaries (including, without limitation, the Borrower) for such calendar quarter and for the portion of the fiscal year ending with such calendar quarter and setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments), which balance sheet and statements shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer or controller of Freedom Financial stating that such balance sheet and financial statements present fairly the financial condition and results of operations of the companies being reported upon and have been prepared in accordance with GAAP consistently applied.

(d) As soon as available and no later than one hundred twenty (120) days after the end of each fiscal year of Freedom Financial, Freedom Financial shall deliver to the Lender and the Administrator two copies of a consolidated balance sheet of Freedom Financial and its consolidated subsidiaries (including, without limitation, the Borrower), all as of the end of such fiscal year and consolidated statements of income, stockholders’ equity and cash flow of Freedom Financial and its consolidated subsidiaries (including, without limitation, the Borrower), for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion (which opinion shall be unqualified as to going concern and scope of audit) of Weaver & Martin, CPA, or another firm of independent certified public accountants acceptable to the Administrator, in its sole discretion, stating that such balance sheets and financial statements present fairly the financial condition of the companies being reported upon and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur).

SECTION 6.21 Appointment of Subservicers.

(a) With the prior written consent of the Administrator and the Lender, which consent may be withheld by the Administrator and/or the Lender in their sole discretion, the Servicer may arrange for the subservicing of any Pledged Receivable by a subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Receivable in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Pledged Receivables include actions taken or to be taken by a subservicer on behalf of the Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Administrator and the Lender for the servicing and administration of the Pledged Receivables in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Pledged Receivables. All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

(b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Pledged Receivables that are received by a subservicer regardless of whether such payments are remitted by such subservicer to the Servicer.

ARTICLE VII.
EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) The Borrower or Freedom Financial (whether in its capacity as Servicer or otherwise) shall fail to make any payment or deposit to be made by it hereunder or under any other Transaction Document when due, whether at the Facility Maturity Date, by acceleration or otherwise, and such failure shall remain unremedied for more than one (1) Business Day; or

(b) the occurrence of a Bankruptcy Event with respect to Freedom Financial, the Servicer (if not Freedom Financial) or the Borrower; or

(c) the occurrence and continuance of a Borrowing Base Deficiency that remains unremedied for more than one (1) Business Day; or

(d) (i) the Administrator, for the benefit of the Lender, shall at any time fail to have a valid perfected first priority security interest in any of the Pledged Assets or (ii) any purchase by or contribution to the Borrower of a Receivable under the PCA shall, for any reason, cease to create in favor of the Borrower a perfected ownership interest in such Receivable and the Other Conveyed Property with respect thereto; or

(e) a declaration and/or occurrence of an event of default under any Debt (other than the Debt evidenced by the Transaction Documents) of Freedom Financial or the Servicer (if not Freedom Financial) in excess of $100,000; or

(f) the occurrence and continuance beyond the applicable cure period, if any, of an event of default under any agreement pursuant to which Freedom Financial or the Borrower has sold automobile receivables to the Lender or its Affiliates; or

(g) any representation, warranty, certification or other statement made or deemed made by Borrower or Freedom Financial (whether in its capacity as Servicer or otherwise) in any Transaction Document or in any statement or certificate at any time given by Borrower or Freedom Financial in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect when made or deemed made; or

(h) Borrower or Freedom Financial (whether in its capacity as Servicer or otherwise) shall default in the performance of or compliance with any term contained herein or any of the other Transaction Documents, other than any such term referred to in any other Section of this Section 7.01 and such default shall continue unremedied for more than five (5) Business Days; or

(i) the Facility Amount is greater than zero on the last day of the Remittance Period following the Termination Date; or

(j) any litigation, claim, counterclaim or governmental proceeding is brought against Freedom Financial, the Servicer (if not Freedom Financial) or the Borrower which has a Material Adverse Effect; or

(k) the occurrence of a Servicer Default; or

(l) the occurrence of an exception to the Required Audits which may have a Material Adverse Effect, in the reasonable opinion of the Lender; or

(m) the occurrence of a Change of Control with respect to Freedom Financial, the Servicer (if not Freedom Financial) or the Borrower without the prior written consent of the Administrator; or

(n) the occurrence and continuation beyond the applicable cure period, if any, of a default in the payment of any amount due in relation to any other Debt of Freedom Financial or the Servicer (if not Freedom Financial) $50,000, which default allows for acceleration of payment of such Debt; or

(o) one or more judgments for the payment of money in an aggregate amount in excess of $50,000 (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against Freedom Financial or any of its Affiliates or any combination thereof, and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach or levy upon any assets of Freedom Financial or the Borrower or any of Freedom Financial’s other Affiliates to enforce any such judgment; or

(p) Borrower or Freedom Financial or any of their respective Affiliates shall have suffered any adverse change to its business operations, properties, assets, condition (financial or otherwise) or prospects or there shall have occurred any other event which could reasonably be expected to have a Material Adverse Effect on the enforceability, marketability or collectability of the Pledged Receivables or Borrower’s or Freedom Financial’s (whether in its capacity as Servicer or otherwise) ability to conduct its business or perform its obligations under this Agreement or any other Transaction Document, in each case as determined by the Administrator or the Lender in its sole reasonable discretion; or

(q) the PCA shall cease to be in full force and effect;

then (i) the Administrator shall, but only upon the direction of the Lender, by notice then given in writing to Freedom Financial, the Servicer (if not Freedom Financial) and the Borrower, declare the Advances made to the Borrower hereunder together with all interest accrued thereon and all Facility Fees and any other Obligations to be immediately due and payable (and the Borrower shall pay such Advances and all such amounts and Obligations immediately, which payments shall be deemed Collections and allocated in the order of priority set forth in Section 2.04(a)); (ii) the Note Rate shall increase to the Default Funding Rate; (iii) the Administrator shall, upon the direction of the Lender, by notice then given in writing to the Servicer pursuant to Section 6.10, terminate all (but not less than all) of the rights and obligations of the Servicer under the Transaction Documents and in and to the Pledged Receivables and proceeds thereof (“Servicer Termination”); (iv) the Administrator shall, as promptly as possible, after giving such notice of Servicer Termination, assume the Servicer’s rights, authority, power and obligations under this Agreement and the other Transaction Documents, unless the Lender, in its sole and absolute discretion, appoints another Successor Servicer; (v) at the option of the Lender in its sole discretion, the Administrator, on behalf of the Lender, may direct the Obligors to make all payments under the Pledged Receivables directly to the Administrator, the Lender or any lockbox or account established by any of such parties; and (vi) the Borrower shall cease purchasing Receivables from Freedom Financial under the PCA. In addition, upon any such declaration or upon any such automatic occurrence, the Administrator shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, including without limitation the right to foreclose on the Pledged Assets, which rights shall be cumulative.

SECTION 7.02 Additional Remedies of Administrator.

(a) If, upon the Lender’s declaration that the Advances made to the Borrower hereunder are immediately due and payable pursuant to Section 7.01 or on the Facility Maturity Date, the aggregate Outstanding Advances, all accrued Facility Fees and interest and any other Obligations are not immediately paid in full, then the Administrator, at the direction of the Lender, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lender, to immediately sell in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrator may reasonably deem satisfactory, any or all Pledged Assets and apply the proceeds thereof to the Obligations.

(b) The parties recognize that it may not be possible to sell any or all of the Pledged Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Pledged Assets may not be liquid. Accordingly, the parties agree that the Administrator may, with the consent of the Lender, direct the time and manner of liquidating any Pledged Assets and nothing contained herein shall obligate the Administrator to liquidate any Pledged Assets on the occurrence of the Termination Date (or the date the Lender declares the Advances made to the Borrower hereunder to be immediately due and payable pursuant to Section 7.01) or to liquidate all Pledged Assets in the same manner or on the same Business Day.

(c) Any amounts received from any sale or liquidation of the Pledged Assets pursuant to this Section 7.02 in excess of the Obligations will be returned to the Borrower, its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may otherwise direct.

(d) The Administrator and the Lender shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of any applicable state, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the lenders in law, in equity, or under any other agreement between the Lender and the Borrower.

(e) Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Funding Termination Event or Event of Default.

ARTICLE VIII.
INDEMNIFICATION; SETOFF

SECTION 8.01 Joint and Several Indemnities by the Borrower and Freedom Financial.

(a) In addition to the payment of expenses pursuant to Section 9.07, whether or not the transactions contemplated hereby shall be consummated, and without limiting any other rights that the Administrator, the Lender or any of their respective Affiliates may have hereunder or under applicable law, each of the Borrower and Freedom Financial hereby jointly and severally agrees to indemnify, pay and hold harmless the Administrator, the Lender, the Custodian and each of their respective Affiliates, officers, employees, directors, partners, members, managers and agents (each an “Indemnified Party” for purposes of this Article VIII) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the transactions contemplated by this Agreement and the other Transaction Documents or in respect of any Pledged Assets in all cases, whether or not caused by or arising, in whole or part, out of comparative, contributory or sole negligence of such Indemnified Party, excluding, however, Indemnified Amounts to the extent such Indemnified Amounts arise from gross negligence or willful misconduct on the part of the Indemnified Party. Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Indemnified Party within two (2) Business Days following the Indemnified Party’s written demand therefor. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 8.01 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower and Freedom Financial shall jointly and severally contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Amounts incurred by the Indemnified Parties or any of them.

(b) Each applicable Indemnified Party shall deliver to the indemnifying party under this Section 8.01, within a reasonable time after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts. Each such Indemnified Party will cooperate with the Borrower and Freedom Financial in connection with any claim giving rise to the Indemnified Amounts to minimize the liability of such indemnifying parties, provided that nothing contained herein shall obligate any such Indemnified Party to take any action which, in the opinion of such Indemnified Party, is unlawful or otherwise disadvantageous to such Indemnified Party.

(c) To the extent permitted by applicable law, neither Borrower nor Freedom Financial shall assert, and each of Borrower and Freedom Financial hereby waives, any claim against Lender, Administrator, Custodian and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Transaction Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each of Borrower and Freedom Financial hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

SECTION 8.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event or Default or a Funding Termination Event, each of the Administrator and the Lender is hereby authorized at any time after the occurrence and during the continuance of a Funding Termination Event to set-off, appropriate and apply (without presentment, demand, protest or other notice, each of which is hereby expressly waived by the Borrower and Freedom Financial) any deposits and any other Debt held or owing by the Administrator or the Lender to, or for the account of, the Borrower, the Initial Servicer or Freedom Financial against any amount owing by the Borrower, the Initial Servicer or Freedom Financial, as the case may be, to the Administrator, the Lender, or the Administrator on behalf of such Person (even if contingent or unmatured), as applicable.

ARTICLE IX.
MISCELLANEOUS

SECTION 9.01 Amendments and Waivers.

(a) Except as provided in Section 9.01(b), no amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, Freedom Financial, the Administrator and the Lender, and no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower, Freedom Financial or the Servicer shall be effective without the written concurrence of the Administrator and the Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) In addition to the consents required by Section 9.01(a), in the event that there is more than one Lender, the written consent of Lenders holding not less than a majority of the Commitment Percentages shall be required for any amendment, modification or waiver (i) reducing any outstanding Advances, or the Note Rate thereon, (ii) postponing any date for any payment of any Advance, or the Note Rate thereon, or (iii) modifying the provisions of this Section 9.01, or (iv) increasing the Borrowing Base or the Maximum Facility Amount.

(c) No amendment, waiver or modification of any provision of this Agreement that affects the Servicer or the Custodian shall be effective without the written agreement of the Servicer and/or the Custodian, as applicable. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9.02 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party’s Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (i) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, or (ii) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article II shall not be effective until received.

SECTION 9.03 No Waiver; Remedies. No failure on the part of the Administrator or the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04 Binding Effect; Assignability; Multiple Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, Freedom Financial, the Servicer, the Administrator, the Custodian, the Lender and their respective successors and permitted assigns. This Agreement and the Lender’s rights and obligations hereunder and interest herein shall be assignable in whole or in part by the Lender and its successors and assigns without the consent of the Borrower or any other party hereto other than the Administrator, which consent shall not unreasonably be withheld, delayed or conditioned. The Lender may sell participations in all or a portion of its rights and obligations under this Agreement without the consent of the Borrower. None of the Borrower, the Servicer, Freedom Financial, the Administrator or the Custodian may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Lender. The parties to each assignment or participation made pursuant to this Section 9.04 shall execute and deliver to the Administrator for its acceptance and recording in its books and records, an assignment and acceptance agreement (an “Assignment and Acceptance”) or a participation agreement or other transfer instrument reasonably satisfactory in form and substance to the Administrator (in the case of an Assignment and Acceptance) and the Borrower. Each such assignment or participation shall be effective as of the date specified in the applicable Assignment and Acceptance or other agreement or instrument only after the execution, delivery, acceptance and recording as described in the preceding sentence. The Administrator shall notify the Borrower of any assignment thereof made pursuant to this Section 9.04. The Lender may, in connection with any assignment or participation or any proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower and the Pledged Assets furnished to the Lender by or on behalf of the Borrower or the Servicer; provided, however that the Lender shall obtain an agreement from such assignee or participant or proposed assignee or participant that they shall treat as confidential (under terms mutually satisfactory to the Administrator and such assignee or participant or proposed assignee or participant) any information obtained which is not already publicly known or available.

The Borrower and Freedom Financial shall fully cooperate with the Administrator and the Lender in effecting any assignment or participation hereunder, including, without limitation, making such management personnel, information and resources available as shall be reasonably requested by the Administrator.

(b) Whenever the term “Lender” is used herein, it shall mean ReMark or, if applicable, any other Person which shall have executed an Assignment and Acceptance; provided, however, that each such party shall have a pro rata share of the rights and obligations of the Lender hereunder in such percentage amount (the “Commitment Percentage”) as shall be obtained by dividing such party’s commitment to fund Advances hereunder by the total commitment of all parties to fund Advances hereunder. Unless otherwise specified herein, any right at any time of the Lender to enforce any remedy, or instruct the Administrator to take (or refrain from taking) any action hereunder, shall be exercised by the Administrator only upon direction by such parties that hold a majority of the Commitment Percentages at such time.

(c) Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, including the Advances and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to secure its obligations, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

SECTION 9.05 Term of this Agreement; Survival of Remedies, Representations, Warranties and Covenants. This Agreement shall remain in full force and effect until the Final Payment Date. All representations, warranties and covenants made herein shall survive the execution and delivery hereof and the making of any Advance. Notwithstanding anything herein or implied by law to the contrary, the rights and remedies of Administrator and Lender with respect to any breach of any representation, warranty or covenant made by the Borrower or Servicer herein, and the agreements of Borrower and Freedom Financial set forth in Sections 2.06, 2.15, 8.01, 8.02, 9.09, 9.10, 9.12 and 9.13, shall survive the payment of the Obligations and the termination hereof.

SECTION 9.06 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 AND 5.1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE LENDER IN THE PLEDGED RECEIVABLES, OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

SECTION 9.07 CONSENT TO JURISDICTION; SERVICE OF PROCESS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER OR FREEDOM FINANCIAL ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF BORROWER AND FREEDOM FINANCIAL, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER OR FREEDOM FINANCIAL, AS APPLICABLE, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.02 AND TO ANY PROCESS AGENT SELECTED IN ACCORDANCE WITH SECTION 3.01(e) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE BORROWER AND FREEDOM FINANCIAL IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES THAT ADMINISTRATOR AND LENDER RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWER AND FREEDOM FINANCIAL IN THE COURTS OF ANY OTHER JURISDICTION.

(b) EACH OF BORROWER AND FREEDOM FINANCIAL HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 9.02 OR ON CT CORPORATION SYSTEM, LOCATED AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AND HEREBY APPOINTS CT CORPORATION SYSTEM, AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST BORROWER OR FREEDOM FINANCIAL IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. IN THE EVENT NATIONAL CORPORATE RESEARCH, LTD. SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF BORROWER OR FREEDOM FINANCIAL SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, BORROWER AND FREEDOM FINANCIAL SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 9.07 ABOVE, AND ACCEPTABLE TO THE ADMINISTRATOR, AS BORROWER’S AND FREEDOM FINANCIAL’S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON THEIR BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(c) Nothing in this Section 9.07 shall affect the right of the Lender or the Administrator to serve legal process in any other manner permitted by law.

SECTION 9.08 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.08 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 9.09 Costs, Expenses and Taxes. Whether or not the transactions contemplated hereby shall be consummated, the Borrower and Freedom Financial each agree to pay on demand, without duplication, all reasonable costs and expenses of the Administrator, the Custodian and the Lender incurred in connection with the preparation, negotiation, execution, delivery, administration (including periodic auditing) of this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or in connection herewith or therewith or incurred in connection with any amendment, waiver or modification of this Agreement, any other Transaction Document, and any other documents to be delivered hereunder or thereunder or in connection herewith or therewith including, without limitation, (i) the reasonable fees and reasonable out-of-pocket expenses and disbursements of outside counsel for the Administrator, the Custodian and the Lender with respect to advising such parties as to their respective rights and remedies under this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or in connection herewith, (ii) the actual costs and reasonable expenses of creating and perfecting liens in favor of Administrator, for the benefit of Lender, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to the Administrator and the Lender and of counsel providing any opinions that the Administrator or the Lender may request in respect of the Pledged Assets or the liens created pursuant to the Transaction Documents; (iii) the Administrator’s and Lender’s actual costs and reasonable fees, expenses and disbursements of any of Administrator’s and Lender’s auditors, accountants, consultants or appraisers whether internal or external; (iv) the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Custodian and its counsel) in connection with the custody, release or preservation of any of the Pledged Assets; (v) all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents, and any other documents or instruments to be delivered hereunder or thereunder; and (vi) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by the Administrator, the Custodian and the Lender in enforcing any Obligations of or in collecting any payments due from Borrower or Freedom Financial (whether in its capacity as Servicer or otherwise) hereunder or under the other Transaction Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

SECTION 9.10 No Proceedings. Each of Freedom Financial and the Servicer (if not Freedom Financial) hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any proceedings of the type referred to in the definition of Bankruptcy Event unless and until one year and one day shall have elapsed after the Final Payment Date.

SECTION 9.11 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than the other Transaction Documents; provided that, in the event of any conflict between the provisions of this Agreement and any other Transaction Document, the provisions of this Agreement will control.

SECTION 9.12 Waiver of Consequential Damages. To the extent permitted by applicable law, neither Borrower nor Freedom Financial shall assert, and each of Borrower and Freedom Financial hereby waives, any claim against the Administrator, the Custodian, the Lender and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages), including, without limitation, any loss of profits, business or anticipated savings (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement), arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Transaction Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each of Borrower and Freedom Financial hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

SECTION 9.13 Marshalling; Payments Set Aside. Neither Administrator nor Lender shall be under any obligation to marshal any assets in favor of Borrower, Freedom Financial or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower or Freedom Financial makes a payment or payments to Administrator or Lender (or to Administrator on behalf of Lender), or Administrator or Lender enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

SECTION 9.14 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the Outstanding Advances hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Advances made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrator an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lender and Borrower to conform strictly to any applicable usury laws. Accordingly, if Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at Lender’s option be applied to the Outstanding Advances hereunder or be refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrator or Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

SECTION 9.15 Restriction on Sale or Financing of Receivables. None of the Borrower, Freedom Financial or any Affiliate thereof will assign, transfer, pledge, convey, sell or otherwise dispose of any Receivable (or any similar right to payment from any Person evidenced by a promissory note, a retail installment sales contract, a conditional sales contract or any similar type of financing agreement, in each case secured by, or payable in respect of, a Vehicle) originated or otherwise acquired by the Borrower, Freedom Financial or an Affiliate thereof, in each case without the prior written consent of the Lender; provided, however, that the provisions of this Section 9.12 shall not apply to Receivables subject to any repurchase by Freedom Financial or the Borrower of Pledged Receivables pursuant to the Transaction Documents, and which are released from the Pledge hereunder by the Administrator on behalf of the Lender. In selecting any Receivables to be sold or pledged to third parties, Freedom Financial will not use selection procedures that are adverse to the Borrower or the Lender and such Receivables shall be no more desirable or have no greater market value than the Pledged Receivables. The foregoing notwithstanding, the restrictions on the sale of Receivables contained in this Section 9.15 shall not apply to any Receivable originated by TCG or otherwise acquired by TCG from any party other than the Borrower or Freedom Financial.

SECTION 9.16 Right of Last Look. The parties hereto agree that, from the date hereof through and including the Facility Maturity Date:

(a) if Freedom Financial or any of its Affiliates and any potential purchaser propose to enter into any Third Party Sale, Freedom Financial and any such Affiliates shall, on the terms and conditions of this Section 9.16, either (i) offer ReMark and its Affiliates a right of last look with respect to such proposed Third Party Sale in accordance with subparagraph (b) below or (ii) remit a prepayment fee to ReMark equal to one percent (1.00%) of the Outstanding Principal Balance of the Pledged Receivables to be sold in such Third Party Sale at or prior to the closing thereof; provided, that any Third Party Sale effected pursuant to clause (ii) above shall require the prior written consent of the Lender;

(b) if Freedom Financial proposes to enter into a proposed Third Party Sale, Freedom Financial shall send a written notice (the “Proposed Sale Notice”) to the ReMark, at least 15 Business Days before the proposed date of the effectiveness of the related Third Party Sale, setting forth in detail satisfactory to ReMark the terms and conditions of the proposed Third Party Sale (the “Proposed Sale Arrangement”);

(c) at any time within the 15 Business Days after the date on which ReMark receives the Proposed Sale Notice, ReMark may exercise the right of last look provided under this Section 9.16 by delivering a notice (the “Last Look Exercise Notice”) to Freedom Financial, and if ReMark does not deliver a timely Last Look Exercise Notice, ReMark shall be deemed to have irrevocably waived its right to exercise the right of last look provided by this Section 9.16 with respect to the Third Party Sale that is the subject of the Proposed Sale Notice, and Freedom Financial shall be permitted to enter into the Third Party Sale without the payment of any prepayment fee to ReMark;

(d) to the extent ReMark exercises its right of last look under this Section 9.16, the Third Party Sale with ReMark shall be on the same terms and conditions, including the date of effectiveness, as were applicable to the Proposed Sale Arrangement as set forth in the Proposed Sale Notice; and

(e) the foregoing provisions of this Section 9.16 shall not apply to any proposed Third Party Sale between a purchaser and TCG

SECTION 9.17 Patriot Act Notice. Each of the Lender and the Administrator (for itself and not on behalf of the Lender) hereby notifies Freedom Financial and the Borrower that pursuant to the requirements of the USA Patriot Act of 2001, it is required to obtain, verify and record information that identifies Freedom Financial and the Borrower, which information includes the name and address of Freedom Financial and the Borrower and other information that will allow the Lender or the Administrator, as applicable, to identify Freedom Financial and the Borrower in accordance with the requirements of such act.

SECTION 9.18 Obligations Several; Independent Nature of Lenders’ Rights. In the event there is ever more than one Lender under this Agreement, the obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or commitment of any other Lender hereunder. Nothing contained herein or in any other Transaction Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 9.04(b), each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Transaction Documents and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FREEDOM FINANCIAL AUTO RECEIVABLES, LLC, as Borrower

By:	/s/ Jerry Fenstermaker
Name: Jerry Fenstermaker
Title: President

3058 East Elm Street
Springfield, MO 65802
Attention: Jerry Fenstermaker
Facsimile No.: (417) 841-1200
Confirmation No.: (417) 886-6600 (x201)

FREEDOM FINANCIAL GROUP, INC., individually and as Servicer

By:	/s/ Jerry Fenstermaker
Name: Jerry Fenstermaker
Title: President

3058 East Elm Street
Springfield, MO 65802
Attention: Jerry Fenstermaker
Facsimile No.: (417) 841-1200
Confirmation No.: (417) 886-6600 (x201)

ARCHON GROUP, L.P., as Administrator and Custodian

By:	/s/ Michael Forbes
Name: Michael Forbes
Title: Director

6011 Connection Drive
Irving, Texas 75039
Attention: Loan Servicing
Facsimile No.: 972-368-3499
w/copy to:
General Counsel
Facsimile No.: (972) 368-3199

REMARK LENDING CO. a division of ReMark Capital Group, LLC, individually and as Lender

By:	/s/ Jeffrey W. Kramer
Name: Jeffrey W. Kramer
Title: CEO

60 Columbus Circle, 20th Floor
New York, New York 10023
Attention: Jeffrey W. Kramer
Facsimile No.: (212) 801-3762
Confirmation No.: (212) 801-3951

w/copy to:

Goldman Sachs & Co. Inc.
85 Broad Street, 29th Floor
New York, New York 10004
Attention: Gaurav Seth
Facsimile No.: (212) 902-9356

and

Goldman Sachs & Co. Inc.
85 Broad Street, 29th Floor
New York, New York 10004
Attention: Joseph Risico, Esq.
Facsimile No.: (212) 855-9634

SCHEDULE I

DEFINED TERMS

As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrator” shall mean Archon Group, L.P., in its capacity as administrator hereunder, and its successors and assigns.

“Administrator Fee” means a fee equal to $500.00 per month, payable to the Administrator in arrears on each Settlement Date.

“Advance” has the meaning specified in Section 2.01.

“Adverse Claim” means a lien, security interest, charge, encumbrance or other right or claim of any Person other than, with respect to the Pledged Assets, any lien, security interest, charge, encumbrance or other right or claim in favor of the Lender (or the Administrator on behalf of the Lender).

“Adjusted Originator Net Investment Rate” means, with respect to an Eligible Receivable, the Originator Net Investment Rate for such Eligible Receivable, less ten (10.0) percentage points.

“Administrator’s Bank” has the meaning set forth in Section 6.02(a).

“Affected Party” has the meaning set forth in Section 2.06.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 5% or more of the Securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregate Borrowing Base To Collateral Value Ratio” means the weighted average of the Individual Borrowing Base to Collateral Value Ratios, weighted by the Individual Borrowing Base Amount of each Eligible Receivable.

“Aggregate Individual Borrowing Base Amounts” means sum of the Individual Borrowing Base Amounts.

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“Aggregate Outstanding Principal Balance of Eligible Receivables” means the sum of the outstanding Principal Balances of all Pledged Receivables that are Eligible Receivables.

“Agreement” means this Revolving Loan and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.

“Amount Financed” means, with respect to a Receivable, the aggregate amount of credit extended under such Receivable toward the purchase price of the related Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

“Assigned Documents” has the meaning set forth in Section 2.07.

“Assignment” has the meaning set forth in the PCA.

“Assignment and Acceptance” has the meaning set forth in Section 9.04(a).

“Available Funds” means, for each Settlement Date, the sum of the following amounts with respect to the preceding Remittance Period, without duplication: (i) all Collections on the Pledged Receivables; (ii) all Liquidation Proceeds received during such Remittance Period with respect to Liquidated Receivables; (iii) the Release Price of each Receivable repurchased by the Borrower, Freedom Financial or the Servicer during such Remittance Period; (iv) investment earnings in respect of Available Funds on deposit in the Collection Account for the related Settlement Date; and (v) all amounts received during such Remittance Period pursuant to Insurance Policies with respect to any Financed Vehicles.

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended, or any successor statute.

“Bankruptcy Event” shall be deemed to have occurred with respect to a Person if either:

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

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“Benefit Plan” shall mean an “employee benefit plan”, as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or any “plan” as defined in Section 4975 of the Code.

“Borrower” means Freedom Financial Auto Receivables, LLC, a Delaware limited liability company, in its capacity as borrower hereunder.

“Borrower Funding Account” means an account (number 152308189496) in the name of the Borrower and maintained with US Bank National Association.

“Borrowing” means a borrowing of money by the Borrower from the Administrator or the Lender in the form of Advances made under this Agreement.

“Borrowing Base” means, as of any date of determination, the sum of (a) the lesser of (x) the Aggregate Individual Borrowing Base Amounts and (y) the product of (i) the Maximum Weighted Average Advance Rate and (ii) the Aggregate Outstanding Principal Balance of Eligible Receivables, and (b) eighty percent (80.0%) of the Net Collection Account Amount, less (c) the Overconcentration Amount.

“Borrowing Base Certificate” means a report, in substantially the form of Exhibit A, prepared by the Servicer for the benefit of the Administrator and the Lender pursuant to Section 6.08(b).

“Borrowing Base Deficiency” means, as of any date that the Borrowing Base shall be less than the Facility Amount, an amount equal to the amount of such deficiency.

“Borrowing Date” means, with respect to any Borrowing, the Business Day on which such Borrowing is funded (each such date, other than in the case of the initial Borrowing, shall be a “Subsequent Borrowing Date”).

“Business Day” means a day of the year other than a Saturday or a Sunday or any other day on which banks are not authorized or required to close in New York City or the State of New York.

“Change of Control” means that at any time (i) Freedom Financial shall own less than 100% of all classes of member interests of the Borrower, (ii) any event or condition occurs which results in any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than a Person or group that owns capital stock of Freedom Financial on the date of this Agreement: (A) having acquired beneficial ownership of 50% or more of any outstanding class of capital stock of Freedom Financial having ordinary voting power in the election of directors of Freedom Financial or (B) obtaining the power (whether or not exercised) to elect a majority of Freedom Financial’s directors, (iii) Freedom Financial or the Borrower merge or consolidate with any other Person (A) other than in accordance with Section 7.2 of the PCA or (B) if a Funding Termination Event exists immediately prior to, or will occur as a result of, such merger or consolidation or (iv) the following officer is no longer employed directly by, and actively engaged in the business of, Freedom Financial: Jerry Fenstermaker, unless such officer is replaced within 90 days by officers deemed reasonably acceptable by the Administrator in writing.

Sch. I - 3

“Closing Date” means January 31, 2008.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Receipt” has the meaning assigned such term in Section 6.15 hereof.

“Collateral Valuation Percentage” means, with respect to an Eligible Receivable as of any date of determination, a percentage equal to (i) the Collateral Value for the related Financed Vehicle divided by (ii) the original principal balance of such Eligible Receivable.

“Collateral Value” means (a) with respect to a Financed Vehicle, the NADA trade-in value, as adjusted for mileage and additional equipment, but only if such additional equipment is identified through a search of the related vehicle identification number (VIN) in the NADA “e-Valuator Portfolio” program, or (b) with respect with a Finance Vehicle for which the NADA trade-in value is not available, and then only if the model year of the Vehicle is within six (6) months of the origination date of the related Contract, seventy-five percent (75.0%) of the MSRP for such Financed Vehicle.

“Collection Account” has the meaning set forth in Section 6.02(a).

“Collections” means, with respect to any Pledged Receivable, all cash receipts and proceeds in respect of such Pledged Receivable and the Other Conveyed Property (including, without limitation, the related Financed Vehicle) securing such Pledged Receivable, all payments of any principal, interest, fees, prepaid principal, Liquidation Proceeds, late fees, redemption fees, other penalty fees and charges and any payments under any insurance policies (including, without limitation, any Insurance Policy) on related Financed Vehicles under which Freedom Financial, the Borrower, the Administrator or the Lender are named as loss payee, or other amounts with respect to the Contract and any Related Security with respect to such Pledged Receivable, all cash proceeds of any Other Conveyed Property (including, without limitation, the related Financed Vehicle) or other Pledged Assets with respect to such Pledged Receivable.

“Commitment Percentage” has the meaning set forth in Section 9.04(b).

“Compliance Audit” has the meaning set forth in Section 6.09(b).

“Compliance Review” has the meaning set forth in Section 6.09(a).

“Contract” means (i) a retail installment sales contract or a conditional sales contract, in each case with respect to, and secured by, a Vehicle, or (ii) a promissory note evidencing the payment obligations of any Person with respect to a Vehicle, and the security agreement pursuant to which such Person’s obligations under such promissory note are secured by a Vehicle, in each case purchased by Freedom Financial.

Sch. I - 4

“Custodial Fee” means a one-time fee equal to $20.00 per Receivable File submitted for review by the Custodian.

“Custodian” means Archon Capital, L.P., and any successors and assigns of the Custodian in its capacity as custodian of the Receivable Files hereunder.

“Dealer” means a seller of Vehicles that is legally bound under a Dealer Agreement by and between such seller and Freedom Financial.

“Dealer Agreement” means an agreement by and among Freedom Financial and a Dealer relating to the sale of retail installment sale contracts and conditional sale contracts and all documents and instruments relating thereto and all security therefor to Freedom Financial, as such agreement may be amended or supplemented from time to time in accordance with this Agreement.

“Dealer Assignment” means with respect to a Receivable, an assignment executed by a Dealer conveying such Receivable to Freedom Financial, as such assignment may be amended or supplemented from time to time in accordance with this Agreement.

“Debt” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capitalized leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (g) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co making, discounting with recourse or sale with recourse by such Person of the obligation of another; (h) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (i) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (A) or (B) of this clause (i), the primary purpose or intent thereof is as described in clause (h) above; and (j) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes.

Sch. I - 5

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Funding Rate” means, as of any date of determination after the occurrence of an Event of Default, an interest rate per annum equal to the greater of (a) the Prime Rate for such date plus 6.50% and (b) the Floor Rate for such date plus 6.50%.

“Deferment Policy” means the Deferment Policy of Freedom Financial, as attached hereto as Schedule III, as such policy may hereafter be amended, modified or supplemented from time to time in compliance with this Agreement.

“Delinquent Receivable” means a Pledged Receivable with respect to which one or more scheduled payments is more than 29 days contractually delinquent.

“Eligible Receivable” means at any time, a Pledged Receivable, other than an Ineligible Receivable, with respect to which each of the representations and warranties contained in Schedule V hereto is true and correct.

“Eligible Receivables Balance” means at any time the aggregate Outstanding Principal Balance of all Eligible Receivables that are Pledged Receivables.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” has the meaning set forth in Section 7.01.

“Existing Subordinated Debt” shall mean the subordinated Debt of Freedom Financial existing as of the Closing Date, as more particularly described on Schedule VII hereto.

“Facility Amount” means, at any time, the sum of the aggregate Outstanding Advances hereunder.

“Facility Delinquency Ratio” means, as of the end of any calendar month, a percentage equal to (i) the aggregate Outstanding Principal Balance as of the end of such calendar month of all Pledged Receivables as to which the scheduled payment is more than 29 days contractually delinquent as of the end of such calendar month, including all Pledged Receivables for which the related Financed Vehicle has been repossessed and the proceeds thereof have not yet been realized by the Servicer divided by (ii) the aggregate Outstanding Principal Balance of all Pledged Receivables as of the end of such calendar month.

“Facility Fees” means the Administrator Fees, the Custodial Fees, the Successor Servicing Fees, the Structuring Fee, the Unused Facility Fees, Prepayment Fees, Make-Whole Fees and all other amounts payable to the Administrator, the Custodian, the Successor Servicer and the Lender hereunder.

Sch. I - 6

“Facility Maturity Date” means the earlier of (a) the second anniversary of the Closing Date, and (b) the date that all Outstanding Advances shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Facility Three Month Rolling Average Delinquency Ratio” means, as of the end of any calendar month, the average of the Facility Delinquency Ratios for such calendar month and the immediately preceding two calendar months.

“Final Payment Date” means the date upon which the aggregate outstanding principal amount of the Outstanding Advances and all interest accrued thereon and all Facility Fees and other Obligations have been paid in full and the Lender shall have no further obligation to make any additional Advances.

“Financed Vehicle” means any Vehicle securing a Receivable, together with all accessories, additions and parts constituting a part thereof and all accessions thereto.

“Floor Rate” means 6.00%.

“Freedom Financial” means Freedom Financial Group, Inc., a Delaware corporation, and its successors and permitted assigns.

“Funding Termination Event” means the occurrence of any of the following events:

(i) a regulatory, tax or accounting body has ordered that the activities of the Administrator or the Lender or any of their respective Affiliates contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of the Administrator or the Lender contemplated hereby may reasonably be expected to cause the Administrator or the Lender or any of their respective Affiliates to suffer materially adverse regulatory, accounting or tax consequences;

(ii) an Event of Default has occurred and is continuing; provided, however, that the occurrence of any Event of Default described in Section 7.01(c) shall result in an immediate Termination Event without the occurrence of any additional event or the taking of any action whatsoever; or

(iii) the Facility Maturity Date shall have occurred.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Government Entity” means the United States, any State, any political subdivision of a State and any agency or instrumentality of the United States or any State or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranty” means the Guaranty dated as of January 31, 2008 in the form attached as Exhibit F by Freedom Financial in favor of the Lender pursuant to which Freedom Financial absolutely and unconditionally guarantees the payment and performance of the obligations of the Borrower to the Administrator and the Lender under the Transaction Documents.

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“Guarantor” means each Person that may at any time guaranty all or any part of the Obligations in accordance with the terms hereof.

“Heartland Debt” means all Debt owed by Freedom Financial to Heartland Bank and Trust immediately prior to the initial Funding Date.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Indemnified Amounts” has the meaning set forth in Section 8.01.

“Independent Dealer” means a Dealer which is not affiliated with an auto manufacturer or distributor.

“Individual Advance Rate” means (A) for any Eligible Receivable, the lesser of (i) eighty percent (80%), (ii) the Adjusted Originator Net Investment Rate, and (iii) one hundred percent (100%) of the Collateral Valuation Percentage, and (B) for any Ineligible Receivable, zero.

“Individual Borrowing Base Amount” means for any Eligible Receivable, for so long as such Eligible Receivable is a Pledged Receivable, the product of (i) the Individual Advance Rate and (ii) the Outstanding Principal Balance of such Eligible Receivable.

“Individual Borrowing Base To Collateral Value Ratio” means, for an Eligible Receivable for so long as such Eligible Receivable is a Pledged Receivable and as of the applicable Borrowing Date, a fraction, the numerator of which is (i) the Individual Borrowing Base Amount for such Eligible Receivable and the denominator of which is (ii) the product of (X) Collateral Valuation Percentage for such Eligible Receivable and (Y) the Outstanding Principal Balance of such Eligible Receivable.

“Ineligible Receivable” means any Receivable that is a (i) Delinquent Receivable, (ii) Liquidated Receivable, (iii) Repossessed Receivable, (iv) Receivable subject to an extension, deferment, re-aging or modification not in conformance with the Deferment Policy, (v) Receivable subject to a bankruptcy proceeding with respect to the related Obligor, (vi) Receivable for which the Custodian has not received a Lien Certificate showing Freedom Financial as first lienholder of record with respect to the related Financed Vehicle from the applicable Registrar of Titles within 120 days from the date on which such Receivable became a Pledged Receivable, or (vii) Receivable that was not underwritten in accordance with the Underwriting Guidelines; provided that up to five percent (5.0%) of the Aggregate Individual Borrowing Base Amounts as of any date of determination may consist of Receivables that have been originated subject to no more than one exception to the Underwriting Guidelines, and any such Receivable shall not be deemed an “Ineligible Receivable” for purposes of this definition unless the related exception is a Non-Permitted Exception, in which case such Receivable shall be deemed an Ineligible Receivable for purposes of this definition.

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“Insurance Policy” means with respect to each Financed Vehicle securing a Receivable, any insurance policy (including the insurance policies described in Item 9 of Schedule V hereto) naming Freedom Financial as a loss payee and providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to such Financed Vehicle or the related Obligor.

“Interest Accrual Period” means, with respect to any Settlement Date, the period from, and including, the immediately preceding Settlement Date (or from and including the initial Borrowing Date, in the case of the initial Settlement Date) to, but excluding, such Settlement Date.

“Interest Carryforward Amount” means, with respect to any Settlement Date, an amount equal to the excess of (a) the interest accrued on the aggregate principal amount of the Outstanding Advances at the Note Rate during the related Interest Accrual Period, over (b) the amount actually distributed to the Lender in respect of the Interest Distribution Amount pursuant to Section 2.04(a)(iv).

“Interest Distribution Amount” means, with respect to any Settlement Date, an amount equal to the sum of (i) interest accrued on the aggregate principal amount of the Outstanding Advances at the Note Rate during the related Interest Accrual Period, and (ii) any Interest Carryforward Amounts from prior Settlement Dates.

“Interim Receivables Schedule” means the schedule of Contracts evidencing Pledged Receivables to be pledged in connection with a particular Borrowing and appended to the related Notice of Borrowing, such schedule to (a) be in an electronic file format reasonably satisfactory to the Administrator, and (b) set forth the information required and requested by the Administrator and the Custodian to value and administer the Pledged Receivables described therein, including, without limitation, the information with respect to each related Contract required to calculate the Overconcentration Amount and identification of each such Contract by (i) the account number; (ii) Obligor name and (iii) the Outstanding Principal Balance of the Receivable evidenced by such Contract as of the Borrowing Date related to such Borrowing.

“Last Look Exercise Notice” has the meaning set forth in Section 9.16(c).

“Lender” means, collectively, ReMark and/or any other Person (including, without limitation, any present or future Affiliate of ReMark) that agrees, pursuant to the pertinent Assignment and Acceptance, to make Advances secured by Pledged Assets pursuant to Article II of this Agreement.

“Lender’s Spread” means, prior to the Termination Date, 2.00% per annum and, thereafter, 6.50% per annum.

“Lien Certificate” means with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable State to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the applicable Obligor, the term “Lien Certificate” shall mean only a certificate or notification issued to a secured party.

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“Liquidated Receivable” means any Pledged Receivable with respect to which the earlier of the following has occurred: (i) the date on which any portion of any scheduled installment or other amount payable under the terms of the related Contract remains unpaid for more than one hundred twenty (120) days after the due date therefor set forth in such Contract; (ii) the earlier of (a) 60 days after the date the related Financed Vehicle is repossessed and (b) the date on which the related Financed Vehicle is sold following repossession; and (iii) the date on which such Pledged Receivable has been written off by the Servicer as uncollectible in accordance with the Servicing Standard.

“Liquidation Proceeds” means with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable net of (i) reasonable expenses of the Servicer incurred in connection with the collection of such Receivable and the repossession and disposition of the related Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

“Lockbox Account” has the meaning set forth in Section 6.02(a).

“Lockbox Account Control Agreement” has the meaning set forth in Section 6.02(a).

“Lockbox Bank” has the meaning set forth in Section 6.02(a).

“LTV Ratio” shall mean, as of any date of determination and with respect to a Receivable, a percentage equal to (i) the original principal balance of such Receivable, divided by (ii) the Collateral Value of the related Financed Vehicle.

“Make-Whole Fee” shall have the meaning set forth in Section 2.12.

“Material Adverse Effect” means, as the context may require, a material adverse effect and/or material adverse developments with respect to (i) the business operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or Freedom Financial (in its capacity as Servicer or otherwise), (ii) the ability of the Borrower or Freedom Financial (in its capacity as Servicer or otherwise) to conduct its business, (iii) the ability of the Borrower or Freedom Financial (in its capacity as Servicer or otherwise) to perform its obligations under this Agreement or any other Transaction Document to which it is a party, (iv) the legality, validity, binding effect or enforceability of this Agreement or any other Transaction Document to which the Borrower or Freedom Financial (in its capacity as Servicer or otherwise), as applicable, is a party, (v) the rights, remedies and benefits available to, or conferred upon, the Administrator or the Lender under this Agreement or any of the Transaction Documents or (vi) the validity, enforceability or collectibility of all or any portion (other than an inconsequential portion) of the Pledged Receivables.

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“Maximum Facility Amount” means initially $15,000,000; provided, however, that on or after the Termination Date, the Maximum Facility Amount shall mean the aggregate principal amount of the Outstanding Advances.

“Maximum Weighted Average Advance Rate” means, as of any date of determination during each month set forth below, the correlative percentage indicated below:

Month	Percentage

February 2008	45.00%

March 2008	45.00%

April 2008	45.00%

May 2008	55.00%

June 2008	55.00%

July 2008	55.00%

August 2008	65.00%

September 2008	65.00%

October 2008	65.00%

November 2008	75.00%

December 2008	75.00%

January 2009	75.00%

February 2009 and thereafter	80.00%

“Minimum Facility Utilization Amount” means, as of any date of determination, the product of (a) the Minimum Utilization Percentage for such date and (b) the Maximum Facility Amount.

“Minimum Utilization Percentage” means, as of any date of determination during each month set forth below, the correlative percentage indicated below:

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Month	Percentage

February 2008	20.00%

March 2008	20.00%

April 2008	20.00%

May 2008	40.00%

June 2008	40.00%

July 2008	40.00%

August 2008 and thereafter	50.00%

“Monthly Remittance Report and Compliance Certificate” means a report, in substantially the form of Exhibit B, furnished by the Servicer to the Administrator, for the benefit of the Lender, pursuant to Section 6.08(a).

“Monthly Reporting Date” means the seventh day of each calendar month or if such day is not a Business Day, the immediately preceding Business Day.

“MSRP” means, with respect to a Financed Vehicle, the manufacturer’s suggested retail price of such Financed Vehicle.

“NADA” means the National Auto Dealers Association and any successor thereto.

“Net Collection Account Amount” means, as of any date of determination, the amount of funds on deposit in the Collection Account at such time, net of any funds that are required to be set aside for the payment of accrued interest, the Administrator Fee, the Structuring Fee and the Unused Facility Fee, in each case then due and payable.

“Non-Permitted Exception” means, with respect to the Underwriting Guidelines, any of the following guidelines that are not eligible for exception: (i) no current or open bankruptcy, (ii) no APR exceeding state usury limits, (iii) no term exceeding 66 months, (iv) no deferred down payment or hold checks from the obligor, (v) no “straw” purchases by obligor for an indirect party, and (vi) no salvage or TMU - flood damaged vehicles.

“Notes” shall mean any promissory notes of Borrower evidencing the Advances made pursuant to this Agreement, if any, substantially in the form of Exhibit E.

“Note Rate” means, as of any date of determination, an interest rate per annum equal to the greater of (a) the Prime Rate for such date plus the Lender’s Spread and (b) the Floor Rate plus the Lender’s Spread; provided that after the occurrence of an Event of Default, the Note Rate shall be equal to the Default Funding Rate.

“Notice of Borrowing” has the meaning set forth in Section 2.02(b) hereof.

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“Obligations” means all present and future Debt and other liabilities, expenses and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lender, the Administrator, the Custodian, the Successor Servicer or any Affected Party arising under this Agreement and the other Transaction Documents, and shall include, without limitation, all liability for principal of and interest on the Advances, Facility Fees, reimbursable expenses, indemnifications and other amounts due or to become due under this Agreement and such other documents, including, without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means a Person obligated to make payments with respect to a Contract.

“Officer’s Certificate” of any Person means a certificate signed by the chief executive officer, president, the secretary, the chief financial officer or any vice president of such Person.

“Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement, trust agreement or other applicable documents relating to the operation, governance or management of such entity.

“Opinion of Counsel” means a written opinion of independent counsel acceptable to the Administrator, which opinion, if such opinion or a copy thereof is required by the provisions of this Agreement or the PCA to be delivered to the Borrower or the Administrator, is acceptable in form and substance to the Administrator.

“Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of formation, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

“Originator” shall mean Freedom Financial Group, Inc., in its capacity as originator hereunder, and its successors and assigns.

“Originator Net Investment Rate” means, with respect to any Receivable, a fraction, expressed as a percentage, the numerator of which is the price (net of discounts and fees) at which the Originator purchased such Receivable from the applicable Dealer, and the denominator of which is the original Principal Balance of such Receivable.

“Other Conveyed Property” has the meaning set forth in the PCA.

“Outstanding Advances” means the aggregate principal balance of the Advances made to the Borrower for the initial and any subsequent Borrowings pursuant to Sections 2.01 and 2.02, reduced from time to time by Collections received and distributed on account of the principal amount of such Advances pursuant to Section 2.04; provided, however, that such Advances outstanding shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must be returned for any reason.

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“Outstanding Principal Balance” means as of any date, with respect to any Receivable, the outstanding principal amount of such Receivable calculated using the Simple Interest Method.

“Overconcentration Amount” means on any date of determination, without duplication, the sum of:

(i) the amount by which the sum of the Individual Borrowing Base Amounts with respect to all Eligible Receivables originated by any one Dealer exceeds fifteen percent (15.0%) of the Aggregate Individual Borrowing Base Amounts at such time;

(ii) the amount by which the sum of the Individual Borrowing Base Amounts with respect to all Eligible Receivables that have a FICO Score at the time of origination of less than or equal to 525 exceeds thirty-three percent (33.0%) of the Aggregate Individual Borrowing Base Amounts at such time;

(iii) the amount by which the sum of the Individual Borrowing Base Amounts with respect to all Eligible Receivables that have a FICO Score at the time or origination of less than or equal to 575 exceeds seventy percent (70.0%) of the Aggregate Individual Borrowing Base Amounts at such time; and

(iv) the amount by which the sum of the Individual Borrowing Base Amounts with respect to all Eligible Receivables that have been originated subject to an exception to the Underwriting Guidelines exceeds five percent (5.0%) of the Aggregate Individual Borrowing Base Amounts at such time; provided that, with respect to each Eligible Receivable, there may be no more than one exception to the Underwriting Guidelines and there may be no Non-Permitted Exceptions to the Underwriting Guidelines.

“PCA” means that certain Purchase and Contribution Agreement dated as of the date hereof between Freedom Financial, as seller, and the Borrower, as purchaser, in substantially the form of Exhibit G, as such PCA may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Pledge” means the pledge of, and grant of a security interest in, any Receivable as collateral security for the prompt and complete payment when due of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to the Transaction Documents pursuant to Section 2.08.

“Pledge Agreement” means that certain Member Interest Pledge Agreement dated January 31, 2008, among the Administrator, the Borrower and Freedom Financial, pursuant to which Freedom Financial pledges its member interest in the Borrower to the Administrator, for the benefit of the Lender.

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“Pledged Assets” has the meaning set forth in Section 2.08.

“Pledged Receivables” has the meaning set forth in Section 2.08(a).

“Prepayment Fee” has the meaning specified in Section 2.13.

“Prime Rate” means, for any date of determination, the highest rate of interest (or if a range is given, the highest prime rate) published in The Wall Street Journal on such date as constituting the “prime rate” or “base rate” in such publication’s table of Money Rates or, if The Wall Street Journal is not published on such date, then in The Wall Street Journal then most recently published. Any change in the Prime Rate shall become effective upon the date on which such change occurred regardless of when the parties had knowledge of such change.

“Principal Distribution Amount” means, with respect to a Settlement Date, an amount sufficient to reduce the principal amount of Outstanding Advances on such Settlement Date to an amount equal to (x) the Borrowing Base Deficiency (if any) as of the date immediately prior to such Settlement Date, or (y) on or after the occurrence of the Termination Date, the lesser of (i) all remaining funds in the Collection Account and (ii) an amount necessary to repay the outstanding principal amount of all Advances in full.

“Proposed Sale Arrangement” has the meaning set forth in Section 9.16(b).

“Proposed Sale Notice” has the meaning set forth in Section 9.16(b).

“Purchase Date” has the meaning set forth in the PCA.

“Receivable” means any right to payment from an Obligor evidenced by a Contract.

“Receivable File” means (1) with respect to each Receivable originated on or after November 1, 2007:

(a) the duly executed original of the Contract evidencing such Receivable (together with any agreements modifying such Contract, including, without limitation, any extension agreements);

(b) the original Lien Certificate for the related Financed Vehicle securing such Receivable, or, if not yet received, a copy of the application therefor, showing Freedom Financial, as secured party and such documents, if any, that Freedom Financial keeps on file in accordance with its customary procedures indicating that the related Financed Vehicle is owned by the Obligor and subject to the interest of Freedom Financial, as first lienholder or secured party; copies of all documents needed for Freedom Financial to assign to the Borrower a first priority perfected security interest in such Financed Vehicle and the proceeds thereof;

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(c) an original or a true and complete copy of a duly executed agreement of the Obligor to furnish insurance or an insurance certificate or other similar proof of insurance coverage with Freedom Financial listed as loss payee;

(d) a true and complete copy of the credit application of the applicable Obligor;

(e) a duly executed Dealer Assignment with respect to such Receivable;

(f) if the related Financed Vehicle related to such Receivable is a used Vehicle, a true and complete copy of the odometer statement or odometer disclosure to the Obligor with respect to such Financed Vehicle;

(g) a true and complete copy of the duly executed notice to co-signer delivered to the co-signer, if any, related to such Receivable;

(h) a true and complete copy of the service contract or warranty, if any, and a true and complete copy of the GAP insurance certificate, if any, with respect to the Financed Vehicle related to such Receivable;

(i) an insurance certificate or other evidence of credit life and disability insurance policy with respect to the Obligor related to such Receivable if any premiums for such credit life and disability insurance policy were included in the Amount Financed with respect to such Receivable;

(j) a true and complete copy of the (i) NADA collateral value or Kelly Blue Book “book out” with respect to the Financed Vehicle related to such Receivable if such Financed Vehicle is a used Vehicle or, if such value is not published or available, then the “like invoice” used by Freedom Financial in determining the collateral value of the related Financed Vehicle, or (ii) the invoice or block ticket with respect to the Financed Vehicle related to such Receivable if such Financed Vehicle is a new Vehicle;

(k) true and complete copies of any lien releases necessary to release any outstanding lien on such Receivable or the related Financed Vehicle, as executed by the related secured lender(s);

(l) true and complete copies of all underwriting documentation related to such Receivable, including, without limitation, documentation of the related Obligor’s residence, income and references;

(m) true and complete copies of all other agreements, documents and instruments evidencing, securing or guarantying such Receivable;

(n) with respect to such Receivable, true and complete copies of:

(i)        the related Approval Checklist;

(ii)       the related Funding Notification;

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(iii)      the related Exception Checklist;

(iv)      the related Decision Sheet;

(v)       the related Obligor’s credit bureau reports;

(vi)      the related Verification Worksheet;

(vii)     the related Reference Sheet;

(viii)    the related Obligor’s valid drivers license;

(ix)       the related buyer’s order or bill of sale;

(x)        the income verification for the related Obligor; and

(xi)       the related Obligor’s proof of residence.

and (2) with respect to each Receivable originated prior to November 1, 2007, the items specified in the foregoing clauses (a) through (e), (g) and (h).

“Receivables Pool” means at any time the aggregation of each then outstanding Receivable originated or acquired by Freedom Financial during a particular fiscal quarter of Freedom Financial.

“Receivables Schedule” means a schedule of all Contracts evidencing Pledged Receivables, such schedule to (a) be in an electronic file format reasonably satisfactory to the Administrator, and (b) set forth the information required and requested by the Administrator and the Custodian to value and administer all of the Pledged Receivables, including, without limitation, the information with respect to each Contract required to calculate the Overconcentration Amount and identification of each Contract by (i) the account number; (ii) Obligor name and (iii) the Outstanding Principal Balance of the Receivable evidenced by such Contract as of the Borrowing Date on which it was Pledged hereunder.

“Records” means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

“Recoveries” means, with respect to any charged-off Receivable for any period, monies collected in respect thereof from whatever source, during such period, net of the sum of any reasonable expenses incurred by the Servicer in connection with the collection, repossession and disposition of the related Financed Vehicle and any amounts required by law to be remitted to the related Obligor.

“Registrar of Titles” means with respect to any State, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

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“Related Security” means with respect to any Receivable:

(i) any and all security interests or liens and property subject thereto (including, without limitation, the related Financed Vehicle) from time to time purporting to secure payment of such Receivable;

(ii) all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable;

(iii) the Other Conveyed Property related to such Receivable; and

(iv) all proceeds of the foregoing.

“Release Price” means with respect to a Pledged Receivable to be released hereunder, an amount equal to the Outstanding Principal Balance of such Pledged Receivable plus all accrued but unpaid interest thereon and the portion of the Facility Fees allocable to such Pledged Receivable thereon.

“Release Request” has the meaning assigned to such term in Section 6.15(d).

“ReMark” means ReMark Lending Co., a division of ReMark Capital Group, LLC, a Delaware limited liability company, and its successors and assigns.

“Remittance Period” means, (i) as to the initial Settlement Date, the period beginning on the date of this Agreement and ending on, and including, the last day of the calendar month immediately preceding such Settlement Date and (ii) as to any subsequent Settlement Date, the period beginning on the first day of the most recently ended calendar month and ending on, and including, the last day of the most recently ended calendar month; provided, that the final Remittance Period shall begin on, and include, the first day of the most recently ended calendar month and shall end on the Final Payment Date.

“Repossessed Receivable” means a Receivable with respect to which the related Financed Vehicle has been repossessed.

“Required Audit” means a Compliance Review or a Compliance Audit.

“Servicer” means at any time the Person then authorized, pursuant to Section 6.01, to service, administer and collect Pledged Receivables, which shall initially be Freedom Financial.

“Servicer Delinquency Ratio” means, as of the end of any calendar month, a percentage equal to (i) the aggregate outstanding principal balance as of the end of such calendar month of all Receivables serviced by the Servicer or any Affiliate thereof as to which the scheduled payment is more than 29 days contractually delinquent as of the end of such calendar month, including all Receivables for which the related Financed Vehicle has been repossessed and the proceeds thereof have not yet been realized by the Servicer divided by (ii) the aggregate outstanding principal balance of all Receivables serviced by the Servicer or any Affiliate thereof as of the end of such calendar month.

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“Servicer Default” means the occurrence of any of the following events:

(i) the failure of the Servicer to deliver to the Administrator the Monthly Remittance Report and Compliance Certificate on the Monthly Reporting Date;

(ii) any failure by the Servicer to make a payment, transfer or deposit, or deliver to the Administrator any proceeds or payment required to be so delivered under the terms of the Transaction Documents to which it is a party within one (1) Business Day of the due date therefor;

(iii) any failure on the part of the Servicer to duly observe or perform any other covenants or agreements of the Servicer set forth in the Transaction Documents to which the Servicer is a party, which failure would have a Material Adverse Effect on the rights or interests of the Administrator or the Lender;

(iv) any representation, warranty or certification made by the Servicer in the Transaction Documents to which it is a party, or in any certificate delivered pursuant to the Transaction Documents to which it is a party, including without limitation any Notice of Borrowing, and Borrowing Base Certificate or any Monthly Remittance Report and Compliance Certificate, proves to have been incorrect when made, which (i) would have a Material Adverse Effect on the rights of the Administrator or the Lender, and (ii) if capable of remedy, continues unremedied for a period of ten (10) days after the earlier to occur of (x) discovery by a senior officer of the Servicer or (y) the date on which written notice thereof, requiring the same to be remedied, shall have been received by a senior officer of the Servicer;

(v) the occurrence of any Bankruptcy Event with respect to the Servicer;

(vi)  the Servicer Delinquency Ratio exceeds 23.00%;

(vii)  the Facility Three Month Rolling Average Delinquency Ratio exceeds 22.00%;

(viii) the Servicer Loss Ratio exceeds 16.50%; or

(ix) the Facility Delinquency Ratio exceeds 21.00% for three (3) consecutive months.

“Servicer Loss Ratio” means, as of any date, the product of (a) the ratio of (x) the cumulative amount of charge-offs taken with respect to all Receivables serviced by Servicer during the immediately preceding calendar month, to (y) the aggregate outstanding principal balance of all Receivables serviced by Servicer as of the beginning of such immediately preceding calendar month, multiplied by (b) 12.

“Servicer Termination” has the meaning set forth in Section 7.01.

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“Servicing Officer” means any Person whose name appears on a list of Servicing Officers delivered to the Agent and the Custodian, as the same may be amended, modified or supplemented from time to time.

“Servicing Policies and Procedures” means the Loan Servicing Policy of Freedom Financial, as attached hereto as Schedule II, as such policy may hereafter be amended, modified or supplemented from time to time in compliance with this Agreement.

“Servicing Standard” has the meaning set forth in Section 6.01(b).

“Settlement Date” means the fifteenth day of each month, commencing February 15, 2008, or, if any such date is not a Business Day, the next succeeding Business Day; provided, that the final Settlement Date shall occur on the Final Payment Date.

“Simple Interest Method” means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year or any alternative method required under the applicable Contract) elapsed since the preceding payment under the obligation was made.

“Simple Interest Receivable” means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

“State” means one of the fifty states of the United States or the District of Columbia.

“Structuring Fee” means a fee equal to $150,000 (1.00% of the Maximum Facility Amount), payable to the Lender on the Closing Date. The Structuring Fee shall be deemed fully earned by the Lender as of the Closing Date.

“Subsequent Borrowing” means a Borrowing which occurs on a Subsequent Borrowing Date.

“Subsequent Borrowing Date” has the meaning ascribed to such term in the definition of “Borrowing Date”.

“Successor Servicer” means any successor to Freedom Financial as Servicer of the Receivables.

“Successor Servicing Fee” means, for any Remittance Period after Freedom Financial is terminated as Servicer, an amount payable out of Collections on the Pledged Receivables and agreed to among the Successor Servicer, the Lender and the Administrator.

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“Supplemental Principal Distribution Amount” means the amount, if any, of Available Funds remaining after distributions have been made pursuant to priorities (i) through (v) of Section 2.04(a).

“Tangible Net Worth” means with respect to Freedom Financial, the amount calculated in accordance with GAAP as (a) the total stockholder’s or other equity of Freedom Financial and its consolidated subsidiaries, minus (b) the sum of (i) all subordinated Debt of Freedom Financial and its consolidated subsidiaries, (ii) all prepaid expenses of Freedom Financial and its consolidated subsidiaries, and (iii) all intangible assets of Freedom Financial and its consolidated subsidiaries, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent allocations, licenses and rights in any of the foregoing and other items treated as intangible assets in accordance with GAAP.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of Lender, its lending office) is located or in which that Person (and/or, in the case of Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of Lender, its lending office).

“TCG” means The Credit Group, Inc., a wholly-owned Canadian subsidiary of Freedom Financial and its successors.

“Termination Date” means the earliest of (i) the Facility Maturity Date, (ii) the date of the declaration or automatic occurrence of the Termination Date pursuant to Section 7.01, (iii) at the option of the Lender in its sole discretion upon written notice to the Borrower, the occurrence of a Funding Termination Event, or (iv) the occurrence of the termination of this Agreement upon a prepayment in full of the Outstanding Advances pursuant to Section 2.13 hereof.

“Third Party Sale” means any sale or other conveyance, on market terms, of any Receivables (regardless of whether such Receivables are owned by the Originator or the Borrower or constitute Pledged Receivables) to one or more Persons that are not affiliated with the Originator or the Borrower pursuant to which the Servicer’s servicing rights shall be released (or, if retained, the Servicer shall be paid a market rate of compensation for its servicing duties).

“Transaction Documents” means this Agreement, the PCA, the Pledge Agreement, the Guaranty, the Notes, if any, the Lockbox Account Control Agreement and all other documents, agreements and instruments delivered by the Borrower or any Guarantor to the Lender in connection with this Agreement, as the foregoing may be amended, supplemented or restated from time to time.

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“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“United States” means the United States of America.

“Underwriting Guidelines” means the Underwriting Guidelines of Freedom Financial, as attached hereto as Schedule IV as such guidelines may hereafter be amended, modified or supplemented from time to time in compliance with this Agreement.

“Unused Facility Fee” means a fee, payable to the Lender on each Settlement Date in arrears pursuant to Section 2.04, equal to the product of (i) 0.0208% and (ii) the excess of (a) the Maximum Facility Amount, over (b) the daily average outstanding Facility Amount during the related Interest Accrual Period; provided that the Unused Facility Fee for a Settlement Date shall be deemed to equal zero if the Weighted Average Advance Rate for such Settlement Date is less than 50.00%.

“Utilization Percentage” means, as of any date of determination, the percentage obtained by dividing (x) the sum of (i) the Facility Amount and (ii) the product of (A) the Maximum Weighted Average Advance Rate and (B) the aggregate Principal Balance of any Pledged Receivables sold by the Borrower or the Originator to ReMark in the past three (3) months, by (y) the Maximum Facility Amount.

“Vehicle” means a new or a used automobile, minivan, sports utility vehicle or light duty truck.

“Warrants” shall mean warrants for the purchase of up to 700,000 shares of common stock of Freedom Financial issued to the Lender or its designee pursuant to a Warrant Agreement in substantially the form attached hereto as Exhibit I.

“Weighted Average Advance Rate” means, as of any date of determination, the ratio of (a) the Facility Amount as of such date of determination over (b) the Aggregate Outstanding Principal Balance of Eligible Receivables as of such date of determination.

“Weighted Average Note Rate” means, for any Interest Accrual Period, the weighted average Note Rate for each day during such Interest Accrual Period, weighted on the basis of the Outstanding Advances related to each Pledged Receivable as of each such day.

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SCHEDULE II

LOAN SERVICING POLICY

Collection Department Structure:

Our account mangers handle the customer accounts from cradle to grave as determined alphabetically. This gives our account managers a defined responsibility. This also helps in managing the account managers work load by adjusting the range of alphabet they handle.

Collection Correspondence:

Collection letters that are sent to our customers come from a suite of letters that have been stored on our computer program. These letters have been reviewed and approved by legal and management. Collectors do not send out self styled letters to customers.

The initial billing statement goes out to all customers 20 days before the payment becomes due. Past due notices are sent out at 10 days past due and again at 40 days past due and every 30 days thereafter as long as the customer continues past due. The other letters available to the collectors are sent out as the collectors deem necessary.

Collection Calls:

Our collectors make collection phone calls from a queue of customers. The delinquent customers are scored with the highest score customers being first in the collection queue. Collection procedures are initiated on the first day an account becomes one day past due and continue on a daily basis until that account is resolved by either paying up to date or reaching a satisfactory agreement as to a payment arrangement.

Repossession of Collateral:

Repossessions are not initiated by a defined trigger date. All repossessions are done on a case by case basis with account managers having the responsibility to determine when collection activities have been exhausted and repossession is the last cure.

Once the account manager feels it is necessary to move against the collateral they fill out a request form which is then approved by the Collection Supervisor and the Collections Manager. This way we keep the chance of an unwarranted repossession to a minimum and give the collection management another opportunity to review collection procedures and training.

Due Date Changes:

Due date changes are granted on a limited case-by-case basis as deemed appropriate by our Collections Manager and Collections Supervisor. Due date changes are typically granted in situations to align a customer’s payment due date with the customer’s regularly scheduled paycheck.

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SCHEDULE III

DEFERMENT POLICY

1. Extensions shall be granted on a case-by-case basis after consideration of all of the relevant facts and circumstances.

2. As a general guideline, extensions shall be granted to borrowers who have a previous history of timely payments and who, after receiving an extension, are likely to continue to make payments in a timely manner.

3. Typical situations where an extension might be granted include a) borrowers who have suffered a temporary employment layoff, but are now employed again or b) borrowers who have experienced a large unexpected expenditure (such as a hospital charge) that causes them to be unable to make a particular scheduled payment.

4. No borrower shall be granted more than one extension in any 12 month period.

5. No borrower shall be granted more than 2 extensions over the life of the loan.

6. At any given point in time, no more than 15% of all loans in the portfolio shall have been granted an extension.

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SCHEDULE IV

UNDERWRITING GUIDELINES

❖	Application review

•	Applicant must have $1500/mo gross income. Will combine income for married couple if necessary to meet minimum.

▪	Maximum DTI 45% (40% if income less than $1600)
▪	Maximum PTI 20% (15% if income less than $1600)

•	Must be able to verbally verify 12 months employment. If less than 12 months on current job, must have 3 yrs work history in file.

•	If residence is less than 1 yr, must have 3 yr residence history in file.

❖	Credit Review

•	Require minimum of 3 trade lines in file, or car credit/equivalent installment loan

•	No open bankruptcy accounts.

•	Re-establishment of credit since bankruptcy is required

❖	Collateral Review

•	Maximum age of vehicle is 8 calendar years

•	Ineligible vehicles include Daewoo, commercial vehicles, and vehicles with branded or salvaged titles

•	Maximum term

▪	60 months on units no older than 3 yrs with mileage under 30K miles
▪	54 months on units with mileage 30,001-60K miles
▪	48 months on units with mileage 60,001-85K miles
▪	42 months on units with mileage 85,001-105K miles

•	Maximum mileage on vehicle 105K miles

❖	Rates & Advance

•	Rates are based on credit scores and aligned within our 3-tier system

Sch. IV - 1

•	Maximum advance 110% NADA trade in value (includes tax, title & license)

•	Backend products may be allowed at up to 15% NADA trade in value

•	Acquisition fees are based on credit score and range from $195 - $695

Sch. IV - 2

SCHEDULE V

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO ELIGIBLE
RECEIVABLES

The following representations and warranties are made by the Borrower with respect to only the Receivables which are designated as being Eligible Receivables on a Borrowing Base Certificate or a Monthly Remittance Report and Compliance Certificate or are otherwise represented to the Administrator or the Lender as being Eligible Receivables.

1. Each Receivable has an original term of 24 to 60 months.

2. Each Receivable is not a Delinquent Receivable or a Liquidated Receivable.

3. Each Receivable satisfies in all material respects, including but not limited to, down-payment provisions, the requirements of Freedom Financial’s Underwriting Guidelines as in effect on the Closing Date or as otherwise amended from time to time in compliance with the Agreement; provided that up to five percent (5.0%) of the Pledged Receivables (by outstanding principal balance as of the related Cut-off Date) may be originated subject to no more than one exception to such Underwriting Guidelines.

4. Each Receivable was purchased by Freedom Financial from an approved Dealer located in the States of Indiana, Illinois, Kansas, Missouri, Oklahoma and Tennessee.

5. Each Receivable is denominated in U.S. dollars and the Receivable File for each Receivable contains (i) a photocopy of each Obligor’s valid and current driver’s license which indicates that such Obligor is currently residing in the United States, and (ii) documented social security information for such Obligor.

6. Each Receivable is secured by a Financed Vehicle and a valid first priority perfected security interest is in effect with respect to such Financed Vehicle.

7. Each Receivable is owned solely by the Originator free and clear of any Adverse Claim, excluding liens that will be released no later than the related Borrowing Date.

8. The related security interest in the related Financed Vehicle is perfected and with clear legal right of repossession and such security interest has been assigned to the Borrower by Freedom Financial and is in full force and effect and is not subject to any Adverse Claims.

9. As of the date such Receivable was acquired by the Borrower pursuant to the PCA, the Financed Vehicle securing such Receivable was covered by a comprehensive and collision Insurance Policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value and (b) the principal amount due from the Obligor under the related Receivable, (ii) naming Freedom Financial as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and the related Obligor is required to maintain physical loss and damage insurance, naming Freedom Financial as loss payee. All necessary steps have been taken in order to assign Freedom Financial’s rights as loss payee under the aforementioned insurance policies to the Borrower and to pledge such rights from the Borrower to the Administrator, for the benefit of the Lender.

Sch. V - 1

10. Each Receivable meets, in all material respects, applicable requirements of federal, state, and local laws and regulations (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws).

11. Each Receivable is not subject to any right of setoff by the related Obligor.

12. Each Receivable will be clearly marked in the books and records of Freedom Financial as having been sold to the Borrower and as being subject to a first priority security interest granted by the Borrower to the Administrator for the benefit of the Lender.

13. Each Receivable was purchased at the point-of-sale from a Dealer, and is not part of a bulk portfolio purchase.

14. Each Receivable has an original Principal Balance of not less than $5,000, and not more than $25,000.

15. Each such Receivable (i) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business and such Dealer was in good standing and had all necessary licenses and permits to originate Receivables in the state where such Dealer was located at such time of origination, (ii) was fully and properly executed by the parties thereto, and was purchased by Freedom Financial from such Dealer under an existing Dealer Agreement and was validly assigned by such Dealer to Freedom Financial, (iii) is evidenced by a Contract which contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security related thereto, and (iv) is evidenced by a Contract which provides for level monthly payments which, if made when due, shall fully amortize the Amount Financed over the original term and in any event does not provide for any scheduled monthly payment to be in an amount in excess of 110% of any other scheduled monthly payment thereunder.

16. Each such Receivable was originated without any fraud or material misrepresentation on the part of the Obligor or Freedom Financial. Each such Receivable that was sold or contributed by Freedom Financial to the Borrower was sold or contributed without any fraud or material misrepresentation on the part of Freedom Financial.

Sch. V - 2

17. Each such Receivable is evidenced by a Contract which complies with all applicable requirements of law, represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; and all parties to such Contract had full legal capacity to execute and deliver such Contract and all other documents related thereto and to grant the security interest purported to be granted thereby and such Receivable has not been prepaid or repaid in full.

18. The information pertaining to each such Receivable set forth in the Schedule of Receivables (as defined in the PCA), the related Assignment, each Notice of Borrowing, each Borrowing Base Certificate and each Monthly Remittance Report and Compliance Certificate is true and correct in all material respects.

19. All electronic transmissions of information with respect to each Receivable provided by the Servicer to the Administrator from time to time was complete and accurate in all material respects as of the date so provided.

20. All filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Administrator, for the benefit of the Lender, a first priority perfected lien on such Receivables and the Other Conveyed Property related thereto and the proceeds thereof have been made, taken or performed.

21. With respect to each such Receivable there exists a Receivable File and such Receivable File contains each item required pursuant to the definition of the term Receivable File; and a copy of such Receivable File has been delivered to the Custodian.

22. No such Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing such Receivable has not been released from the lien of the Administrator, for the benefit of the Lender, in whole or in part.

23. No such Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under the PCA and this Agreement and Freedom Financial has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of such Receivable.

24. No such Receivable has been sold, transferred, assigned or pledged by Freedom Financial to any Person other than the Borrower. No Dealer has a participation in, or other right to receive, Collections of any such Receivable, and Freedom Financial has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Dealer Agreement, the related Insurance Policy or to payments due under such Receivable. All origination fees with respect to such Receivable have been paid in full. Any Dealer participation payments relating to such Receivable due from Freedom Financial were paid to the applicable Dealer prior to the purchase by, or contribution to, the Borrower of such Receivable pursuant to the PCA.

Sch. V - 3

25. Freedom Financial has not done anything to convey any right to any Person that would result in such Person having a right to payments due under any Receivable or otherwise to impair the rights of the Borrower or the Lender in such Receivable or the proceeds thereof.

26. No such Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to Freedom Financial or the Borrower.

27. No such Receivable is subject to any litigation or right of rescission, setoff, counterclaim or defense as of the date acquired by the Borrower pursuant to the PCA.

28. With respect to each such Receivable, the Lien Certificate for the related Financed Vehicle shows or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle, the Lien Certificate being applied for will show Freedom Financial named as the first priority secured party under such Receivable and, accordingly, Freedom Financial will be the holder of a first priority security interest in such Financed Vehicle (except, as to priority, for any tax lien or mechanic’s lien arising after the related Purchase Date). With respect to each such Receivable for which the Lien Certificate has not yet been returned from the applicable Registrar of Titles, Freedom Financial has received written evidence from the related Dealer or the Obligor (in a form acceptable to the Borrower and the Administrator) that such Lien Certificate showing Freedom Financial, as first lienholder has been applied for. If the Receivable was originated in a State in which a filing or recording is required of the secured party to perfect a security interest in motor vehicles, such filings or recordings have been duly made to show Freedom Financial named as the first priority secured party under the related Receivable.

29. No selection procedures adverse to the Borrower or the Lender have been utilized in selecting any such Receivable from all other similar Receivables originated or purchased by Freedom Financial.

30. The Dealer that sold the Financed Vehicle related to such Receivable had good and marketable title to such Financed Vehicle free and clear of all claims, liens, encumbrances, and rights of all third parties immediately prior to the sale of such Financed Vehicle to the applicable Obligor (other than any claims, liens, encumbrances, and rights of third parties which were terminated upon the consummation of such sale).

31. If the Financed Vehicle related to such Receivable is a used vehicle, it was never subject to a “salvage” title or been declared a total loss by an insurance company and it does not currently have a “True Mileage Unknown” (TMI) designation.

32. If such Receivable was purchased by Freedom Financial from a Dealer, such Dealer was the sole and unconditional owner of the related Contract and any guaranty made in connection with such Contract and had the right and authority to assign the Contract and any such guaranty to Freedom Financial. All amounts due and owing to such Dealer by Freedom Financial in respect of such Receivable have been paid in full to such Dealer.

Sch. V - 4

33. The Contract related to such Receivable and the other documents related thereto were duly and properly executed by each party thereto, and such Contract arose from the completed delivery of a Vehicle to an Obligor which Vehicle has been accepted by the Obligor.

34. The Financed Vehicle related to such Receivable is not subject to any tax or mechanic’s lien as of the date acquired by the Borrower pursuant to the PCA.

35. The Financed Vehicle related to such Receivable has not been repossessed from the related Obligor.

36. Each such Receivable is a Simple Interest Receivable.

37. Each such Receivable and the Other Conveyed Property related thereto is free and clear of any Adverse Claim, other than tax and mechanic’s liens with respect to the Financed Vehicle related to such Receivable or any lien or claim on a Financed Vehicle subordinate in priority to the security interest of the Borrower in such Financed Vehicle.

38. Each such Receivable has been duly and validly assigned by Freedom Financial to the Borrower pursuant to the PCA and the related Assignment and the Borrower has good and marketable title to such Receivable.

39. The original terms of such Receivable have not been modified to change either the amount, amortization, maturity date, interest rate or other payment terms (other than any payment extension which has been granted pursuant to the terms of the Deferment Policy) pursuant to the related Contract for any reason after the pledge of such Receivable hereunder.

40. No Receivable shall be owned or transferred to Borrower by TCG

Sch. V - 5

Schedule VI

TRADENAMES, FICTITIOUS NAMES
AND “DOING BUSINESS AS” NAMES

Freedom Financial Group of Delaware, Inc.

Freedom Financial Group of Illinois, Inc.

Freedom Financial Group of Indiana, Inc.

Freedom Financial Group of Michigan, Inc.

Freedom Financial Group of Missouri, inc.

Freedom Financial Group of North Carolina, Inc.

Freedom Financial Group of Ohio

Freedom Financial Group of Oklahoma

FFG of Texas, Inc.

Sch. VI - 1

Schedule VII

EXISTING SUBORDINATED DEBT

Creditor Name	Outstanding Principal Balance	Maturity Date

None	N/A	N/A

Sch. VII - 1

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

Archon Group, L.P., as Administrator
6011 Connection Drive
Irving, Texas 75039

Re:
Revolving Loan and Security Agreement, dated as of January 31, 2008 (the “Loan Agreement”) by and among Freedom Financial Auto Receivables, LLC, a Delaware limited liability company, as Borrower, Freedom Financial Group, Inc., individually and as Servicer, Archon Group, L.P., a Delaware limited partnership, as Administrator and Custodian, and ReMark Lending Co., a division of ReMark Capital Group, LLC, a Delaware limited liability company, as Lender

Reference is hereby made to the Loan Agreement. Capitalized terms used and not otherwise defined herein shall have the meaning given to them in the Loan Agreement. The Borrower hereby gives you irrevocable notice, pursuant to Section 2.02(b) of the Loan Agreement, that the Borrower hereby requests a Borrowing under the Loan Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(b) of the Loan Agreement:

(i) The aggregate amount of the Proposed Borrowing is $[__________]1 .

(ii) The Borrowing Date for the Proposed Borrowing is [____________].

(iii) The Facility Amount, after giving effect to the Proposed Borrowing, will be $[_________________].

Attached hereto as Schedule A is a true, correct and complete copy of the Interim Receivables Schedule for the Eligible Receivables to be Pledged in connection with the Proposed Borrowing. Attached hereto as Schedule B is a true, correct and complete Borrowing Base Certificate for the Proposed Borrowing.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Borrowing Date for the Proposed Borrowing:

(A) the representations and warranties contained in the Loan Agreement and in the other Transaction Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, as the case may be; and

1 Not less than $200,000.

Ex. A -1- 1

(B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

IN WITNESS WHEREOF, this Certificate is executed as of ____________, 20__.

FREEDOM FINANCIAL AUTO RECEIVABLES, LLC

By:
Name:
Title:

Ex. A -1- 2

EXHIBIT A-2

FORM OF BORROWING BASE CERTIFICATE

Archon Group, L.P., as Administrator
6011 Connection Drive
Irving, Texas 75039

Re:
Revolving Loan and Security Agreement, dated as of January 31, 2008 (the “Loan Agreement”) by and among Freedom Financial Auto Receivables, LLC, a Delaware limited liability company, as Borrower, Freedom Financial Group, Inc., individually and as Servicer, Archon Group, L.P., a Delaware limited partnership, as Administrator and Custodian, and ReMark Lending Co., a division of ReMark Capital Group, LLC, a Delaware limited liability company, as Lender

Reference is hereby made to the Loan Agreement. Capitalized terms used and not otherwise defined herein shall have the meaning given to them in the Loan Agreement. This Borrowing Base Certificate (this “Certificate”) is being delivered to you pursuant to Section 6.08(b) of the Loan Agreement. The Servicer and the Borrower hereby jointly and severally represent and warrant to you and the Lender as follows:

(a) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default;

(b) The representations and warranties of the Servicer and the Borrower in the Transaction Documents are true and correct as of the date hereof;

(c) Each Receivable listed on the Interim Receivables Schedule attached to the accompanying Notice of Borrowing is an Eligible Receivables and each of the conditions precedent to Borrowing set forth in Article III of the Loan Agreement have been or will be satisfied on or prior to the related Borrowing Date;

(d) After giving effect to the Borrowing requested by the Borrower on the Borrowing Date specified in the accompanying Notice of Borrowing, (i) the Facility Amount will not exceed the lesser of (x) the Maximum Facility Amount and (y) the Borrowing Base, and (ii) Freedom Financial shall be in compliance with the financial covenants set forth in subclauses (ii) through (iv) of Section 5.01(b) of the Loan Agreement; and

(e) The officers signing this Certificate are the duly elected, qualified and acting officers of the Servicer and the Borrower, respectively, as indicated below such officer’s signature hereto.

Ex. A -2- 1

IN WITNESS WHEREOF, this Certificate is executed as of ____________, 20__.

FREEDOM FINANCIAL GROUP, INC.

By:
Name:
Title:

FREEDOM FINANCIAL AUTO RECEIVABLES, LLC

By:
Name:
Title:

Ex. A -2- 2

EXHIBIT B

FORM OF MONTHLY REMITTANCE REPORT AND COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he is the Chief Financial Officer of Freedom Financial Group, Inc., a Delaware corporation (“Freedom Financial”), and that as such he is authorized to execute this certificate on behalf of the Servicer (as defined below). With reference to the Revolving Loan and Security Agreement dated as of January 31, 2008 (together with all amendments or supplements thereto being the “Loan Agreement”), among Freedom Financial, in its individual capacity and as servicer (in such capacity, the “Servicer”), Freedom Financial Auto Receivables, LLC, a Delaware limited liability company (the “Borrower”), Archon Group, L.P., as administrator (in such capacity, the “Administrator”) and custodian (in such capcity, the “Custodian”), and ReMark Lending Co., a division of ReMark Capital Group, LLC (the “Lender”), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Loan Agreement unless otherwise specified):

(a)
The representations and warranties of the Borrower, Freedom Financial and the Servicer in each of the Transaction Documents were true and correct in all material respects when made, and are repeated at and as of the time of delivery hereof and to the best of the undersigned’s knowledge are true and correct in all material respects at and as of the time of delivery, except as such representations and warranties are modified to give effect to the transactions expressly permitted by the Loan Agreement and except for such representations and warranties as are by their express terms limited to a specific date and except as otherwise disclosed to the Administrator and the Lender in writing.

(b)
Each of the Borrower, Freedom Financial and the Servicer has performed and complied with all agreements and conditions applicable to it contained in the Transaction Documents required to be performed or complied with by it prior to or at the time of delivery hereof.

(c)
Since the later of the date of the Loan Agreement or the Servicer’s most recent Monthly Remittance Report and Compliance Certificate no change has occurred, either in any case or in the aggregate, in the business, financial condition or results of operations, of the Borrower, Freedom Financial or the Servicer which would have a Material Adverse Effect.

(d)	The Servicer hereby certifies that no Default or Event of Default has occurred or is continuing at the time of delivery hereof.

(e)	At the time of delivery hereof, Freedom Financial is in compliance with the financial covenants set forth in clauses (ii) through (iv) of Section 5.08(b) of the Loan Agreement.

(f)	The information set forth in the attached remittance report is accurate as of the last day of the Remittance Period immediately preceding the date hereof.

Ex. B - 1

EXECUTED AND DELIVERED this _____ day of _____________________.

SERVICER:

FREEDOM FINANCIAL GROUP, INC.

By:__________________________________
Name:________________________________
Title:_________________________________

Ex. B - 2

EXHIBIT C

FORM OF COLLATERAL RECEIPT

_______________, 200__

ReMark Lending Co.
c/o ReMark Capital Group, LLC
60 Columbus Circle, 20th Floor
New York, New York 10023

Re:
Revolving Loan and Security Agreement, dated as of January 31, 2008 (the “Loan Agreement”) by and among Freedom Financial Auto Receivables, LLC, a Delaware limited liability company, as Borrower, Freedom Financial Group, Inc., individually and as Servicer, Archon Group, L.P., a Delaware limited partnership, as Administrator and Custodian, and ReMark Lending Co., a division of ReMark Capital Group, LLC, a Delaware limited liability company, as Lender

In accordance with the provisions of Section 6.15 of the Loan Agreement, the undersigned, as Custodian, hereby certifies that it has reviewed the Receivable Files delivered to it pursuant to Section 2.1(b)(xi) of the PCA with respect to the Receivables to be transferred thereunder on [__________, ____] (the “Funding Date”) and has determined that it has received a complete Receivable File for each Receivable identified in the Schedule A to the Addition Notice dated [____________, ______] (other than (i) any Receivable paid in full or (ii) any Receivable listed on Schedule I hereto, which schedule notes any exceptions).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Ex. C -1

The Custodian further acknowledges that it is holding the Receivable Files exclusively as custodian, agent and bailee in trust for the benefit of the Administrator and the Lender.

ARCHON GROUP, L.P.

By:
Name:
Title:

Ex. C - 2

EXHIBIT D

FORM OF RELEASE REQUEST

January 31, 2008

Archon Group LP
6011 Connection Drive
Irving, Texas 75039

Re:
Revolving Loan and Security Agreement, dated as of January 31, 2008 (the “Loan Agreement”) by and among Freedom Financial Auto Receivables, LLC, a Delaware limited liability company, as Borrower, Freedom Financial Group, Inc., individually and as Servicer, Archon Group, L.P., a Delaware limited partnership, as Administrator and Custodian, and ReMark Lending Co., a division of ReMark Capital Group, LLC, a Delaware limited liability company, as Lender

Ladies and Gentlemen:

In connection with the administration of the Receivable Files held by you, as Custodian, we request the release, and acknowledge receipt, of the (Receivables File/specify documents) for the Receivable described below, for the reason indicated.

Receivable: [Number:_________________/Customer Name:_______________]

Reason for Requesting Documents (check one or more):

___         1.    Contract Paid in Full

___         2.    Contract Repurchased

___         3.    Contract Liquidated

___         4.    Contract in Repossession

___         5.    Other (explain)

If item 1, 2 or 3 above is checked, and if all or part of the Receivables File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Receivable.

The undersigned hereby certifies that if a release has been requested due to items 1, 2 or 3 above, all amounts received in connection therewith which are required to be deposited in the Collection Account pursuant to Section 6.02(a) of the Loan Agreement have been or will upon receipt be so deposited.

Ex. D - 1

If item 4 or 5 above is checked, we will return the (Receivable File/specify documents) to you when the need therefor no longer exists. Upon our return of the such document(s) to you as Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Loan Agreement.

FREEDOM FINANCIAL GROUP, INC.

By:
Name:
Title:
Date:

DOCUMENTS RETURNED TO THE CUSTODIAN:

ARCHON GROUP L.P., as Custodian

By:
Name:
Title:
Date:

Ex. D - 2

EXHIBIT E

FORM OF NOTE

$15,000,000	January 31, 2008

FOR VALUE RECEIVED, the undersigned, Freedom Financial Auto Receivables, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of ReMark Lending Co., a division of ReMark Capital Group, LLC, a Delaware limited partnership (“Lender”), the principal sum of Fifteen Million and No/100 Dollars ($15,000,000), or, if greater or less, the aggregate unpaid principal amount of the Advances outstanding under the Loan and Security Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as set forth in the Loan and Security Agreement, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Administrator, Archon Group, L.P., 6011 Connection Drive, Irving, Texas 75039, or at such other place as from time to time may be designated by Lender or the Administrator, on behalf of Lender.

This Note (a) is issued and delivered under that certain Revolving Loan and Security Agreement dated as of January 31, 2008 by and among Borrower, Freedom Financial Group, Inc., individually and as Servicer, Archon Group, L.P., a Delaware limited partnership, as Administrator and Custodian, and Lender (as from time to time supplemented, amended or restated, the “Loan and Security Agreement”), and is a “Note” as defined therein, (b) is subject to the terms and provisions of the Loan and Security Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of the Loan and Security Agreement and certain other Transaction Documents (as identified and defined in the Loan and Security Agreement). Payments on this Note shall be made and applied as provided in the Loan and Security Agreement. Reference is hereby made to the Loan and Security Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Transaction Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

The principal amount of this Note, together with all interest accrued hereon, shall be due and payable as set forth in the Loan and Security Agreement and, if not due earlier in accordance with the Loan and Security Agreement, is due and payable in full on the Maturity Date.

Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Loan and Security Agreement which more fully set out the limitations on how interest accrues hereon.

Ex. E - 1

If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the Debt represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys’ fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity, except as may be provided for in the Loan and Security Agreement.

Lender may assign this Note to any Person as provided in Section 9.04 of the Loan and Security Agreement.

THIS NOTE SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. THE BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED UNDER THE LOAN AND SECURITY AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

IN WITNESS WHEREOF, the undersigned Borrower has executed this instrument and seal as of the day and year first above written.

FREEDOM FINANCIAL AUTO RECEIVABLES, LLC

By:
Name:
Title:

Ex. E - 2

EXHIBIT F

GUARANTY

This GUARANTY, dated as of January 31, 2008 (the "Guaranty"), is made by Freedom Financial Group, Inc., a Delaware corporation (the "Guarantor") in favor of ReMark Lending Co., a division of ReMark Capital Group, LLC, a Delaware limited liability company (the "Lender"), party to the Loan Agreement referred to below.

RECITALS

WHEREAS, pursuant to the Revolving Loan and Security Agreement dated as of January 31, 2008 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among Freedom Financial Auto Receivables, LLC, a Delaware limited liability company (the "Borrower"), Guarantor, Archon Group, L.P., a Delaware limited partnership (the "Administrator"), and the Lender, the Lender has agreed to make advances to the Borrower from time to time (each, an "Advance") upon the terms and subject to the conditions set forth therein;

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender's making the Advances to Borrower; and

WHEREAS, it is a condition precedent to the obligation of the Lender to make Advances to the Borrower under the Loan Agreement that the Guarantor shall have executed and delivered this Guaranty to the Lender.

NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Loan Agreement and to induce the Lender to make the Advances to the Borrower under the Loan Agreement, the Guarantor hereby agrees with the Lender as follows:

1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

(b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guaranty. (a) The Guarantor hereby, unconditionally and irrevocably, guarantees to the Lender and its successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting against, the Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the Obligations are paid in full, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

(c) Lender may make a demand for payment in accordance with the terms of this Guaranty at any time during which this Guaranty is in full force and effect.

(d) The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of the Lender hereunder.

(e) No payment or payments made by the Borrower, the Guarantor, any other guarantor or any other Person or received or collected by the Lender from the Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations of the Guarantor hereunder until the Obligations are paid in full and the Loan Agreement is terminated.

(f) For the avoidance of doubt, the amount of the Guarantor's obligations under this Guaranty shall not be deemed to reduce or limit the Obligations of the Borrower to the Lender under the Loan Agreement.

(g) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Lender on account of its liability hereunder, it will notify the Lender in writing that such payment is made under this Guaranty for such purpose.

(h) The obligations of the Guarantor under this Guaranty shall be fully recourse to the Guarantor and all property and assets of the Guarantor whether now owned or hereinafter acquired. The Guaranty of the Guarantor set forth herein shall be construed as a guarantee of payment and not of collection. The Guarantor hereby represents that its obligations hereunder do and shall rank pari passu with all unsecured and unsubordinated indebtedness of the Guarantor.

3. Right of Set-off. Upon the occurrence of any Event of Default, the Guarantor hereby irrevocably authorizes the Lender at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Lender may elect, against and on account of the obligations and liabilities of the Guarantor to the Lender hereunder and claims of every nature and description of the Lender against the Guarantor, in any currency, whether arising hereunder, under the Loan Agreement,

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any promissory note, or otherwise, as the Lender may elect, whether or not the Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Lender shall notify the Guarantor promptly of any such set-off and the application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

4. Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Lender, the Guarantor shall not be entitled, and hereby waives all rights, to be subrogated to any of the rights of the Lender against the Borrower or any other guarantor or any collateral security or guarantee or to the right of offset held by the Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled, and hereby waives all rights, to seek any contribution, reimbursement or indemnity from the Borrower or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Lender by the Borrower on account of the Obligations are indefeasibly paid in full and the Loan Agreement is terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been indefeasibly paid in full, such amount shall be held by the Guarantor in trust for the Lender, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Lender in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Lender may determine.

5. Amendments, Etc. with Respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Lender may be rescinded by the Lender and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the Loan Agreement, the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Lender shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

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6. Guaranty Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lender upon this Guaranty or acceptance of this Guaranty, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Borrower and the Guarantor, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Loan Agreement, the Note, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, or any amendment, modification or waiver of any of the foregoing, (b) any defense, set-off, claim, counterclaim, reduction, abatement or other right (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Lender or any other Person, (c) any exchange or release of any other obligations hereunder, (d) any document presented in connection with the Loan Agreement or this Guaranty proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect, (e) any payment by the Guarantor under this Guaranty against presentation of a certificate or any other document that does not strictly comply with the terms of this Guaranty, (f) the existence of any bankruptcy, insolvency, reorganization or similar proceedings involving the Borrower, or (g) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor), other than payment in full, which constitutes, or might be construed to constitute, an equitable or legal defense available to, or discharge of, the Borrower from the Obligations, or of the Guarantor from this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Lender may, but shall be under no obligation to, pursue such rights, remedies, powers and privileges as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Lender to pursue such other rights, remedies, powers and privileges or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights, remedies, powers and privileges, whether express, implied or available as a matter of law, of the Lender against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Lender, and its successors, endorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full and the Loan Agreement shall be terminated, notwithstanding that from time to time during the term of the Loan Agreement the Borrower may be free from any Obligations.

7. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the

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insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

8. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Lender without set-off or counterclaim in U.S. Dollars at the account of the Lender specified in the Loan Agreement. All payments due hereunder shall be paid in immediately available funds after demand no later than 1:00 p.m. (Springfield, Missouri time) on the Business Day following the date of such demand.

9. Indemnification. The Guarantor agrees to indemnify the Lender and its affiliates and each of their respective directors, officers, employees and agents and hold each of them harmless from and against, any and all liabilities, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements, including without limitation the reasonable fees and disbursement of counsel to the Lender and such other parties, incurred by any of them in connection with, arising out of or in any way relating to any investigation, claim, litigation or other proceeding, pending or threatened (whether or not any of them is designated a party thereto), in connection with, arising out of or in any way related to this Guaranty; provided that the Lender shall not be entitled to any indemnification for any of the foregoing resulting from its gross negligence or willful misconduct.

10. Notices. All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Guaranty) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages of the Loan Agreement); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

11. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Integration. This Guaranty and the other Transaction Documents represent the agreement of the Guarantor with respect to the subject matter hereof and thereof and there are no promises or representations by the Lender relative to the subject matter hereof or thereof not reflected herein or therein.

13. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Lender.

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(b) The Lender shall not by any act (except by a written instrument pursuant to Section 13(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

14. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Lender and its successors and assigns. This Guaranty may not be assigned by the Guarantor without the express written consent of the Lender.

16. Nonpetition. Notwithstanding any prior termination of the Loan Agreement, the Guarantor shall not, prior to the date which is one year and one day after the termination of the Loan Agreement with respect to Borrower, acquiesce, petition or otherwise invoke or cause Borrower to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Borrower under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Borrower or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Borrower.

17. Governing Law. This Guaranty shall be governed by New York law without reference to choice of law doctrine.

18. SUBMISSION TO JURISDICTION; WAIVERS. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS AND ANY APPEALS FROM ANY THEREOF;

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(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

19. **WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.**

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

FREEDOM FINANCIAL GROUP, INC.

By: /s/ Jerry Fenstermaker
Jerry Fenstermaker, President

EXHIBIT G

PURCHASE AND CONTRIBUTION AGREEMENT

between

FREEDOM FINANCIAL AUTO RECEIVABLES, LLC,
as Purchaser,

and

FREEDOM FINANCIAL GROUP, INC.,
as Seller,

Dated as of

January 31, 2008

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS 1

Section 1.1. Definitions 1
Section 1.2. Other Definitional Provisions 4

ARTICLE II CONVEYANCE OF RECEIVABLES 5

Section 2.1. Conveyance of Receivables 5
Section 2.2. Payment of Purchase Price 8
Section 2.3. Transfers Intended as Sales 8
Section 2.4. Further Encumbrance of Receivables and Other Conveyed Property 8
Section 2.5. Conveyance of All Receivables 8

ARTICLE III THE RECEIVABLES 8

Section 3.1. Representations and Warranties of Seller 8
Section 3.2. Repurchase upon Breach 10
Section 3.3. Custody of Receivable Files 10

ARTICLE IV ADMINISTRATION AND SERVICING OF RECEIVABLES 11

ARTICLE V PURCHASER 11

Section 5.1. Representations of Purchaser 11

ARTICLE VI SELLER 12

Section 6.1. Representations of Seller 12
Section 6.2. Additional Covenants 16
Section 6.3. Liability of Seller; Indemnities 16

ARTICLE VII [RESERVED] 18

ARTICLE VIII MISCELLANEOUS 18

Section 8.1. Notices 18
Section 8.2. Prior Agreements Superseded 19
Section 8.3. Parties Bound 19
Section 8.4. Execution in Counterparts 19
Section 8.5. Severability of Provisions 19
Section 8.6. Further Instruments 20
Section 8.7. Governing Law 20
Section 8.8. Consent of Jurisdiction 20
Section 8.9. Waiver of Jury Trial 21
Section 8.10. Pledge by Purchaser 21
Section 8.11. Time of Essence 21

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EXHIBITS:

Exhibit A	-	Form of Assignment
Exhibit B	-	Form of Addition Notice

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This PURCHASE AND CONTRIBUTION AGREEMENT (this "***Agreement***") is entered into as of as of January 31, 2008, between Freedom Financial Auto Receivables, LLC, a Delaware limited liability company (the "***Purchaser***") and Freedom Financial Group, Inc., a Delaware corporation ("***Seller***).

WHEREAS, Purchaser desires to purchase from Seller, from time to time, receivables arising in connection with motor vehicle retail installment sale contracts;

WHEREAS, Purchaser intends to finance such purchases by entering into a Revolving Loan and Security Agreement, dated the date hereof, between Purchaser, as Borrower, the Seller, as Servicer, ReMark Lending Co., a division of ReMark Capital Group, LLC, as Lender, and Archon Group, L.P., as Administrator and Custodian (the "***Loan Agreement***") and issuing the Note, secured by, among other assets, the Receivables and the Other Conveyed Property; and

WHEREAS, Seller is willing to sell such Receivables and the Other Conveyed Property to Purchaser from time to time.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the schedules, sections and subsections referred to below. Capitalized terms used and not defined herein have the meaning given to such terms in Schedule I to the Loan Agreement.

"***Addition Notice***" means, with respect to any transfer of Receivables to Purchaser pursuant to Section 2.1 of this Agreement, notice of the Seller's election to transfer Receivables to Purchaser, such notice to designate the related Purchase Date and the aggregate principal amount of Receivables to be transferred on such Purchase Date, substantially in the form of Exhibit B to this Agreement.

"***Agreement***" means this Purchase and Contribution Agreement and any amendment, supplement, restatement, modifications or extensions hereof.

"***Commonly Controlled Entity***" means an entity, whether or not incorporated, which is under common control with Seller within the meaning of Section 414(b) or (c) of the Code.

"***Cram Down Loss***" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring Scheduled Receivable Payments to be made on a Receivable, an amount equal to such reduction in the Principal Balance of such Receivable or the reduction in the net present value (using as the discount rate the lower of the contract rate of the rate of interest specified by the court in such order) of the Scheduled

Receivable Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date such order is entered.

"***Cutoff Date***" means, with respect to a Receivable or Receivables, the date specified as such for such Receivable or Receivables in the Schedule of Receivables attached to the applicable Assignment.

"***Data Tape Fields***" has the meaning given such term in Section 2.1(b)(i) of this Agreement.

"***Defective Receivable***" means a Receivable that is subject to repurchase pursuant to Section 3.2 of this Agreement.

"***Loan Agreement***" means the Loan and Security Agreement dated the date hereof between the Lender, Purchaser, as Borrower, Seller, as Servicer, the Administrator and the Custodian.

"***Multiemployer Plan***" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"***Net Cost Basis***" means, with respect to a Receivable as of any date of determination, the greater of (i) the Principal Balance of such Receivable plus accrued interest (if any), through such date of determination and (ii) the amount funded to the applicable dealer in connection with the purchase of the applicable Financed Vehicle.

"***Other Conveyed Property***" means all property conveyed by the Seller to Purchaser pursuant to Sections 2.1 (a)(ii) through (ix) of this Agreement and each related Assignment.

"***Plan***" means any Person that is (i) an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code or (ii) any entity whose underlying assets include assets of a plan described in (i) or (ii) above by reason of such plan's investment in the entity.

"***Principal Balance***" of a Receivable means the Amount Financed minus the sum of the following amounts without duplication: (i) that portion of all Scheduled Receivable Payments actually received on or prior to such day allocable to principal; (ii) any Cram Down Loss in respect of such Receivable; and (iii) any prepayment in full or any partial prepayment applied to reduce the principal balance of the Receivable, all measured as of the close of business on such day.

"***Purchase Date***" means each Business Day on which Purchaser acquires Contracts from the Seller pursuant to the terms of this Agreement.

"***Purchase Price***" means, with respect to each Receivable and related Other Conveyed Property transferred to Purchaser on any Purchase Date, an amount equal to the Net Cost Basis of such Receivable to the Seller on such Purchase Date.

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"***Purchased Receivable***" means a Receivable repurchased by the Seller pursuant to Section 3.2 of this Agreement.

"***Purchaser***" means Freedom Financial Auto Receivables, LLC, a Delaware limited liability company, and its successors in interest to the extent permitted hereunder.

"***Related Receivables***" means, with respect to a Purchase Date, the Receivables listed on Schedule A to the applicable Assignment executed and delivered by the Seller with respect to such Purchase Date.

"***Remittance Period***" shall have the meaning given to that term in the Loan Agreement.

"***Responsible Officer***" means, with respect to any Person, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the chief executive officer, the chief financial officer, any executive vice president, the president, vice-president, assistant vice-president or managing director, the secretary, and assistant secretary or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

"***Schedule of Receivables***" means collectively, all of the schedules of Receivables purchased by Purchaser pursuant to this Agreement and each Assignment, with each such individual schedule to be attached as Schedule A to the related Assignment, as amended or supplemented from time to time upon each transfer of Receivables or in accordance with the terms of this Agreement.

"***Scheduled Receivable Payment***" means, with respect to a Receivable and any Remittance Period, the payment that the Obligor is contractually obligated to make during such Remittance Period in accordance with the terms of such Receivable. If after the Closing Date, the Obligor's obligation under a Receivable with respect to any Remittance Period has been modified so as to differ from the amount specified in such Receivable (i) as a result of the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act, or (iii) as a result of modifications or extensions of the Receivable permitted by the Loan Agreement, the Scheduled Receivable Payment with respect to such Remittance Period shall refer to the Obligor's payment obligation with respect to such Remittance Period as so modified.

"***Seller***" means Freedom Financial Group, Inc., a Delaware corporation, and its successors in interest to the extent permitted hereunder.

"***Seller Default***" means (i) any failure by the Seller to deliver or cause to be delivered any payment required to be so delivered under any Transaction Document within one (1) Business Day of the date when the same becomes due; (ii) failure by the Seller to perform or observe in any material respect any other term, covenant, or agreement under any Transaction Document which is not cured within 10 calendar days after written notice is received by the Seller from the Lender or the Administrator or after discovery of such failure by a Responsible Officer of the Seller; (iii) any representation, warranty or statement of the Seller made in any Transaction

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Document to which it is a party or any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such incorrectness is not cured within ten (10) calendar days after written notice is received by the Seller from Lender or the Administrator or after discovery of such failure by a Responsible Officer of the Seller, (iv) an application is made by the Seller for the appointment of a receiver, trustee or custodian for any of its assets; a petition under any section or chapter of the Bankruptcy Code or federal or state law or regulation shall be filed by the Seller, or the Seller shall make an assignment for the benefit of its creditors, or any case or proceeding shall be filed by the Seller for its dissolution, liquidation, or termination; or the Seller ceases to conduct its business; (v) the Seller is enjoined, restrained or prevented by court order from conducting all or any material part of its business affairs, or a petition under any section or chapter of the Bankruptcy Code or any similar federal or state law or regulation is filed against the Seller, or any case or proceeding is filed against the Seller, for its dissolution or liquidation, and such injunction, restraint, petition, case or proceeding is not dismissed within sixty (60) days after the entry of filing thereof; or (vi) the occurrence of any event which, with the passage of time or the giving of notice, or both, would result in any of the matters referred to in (i) through (v) above.

"***Assignment***" means a Assignment from the Seller to Purchaser with respect to the Receivables and Other Conveyed Property to be conveyed by the Seller to Purchaser on any Purchase Date, in substantially the form of Exhibit A to this Agreement.

Section 1.2. Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect on the date of determination or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

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(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

ARTICLE II

CONVEYANCE OF RECEIVABLES

Section 2.1. Conveyance of Receivables.

(a) In consideration of Purchaser's delivery to or upon the order of Seller on any Purchase Date of the Purchase Price therefor, Seller does hereby sell, transfer, assign, set over and otherwise convey to Purchaser, without recourse (except as otherwise provided herein) all right, title and interest of Seller, whether now existing or hereafter arising, in, to and under:

(i) the Receivables listed in Schedule A to each Assignment executed and delivered by Seller on such Purchase Date;

(ii) all monies received under such Receivables on and after the related Cutoff Date;

(iii) the security interests in the Financed Vehicles related to such Receivables and any accessions thereto granted by Obligors pursuant to the related Contracts and any other interest of Seller in such Financed Vehicles, including, without limitation, the Lien Certificate;

(iv) any proceeds from claims on any insurance policies relating to the Financed Vehicles securing such Receivables or the Obligors thereunder;

(v) the Receivable Files related to each such Receivable and all other documents that Seller keeps on file in accordance with its customary procedures relating to such Receivables for Obligors of the Financed Vehicles;

(vi) all amounts and property from time to time held in or credited to the Lockbox Account and the Collection Account with respect to such Receivables;

(vii) all property (including the right to receive future net liquidation proceeds) that secures such Receivable that has been acquired by or on behalf of Seller or Purchaser pursuant to a liquidation of such Receivable;

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(viii) all rights of Seller under the applicable Dealer Agreement pursuant to which the Seller acquired such Receivables from the Dealers;

(ix) the proceeds from any Servicer's errors and omissions policy or fidelity bond, to the extent such proceeds relate to any such Receivable, Financed Vehicle or other Collateral; and

(x) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

(b) Seller shall transfer to Purchaser the Receivables and the Other Conveyed Property described in paragraph (a) above only upon the satisfaction of each of the conditions set forth below on or prior to the related Purchase Date.

(i) Seller shall have provided Purchaser, Lender, Servicer and the Administrator with (A) an Addition Notice substantially in the form of Exhibit B hereto (which shall include a supplement to the Schedule of Receivables) and (B) a data tape or other electronic file containing information regarding the Related Receivables that Lender may request hereto to be transferred on such Purchase Date (the "***Data Tape Fields***") no later than 2:00 p.m. (Central time) two Business Days prior to such Purchase Date and shall have provided any information reasonably requested by any of the foregoing with respect to Purchaser, Servicer and the Related Receivables;

(ii) Seller shall, to the extent required by Section 4.2 of this Agreement, have deposited in the Collection Account all collections received (if any) on and after the Cutoff Date in respect of the Related Receivables to be purchased on such Purchase Date;

(iii) as of each Purchase Date, (A) Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Related Receivables on such Purchase Date, (B) Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of Seller shall not constitute unreasonably small capital to carry out its business as then conducted;

(iv) an Event of Default shall not have occurred;

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(v) each of the representations and warranties made by Seller pursuant to Section 3.1 and the other Transaction Documents with respect to the Related Receivables to be purchased on such Purchase Date shall be true and correct as of the related Purchase Date and Seller shall have performed all obligations to be performed by it hereunder or in any Assignment on or prior to such Purchase Date;

(vi) Seller shall have taken all action required to maintain (A) the first priority perfected ownership interest of Purchaser in the Related Receivables and Other Conveyed Property and (B) the first priority perfected security interest of the Administrator for the benefit of the Lender in the Collateral;

(vii) no selection procedures adverse to the interests of Purchaser or Lender shall have been utilized in selecting the Related Receivables to be sold on such Purchase Date;

(viii) the transfer of any such Related Receivables to Purchaser on such Purchase Date shall not result in a material adverse tax consequence to the Lender or the Administrator;

(ix) no Servicer Default, or any event that, with the giving of notice or the passage of time, would constitute a Servicer Default, shall have occurred and be continuing;

(x) Seller shall have delivered the related Receivable Files to the Custodian no later than four (4) Business Days prior to the requested Purchase Date, and the Custodian shall have confirmed receipt of the related Receivable Files for each Related Receivable and shall have delivered a copy to Lender and the Administrator of a Collateral Receipt with respect to the Receivable Files related to the Related Receivables to be purchased on such Purchase Date;

(xi) Seller shall have filed or caused to be filed all necessary UCC-l financing statements (or amendments thereto) necessary to maintain (in each case assuming for purposes of this clause (xii) that such perfection may be achieved by making the appropriate filings), and taken any other steps necessary to maintain, (1) the first, priority, perfected ownership interest of Purchaser and (2) the first priority, perfected security interest of the Administrator for the benefit of the Lender, with respect to the Related Receivables, the Other Conveyed Property and any other Collateral to be transferred on such Purchase Date;

(xii) Seller shall have executed and delivered to the Administrator an Assignment in the form of Exhibit A with respect to the Related Receivables and the Other Conveyed Property related thereto to be purchased on such Purchase Date; and

(xiii) Seller shall have delivered to the Administrator and Lender an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

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Section 2.2. Payment of Purchase Price. In consideration for the sale of the Related Receivables and Other Conveyed Property described in Section 2.1(a) or the related Assignment, Purchaser shall, on each Purchase Date on which Related Receivables are transferred hereunder, pay to or upon the order of Seller the applicable Purchase Price. To the extent the Net Cost Basis of a Receivable exceeds the cash portion of the Purchase Price paid by the Purchaser for such Receivable, such excess shall be deemed a capital contribution by the Seller to the Purchaser.

Section 2.3. Transfers Intended as Sales. It is the intention of Seller and Purchaser that each transfer and assignment contemplated by this Agreement and each Assignment shall constitute a sale of the Related Receivables and Other Conveyed Property from Seller to Purchaser free and clear of all liens and rights of others and it is intended that the beneficial interest in and title to the Related Receivables and Other Conveyed Property shall not be part of Seller's estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law. In the event that, notwithstanding the intent of Seller and Purchaser, the transfer and assignment contemplated hereby or by any Assignment is held not to be a sale, this Agreement and each Assignment shall constitute a security agreement under applicable law and Seller hereby grants to Purchaser a security interest in the Related Receivables and Other Conveyed Property, which security interest has been assigned to the Administrator for the benefit of the Lender.

Section 2.4. Further Encumbrance of Receivables and Other Conveyed Property.

(a) Immediately upon the conveyance to Purchaser by Seller of the Related Receivables and Other Conveyed Property pursuant to Section 2.1 and the related Assignment, all right, title and interest of Seller in and to such Related Receivables and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in Purchaser.

(b) Immediately upon the vesting of any Related Receivables and the related Other Conveyed Property in Purchaser, Purchaser shall have the sole right to pledge or otherwise encumber such Related Receivables and the related Other Conveyed Property. Pursuant to the Loan Agreement, Purchaser shall grant a security interest in the Related Receivables and the Other Conveyed Property to secure the repayment of the Advances and the other Obligations.

Section 2.5. Conveyance of All Receivables. Seller covenants, represents and warrants that (i) on the date of the first sale hereunder it will sell to Purchaser pursuant to this Agreement all Eligible Receivables owned by it on such date and (ii) thereafter it will sell to Purchaser pursuant to this Agreement all Eligible Receivables that it purchases or originates.

ARTICLE III

THE RECEIVABLES

Section 3.1. Representations and Warranties of Seller.

(a) Seller makes the following representations and warranties to the Purchaser as to the Receivables conveyed to Purchaser pursuant to Section 2.1(a) above, on which

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Purchaser relies in acquiring the Receivables, and on which Lender will rely in making the Advances pursuant to the Loan Agreement. Such representations and warranties are made with respect to Receivables conveyed on each Purchase Date and are made as of the related Purchase Date, but shall survive the sale, transfer and assignment of the Receivables to Purchaser and the pledge thereof by Purchaser to the Administrator for the benefit of the Lender pursuant to the Loan Agreement.

(b) Characteristics of Receivables conveyed to Purchaser pursuant to Section 2.1(a) above.

(i) Each such Receivable indicated in the Addition Notice satisfies the definition of an "Eligible Receivable" as defined under Schedule I of the Loan Agreement;

(ii) Each such Receivable is genuine, is in all respects what it purports to be and the Contract evidencing such Receivable has only one original counterpart and, if evidenced by an instrument, includes only one original promissory note which constitutes an instrument under the UCC and no Person other than Lender or the Custodian is in actual or constructive possession of any such original Contract or Lien Certificate;

(iii) Such Receivables represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

(iv) The amounts of the face value shown on any Schedule of Receivables provided to Purchaser, Lender or Servicer, and/or all invoices or statements delivered to Purchaser, Lender or Servicer with respect to any such Receivables, are actually and absolutely owing to Seller and are not contingent for any reason;

(c) No set-offs, counterclaims or disputes as to payments or liability thereon exist or have been asserted with respect thereto and Seller has not made any agreement with any Obligor thereunder for any deduction therefrom, except a discount or allowance allowed by Seller or Servicer in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the outstanding amount of such Receivable;

(d) No facts, events or occurrences exist that, in any way, impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount of the Receivable shown on any schedule, or on all contracts, invoices or statements delivered to Lender or the Servicer with respect thereto;

(e) All Obligors in connection with Receivables conveyed to Purchaser pursuant to Section 2.1(a) above: (i) had the capacity to contract at the time any contract or other document giving rise to such Receivable was executed; and (ii) generally have the ability to pay their debts as they become due;

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(f) To Seller's knowledge, no proceedings or actions are threatened or pending against any Obligor that might result in any material adverse effect in the Obligor's financial condition;

(g) The Receivables conveyed to Purchaser pursuant to Section 2.1(a) above have not been assigned or pledged to any Person other than as permitted pursuant to the Transaction Documents;

(h) The goods giving rise to the Receivables conveyed to Purchaser pursuant to Section 2.1(a) above are not, and were not at the time of the sale, rental and/or lease thereof, subject to any Lien, except those in favor of the Purchaser and the Administrator for the benefit of the Lender, or those removed or terminated prior to the date hereof;

(i) All Contracts relating to Receivables conveyed to Purchaser pursuant to Section 2.1(a) above represent the legal, valid and binding payment obligation of the applicable Obligors, enforceable in accordance with their terms, subject to bankruptcy, insolvency and other Laws (including, but not limited to principles of equity) affecting the rights of creditors.

(j) No instrument of release or waiver has been executed in connection with any Contract relating to Receivables conveyed to Purchaser pursuant to Section 2.1(a) above, and no Obligor has been released from its obligations thereunder, in whole or in part, and no action has been taken by Seller to release any collateral under any such Contract.

Section 3.2. Repurchase upon Breach. Seller shall inform Purchaser and Lender promptly, in writing, upon the discovery of any breach of Seller's representations and warranties made pursuant to Section 3.1 with respect to a Receivable conveyed to Purchaser pursuant to Section 2.1(a) above. Unless the breach shall have been cured within thirty (30) days of the breach, Seller shall repurchase such Receivable. In consideration of the repurchase of any Receivable, Seller shall remit the Release Price to the Collection Account on the date of such repurchase. Upon the deposit of the Release Price in respect of any Defective Receivables into the Collection Account, the Custodian shall release to Seller or its designee the related Receivable Files and Purchaser shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by Seller and delivered to Purchaser and necessary to vest in Seller or such designee title to such Defective Receivables. The parties hereto hereby acknowledge that the Administrator for the benefit of the Lender shall have the right to enforce directly against Seller Seller's repurchase obligations pursuant to this Section 3.2..

Section 3.3. Custody of Receivable Files. In connection with each sale, transfer and assignment of Receivables and related Other Conveyed Property to Purchaser pursuant to this Agreement and each Assignment, and each pledge thereof by Purchaser to Lender pursuant to the Loan Agreement, the Custodian shall act as custodian of the related Receivable Files and any other documents or instruments delivered to the Custodian pursuant to the Loan Agreement.

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ARTICLE IV

ADMINISTRATION AND SERVICING OF RECEIVABLES

The Servicer, as agent for Purchaser and the Lender, shall manage, service, administer and make collections of the Receivables conveyed to Purchaser pursuant to Section 2.1(a) above in accordance with the terms of the Loan Agreement.

ARTICLE V

PURCHASER

Section 5.1. Representations of Purchaser. Purchaser hereby continuously represents and warrants that, during the term of this Agreement and so long as the Obligations remain outstanding under the Loan Agreement:

(a) Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited liability company in all states where such qualification is required, has all necessary limited liability company power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to perform all of its obligations hereunder and thereunder.

(b) Purchaser has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Transaction Document to which it is a party and this Agreement and each other Transaction Document to which Purchaser is a party are the legal, valid and binding obligations of Purchaser and are enforceable against Purchaser in accordance with their terms.

(c) The execution, delivery and performance by Purchaser of this Agreement and each of the Transaction Documents to which it is a party does not and shall not (i) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Purchaser; (ii) violate any provision of its charter documents, bylaws, limited liability company agreement, operating agreement or partnership agreement, as applicable; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Purchaser is a party or by which it or any of its assets or properties may be bound or affected; and Purchaser is not in default of any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d) No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or shall be required in connection with the execution, delivery or performance by Purchaser of this Agreement and each other Transaction

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Document for the valid consummation of the transactions contemplated hereby or thereby, other than the filing of financing statements.

(e) No event has occurred and is continuing which constitutes a Default or an Event of Default. There is no action, suit, proceeding or investigation pending or threatened against or affecting Purchaser before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby, or that might result in any Material Adverse Effect.

(f) Purchaser is solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of Purchaser's assets, at fair saleable valuation, exceeds the sum of its liabilities. Purchaser shall not be rendered insolvent by the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and the capital remaining in Purchaser is not now and shall not foreseeably become unreasonably small to permit Purchaser to carry on its business and transactions and all businesses and transactions in which it is about to engage. Purchaser does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

ARTICLE VI

SELLER

Section 6.1. Representations of Seller. Seller hereby continuously represents and warrants that, during the term of this Agreement and so long as any Obligations remain outstanding under the Loan Agreement:

(a) Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in all states where such qualification is required, has all necessary corporate power and authority to enter into this Agreement and each other Transaction Document to which it is a party and to perform all of its obligations hereunder and thereunder.

(b) Seller does not operates its business under any assumed names other than as set forth in Schedule VI of the Loan Agreement and to the extent it is necessary to do so, Seller shall notify Lender in advance of the use of any assumed name in any state.

(c) Seller has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Transaction Document to which it is a party and this Agreement and each other Transaction Document to which Seller is a party are the legal, valid and binding obligations of Seller, and are enforceable against such Person in accordance with their terms.

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(d) The execution, delivery and performance by Seller of this Agreement and each other Transaction Document to which it is a party does not and shall not (i) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Seller; (ii) violate any provision of its charter documents, bylaws, limited liability company agreement, operating agreement or partnership agreement, as applicable; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Seller is a party or by which it or any of its assets or properties may be bound or affected; and Seller is not in default of any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(e) No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or shall be required in connection with the execution, delivery or performance by Seller of this Agreement and each other Transaction Document to which it is a party for the valid consummation of the transactions contemplated hereby or thereby, other than the filing of financing statements.

(f) No event has occurred and is continuing which constitutes a Default, Event of Default, a Seller Default or a Servicer Default. There is no action, suit, proceeding or investigation pending or threatened against or affecting Seller before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby or by the other Transaction Documents, or that might result in any Material Adverse Effect.

(g) Seller is not in default in the payment of any taxes levied or assessed against it or any of its assets or properties, except for taxes being contested in good faith and by appropriate proceedings and for which adequate reserves have been established.

(h) Seller has good and marketable title to its assets and properties as reflected in its financial statements furnished to Purchaser or Lender.

(i) Each of the financial statements furnished to Purchaser or Lender by Seller was prepared in accordance with GAAP and fairly and accurately reflects the Seller's financial condition as of the date thereof; and Seller hereby certifies that there have been no Material Adverse Effects, since the date of such statements, and there are no known material contingent liabilities not provided for or disclosed in such statements.

(j) Neither this Agreement nor any statement or document referred to herein or delivered to Lender, the Administrator, the Servicer or Purchaser by Seller contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading.

(k) Immediately prior to the transfer of the Receivables and the Other Conveyed Property effected by this Agreement, Seller has good, indefeasible and

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merchantable title to and ownership of the Receivables and the Other Conveyed Property, free and clear of all Liens, except those of the Administrator for the benefit of the Lender.

(l) All books, records and documents relating to the Receivables and Other Conveyed Property are and shall be genuine and in all respects what they purport to be; the original amount and the Principal Balance of each Receivable shown on the books and records of Seller and in the schedules represented as owing by each Obligor is and shall be the correct amount actually owing or to be owing by such Obligor at maturity; each Obligor liable upon the Receivables has and shall have capacity to contract; Seller has no knowledge of any fact which would impair the validity or collectibility of any of the Receivables; and the payments shown to have been made by each Obligor on the books and records of Seller reflect the amounts of and dates on which said payments were actually made.

(m) The sole place of business of Seller is at the location set forth in Section 8.1 of this Agreement. Seller shall not begin or do business (either directly or through subsidiaries) at other locations or cease to do business at the above location without first notifying Lender.

(n) The present value of all benefits vested under all defined benefit Plans of Seller or any Commonly Controlled Entity (based on the assumptions used to fund the Plans) did not, as of the last annual valuation date (which in case of any Plan was not earlier than December 31, 1982) exceed the value of the assets of the Plans applicable to such vested benefits.

(o) The liability to which any of Seller or any Commonly Controlled Entity would become subject under Sections 4063 or 4064 of ERISA if Seller or any Commonly Controlled Entity were to withdraw from all Multiemployer Plans or if such Multiemployer Plans were to be terminated as of the valuation date most closely preceding the date hereof, is not in excess of One Thousand Dollars ($1,000.00);

(p) Seller is not engaged nor shall it engage, principally or as one of its important activities, in a business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any advances hereunder shall be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. If requested by Lender, Seller shall furnish to Lender a statement in conformity with the requirement of Federal Reserve Form G-3 referred to in said Regulation G to the foregoing effect. All of the outstanding securities of Seller has been offered, issued, sold and delivered in compliance with, or are exempt from, all federal and state laws and rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

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(q) Seller is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

(r) To the best of Seller's knowledge, the land and improvements owned or leased by Seller for use in their business operations (including the locations listed in Section 8.1 of this Agreement are free of dangerous levels of contaminates, oils, asbestos, radon, PCB's, hazardous substances or waste as defined by federal, state or local environmental laws, regulations or administrative orders or other materials, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local governmental authority.

(s) Seller is solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of Seller's assets, at fair saleable valuation, exceeds the sum of its liabilities. Seller shall not be rendered insolvent by the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and the capital remaining in Seller is not now and shall not foreseeably become unreasonably small to permit Seller to carry on its business and transactions and all businesses and transactions in which it is about to engage. Seller does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

(t) There are no material actions, suits or proceedings pending, or threatened against or affecting the assets of Seller, or the consummation of the transactions contemplated hereby or by the other Transaction Documents, at law, or in equity, or before or by any governmental authority or instrumentality or before any arbitrator of any kind. Seller is not subject to any judgment, order, writ, injunction or decree of any court or governmental agency that would have a Material Adverse Effect on Seller. There is not a reasonable likelihood of an adverse determination of any pending proceeding which would, individually or in the aggregate, have a Material Adverse Effect.

(u) The following information with respect to Seller and Purchaser is correct and complete:

Exact Name of Party	State of Organization	Federal Tax I.D. No.	Chief Executive Officer	Prior Names	Charter No.
Freedom Financial Group, Inc.	Delaware	43-647559	Jerry Fenstermaker	N/A	3456537
Freedom Financial Auto Receivables, LLC	Delaware	26-1861820	Jerry Fenstermaker	N/A	4492428

(v) Seller (i) is not a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23,

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2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, and (iii) is not a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury's Office of Foreign Assets Control regulation or executive order.

Section 6.2. Additional Covenants.

(a) Sale. Seller agrees to treat the conveyances hereunder as financings for tax and accounting purposes and as sales for all other purposes (including without limitation legal and bankruptcy purposes) on all relevant books, records, tax returns, financial statements and other applicable documents.

(b) Non-Petition. In the event of any breach of a representation and warranty made by Purchaser hereunder, Seller covenants and agrees that, to the fullest extent permitted by applicable law, it will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all Indebtedness has been paid in full. Purchaser and Seller agree that damages will not be an adequate remedy for breach of this covenant and that this covenant may be specifically enforced by Purchaser, by the Administrator or by the Lender.

(c) Cooperation. If an Event of Default shall have occurred and be continuing, Seller shall cooperate with and provide all information and access reasonably requested by Lender and the Administrator, in connection with any actions taken in connection therewith pursuant to the Loan Agreement.

(d) Disposal of Interests. Seller shall not sell, assign, pledge, or otherwise dispose of any of the limited liability company interests in Purchaser without the prior written consent of the Lender.

Section 6.3. Liability of Seller; Indemnities.

(a) Seller shall defend, indemnify and hold harmless Purchaser, the Lender and each other Secured Party and their respective officers, directors, agents and employees for:

(i) any liability as a result of the failure of a Receivable conveyed to Purchaser pursuant to Section 2.1(a) above to be originated in compliance with all

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requirements of law and for any breach of any of its representations, warranties, covenants or other agreements contained herein, including:

(ii) from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by Seller, any Affiliate thereof or any of their respective agents or subcontractors, of a Financed Vehicle;

(iii) from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Transaction Documents (except any income taxes arising out of fees paid to the Lender and except any taxes to which the Lender may otherwise be subject), including without limitation any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of Purchaser, not including any taxes asserted with respect to federal or other income taxes arising out of payments on the Advances) and costs and expenses in defending against the same;

(iv) from and against any loss, liability or expense incurred by reason of Seller's, willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement;

(v) from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Transaction Documents, except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of such indemnified Party; or

(vi) from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of or relating to any of Seller's, representations and warranties, covenants or other agreements contained herein or in any other Transaction Document to which Seller is a party.

(b) Indemnification under this Section shall survive the resignation or removal of Servicer or the Administrator and the termination of this Agreement and the other Transaction Documents and shall include reasonable fees and expenses of counsel and other expenses of litigation. These indemnity obligations shall be in addition to any obligation that Seller may otherwise have under applicable law, hereunder or under any other Transaction Document.

Notwithstanding any provision of this Section 6.3 or any other provision of this Agreement, nothing in this Agreement shall be construed as to require Seller to provide any indemnification hereunder or under any other Transaction Document for any costs, expenses, losses, claims, damages or liabilities arising out of, or incurred in connection with, credit losses with respect to the Receivables.

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ARTICLE VII

[RESERVED]

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified below, or at such other address as such party shall have specified to the other party hereto in writing.

Lender:

w/copy to:

and

With a copy to:

w/copy to:

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General Counsel
Facsimile No.: (972) 368-3199

Purchaser: Freedom Financial Auto Receivables, LLC
3058 East Elm Street
Springfield, Missouri 65802
Telephone: (417) 886-6600 (ext. 201)
Facsimile: (417) 841-1200
Attn: Jerry Fenstermaker

Seller: Freedom Financial Group, Inc.
3058 East Elm Street
Springfield, Missouri 65802
Telephone: (417) 886-6600 (ext. 201)
Facsimile: (417) 841-1200
Attn: Jerry Fenstermaker

All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission if receipt is confirmed, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 8.2. Prior Agreements Superseded. This Agreement, together with the other Transaction Documents, constitute the sole and only agreement of the parties hereto and supersede any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement and the other Transaction Documents. No provision of this Agreement or other Transaction Document may be modified, waived or terminated except by instrument in writing executed by Lender and the party against whom a modification, waiver or termination is sought to be enforced.

Section 8.3. Parties Bound. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of such parties hereto and their respective successors and permitted assigns. No party hereto shall assign its rights or duties hereunder without the consent of Lender.

Section 8.4. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

Section 8.5. Severability of Provisions. Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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Section 8.6. Further Instruments. Each party hereto shall from time to time execute and deliver, and shall cause each of its subsidiaries to execute and deliver, all such amendments, supplements and other modifications hereto and to the other Transaction Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as Lender reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein; in furtherance of Lender's pledge of the Indebtedness owed to it or the creation of a security interest in all or any portion of Lender's rights under the Loan Agreement or the other Transaction Documents in favor of any Person.

Section 8.7. Governing Law. THIS AGREEMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA. EACH PARTY HERETO HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS LENDER MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, EACH PARTY HERETO ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO IT AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

Section 8.8. Consent of Jurisdiction. AT THE OPTION OF LENDER, THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK; AND EACH PARTY HERETO CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY PARTY HERETO COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

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Section 8.9. Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 8.10. Pledge by Purchaser. Seller acknowledge that Purchaser has pledged all of its rights, title and interest in and to this Agreement to the Administrator for the benefit of the Lender, and that the Administrator and the Lender may enforce this Agreement as if they were parties hereto. Each of the Administrator and the Lender are intended third party beneficiaries of this Agreement and each of the Administrator and the Lender shall be entitled to enforce this Agreement as if it were a party hereto.

Section 8.11. Time of Essence. Time is of the essence for the performance of the obligations set forth in this Agreement and the Transaction Documents.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

FREEDOM FINANCIAL AUTO RECEIVABLES,
LLC a Delaware limited liability company

By: /s/ Jerry Fenstermaker
Jerry Fenstermaker
Member

FREEDOM FINANCIAL GROUP, INC., a Delaware corporation

By: /s/ Jerry Fenstermaker
Jerry Fenstermaker
President

EXHIBIT A

FORM OF ASSIGNMENT

This ASSIGNMENT (the "Assignment") dated as of [___________, ____] executed between Freedom Financial Auto Receivables, LLC, as Purchaser (the "Purchaser"), and Freedom Financial Group, Inc., as Seller (the "Seller").

WITNESSETH

WHEREAS, Purchaser and Seller are parties to the Purchase and Contribution Agreement dated as of January 31, 2008 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified in accordance with the terms thereof, the "Purchase and Contribution Agreement"); and

WHEREAS, pursuant to the Purchase and Contribution Agreement, the Seller wishes to convey Receivables and related Other Conveyed Property (as each such term is defined in the Purchase and Contribution Agreement) to the Purchaser hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser, intending to be legally bound, hereby agree as follows:

1. Definitions. All terms defined in the Purchase and Contribution Agreement (whether directly or by reference to other documents) and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

"Cutoff Date" shall mean, with respect to the Receivables and the related Other Conveyed Property being conveyed hereby, the date specified in the addendum to the Schedule of Receivables attached as Schedule A hereto.

2. Conveyance of Receivables. Subject to the conditions specified in Section 2.1 of the Purchase and Contribution Agreement and subject to the mutually agreed upon terms contained in the Purchase and Contribution Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations set forth herein and in the Purchase and Contribution Agreement) all right, title and interest of the Seller in and to the following:

(i) the Receivables listed in Schedule A to each Assignment executed and delivered by Seller on each Purchase Date;

(ii) all monies received under such Receivables on and after the related Cutoff Date;

(iii) the security interests in the Financed Vehicles and any accessions thereto granted by Obligors pursuant to the Contracts related to such Receivables

Exhibit A – Page 1

and any other interest of Seller in such Financed Vehicles, including, without limitation, the Lien Certificate;

(iv) any proceeds from claims on any insurance policies relating to the Financed Vehicles securing such Receivables or the Obligors thereunder;

(v) the Receivable Files related to each such Receivable and all other documents that Seller keeps on file in accordance with its customary procedures relating to such Receivables for Obligors of the Financed Vehicles;

(vi) all amounts and property from time to time held in or credited to the Collection Account relating to such Receivables;

(vii) all property (including the right to receive future net liquidation proceeds) that secures such Receivable that has been acquired by or on behalf of Seller or Purchaser pursuant to a liquidation of such Receivable;

(viii) all rights of Seller under the applicable Dealer Agreement pursuant to which the Seller acquired such Receivables from the Dealers;

(ix) the proceeds from any Servicer's errors and omissions policy or fidelity bond, to the extent such proceeds relate to any such Receivable, Financed Vehicle or Other Conveyed Property; and

(x) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

3. Restatement of Representations and Warranties of the Seller. The Seller hereby restates the representations and warranties set forth in Sections 3.1 (with respect to the Receivables specified in the attached addendum to the Schedule of Receivables attached as Schedule A hereto) and Article IV of the Loan Agreement with full force and effect as if the same were fully set forth herein. The Seller hereby certifies that all conditions precedent set forth in Section 2.1(b) of the Purchase and Contribution Agreement and Article III of the Loan Agreement have been satisfied.

4. Restatement of Representations and Warranties of the Purchaser. The Purchaser hereby restates the representations and warranties set forth in Section 5.1 of the Purchase and Contribution Agreement with full force and effect as if the same were fully set forth herein. The Purchaser hereby certifies that all conditions precedent set forth in Section 2.1(b) of the Purchase and Contribution Agreement and Article III of the Loan Agreement have been satisfied.

Exhibit A – Page 2

5. Transfer and Assignment Sale of Receivables. The Seller hereby certifies that the Receivables and Other Conveyed Property sold to the Purchaser hereunder are free and clear of all Liens and that the beneficial interest in and title to such Receivables and Other Conveyed Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, the transfer and assignment of such Receivables and Other Conveyed Property hereunder shall constitute a security interest in the property referred to in Section 2 above which security interest has been assigned to the Administrator, acting on behalf of the Lender, and this Assignment shall constitute a security agreement under applicable law.

6. Further Encumbrance of Receivables and Other Conveyed Property.

(a) Immediately upon the conveyance to the Purchaser by the Seller of the Receivables and any item of related Other Conveyed Property pursuant to Section 2 above, all right, title and interest of the Seller in and to such Receivables and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in the Purchaser.

(b) Immediately upon the vesting of such Receivables and the Other Conveyed Property in the Purchaser, the Purchaser shall have the sole right to pledge or otherwise encumber such Receivables and the related Other Conveyed Property.

7. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Instrument.

8. Governing Law. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A – Page 3

FREEDOM FINANCIAL AUTO RECEIVABLES, LLC, as Purchaser

By:______________________________
Name:____________________________
Title:_____________________________

FREEDOM FINANCIAL GROUP, INC., as Seller

By:______________________________
Name:____________________________
Title:_____________________________

Exhibit A – Page 4

EXHIBIT B

FORM OF ADDITION NOTICE

Freedom Financial Auto Receivables, LLC
3058 East Elm Street
Springfield, Missouri 65802

Gentlemen and Ladies:

This Addition Notice is delivered to you pursuant to Section 2.1(b)(i) of Purchase and Contribution Agreement dated as of [Date] between Freedom Financial Auto Receivables, LLC, as Purchaser (in such capacity, the "Purchaser") and Freedom Financial Group, Inc., as Seller (in such capacity, the "Seller"). Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Purchase and Contribution Agreement.

Seller hereby intends to transfer to Purchaser $________ aggregate outstanding principal amount of Receivables on ____________, 200_ (the "***Purchase Date***"). Seller hereby represents and warrants to Administrator and Lender that all of the statements contained in Section 3.1 of the Purchase and Contribution Agreement and Article IV of the Loan Agreement are true and correct on and as of the proposed Purchase Date and all of the conditions precedent to payment of the Purchase Price shall then be satisfied.

Attached as Schedule A is a supplement to the Schedule of Receivables reflecting all Receivables Seller intends to transfer to Purchaser on the Purchase Date. Seller represents and warrants that the information on such Schedule A is true and correct as of the date hereof.

Exhibit B – Page 1

IN WITNESS WHEREOF, Purchaser and Seller have caused this notice of addition to be executed and delivered by its duly authorized officer this ___ day of ________, 200__.

FREEDOM FINANCIAL GROUP, INC.

By: ______________________________
Name: ______________________________
Title: ______________________________

Exhibit B – Page 2

EXHIBIT H

NISEN & ELLIOTT, LLC	January 8, 2008

Freedom Financial Group (“FFG”)

Recommended Compliance Action Plan

1.	Repossession Notice and Procedures

A.	Amend all post-repossession notice of intent to repossess forms to follow the UCC 9-614 model form.

B.	Amend all post-sale accounting notice forms to comply with UCC 9-616.

C.
Prior to repossession of a motor vehicle, ensure that all unique state requirements are identified and can be met.  New origination or repossession states will require assessment of appropriate forms and practices (e.g. right to cure notices).

D.	Ensure that all information entered into repossession notices is complete and accurate.

E.	Properly identify the transaction type as a retail installment sale in all forms.

F.	Comply with all repossession and disposition requirements under state law.

2.	Business Licensing

In the State of Kansas, FFG will need to file a notification with the Deputy Commissioner of the Consumer and Mortgage Lending Division, Office of the State Banking Commissioner in Topeka, Kansas. Under Kansas law, FFG is required to file the notification within 30 days after commencing business in that state, Kan. Stat. §16a-6-202, and to file an annual notification on or before April 30th of each year and pay the applicable filing fees. Kan. Stat. §16a -6-203 (1).

Given that FFG has already commenced business in Kansas, it may need to file notifications for each calendar year that it has conducted business. FFG could be subject to fines or penalties for late filings.

Ex. H-1

3.	ECOA Compliance

A.
The form of Adverse Action Notice used by FFG must be modified to comply with federal laws 12 CFR §202.9(b). The Federal Equal Credit Opportunity Act (“ECOA”) notice located at the bottom of the Adverse Action Notice form must be amended as follows:

Add the words “sex, marital status” after the words “national origin”.

B.
FFG needs to discontinue its policy of not combining income of non-married co-applicants. This practice likely violates the ECOA prohibition against credit discrimination based upon marital status. Markham v. Colonial Mortg. Service Co. 605 F.2d (D.C. Cir. 1979). FFG should revise its Frequently Asked Questions on its website to either (i) delete loan combination question in the context of non-married co-applicants; or (ii) revise the answer to the question: Do you combine income for girlfriend/boyfriend or fiancé type of deals? as follows:

“Yes, we combine income for non-married co-applicants.”

4.	Contract Forms

Discontinue the use of Kansas Contract (Form No. 518-4104 Kansas, Professional Bank Form Co Oxford KS) because this does not comply with federal Regulation Z.

5.	Foreign Translations of Contract Forms

Determine which dealers negotiate the execution of motor vehicle retail installment sale contracts in Spanish or a language other than English and require such dealers to provide FFG with a copy of the foreign translation of the contract that was provided to each non-English speaking buyer.

6.	Co-Signer Notices

Develop a procedure to identify co-signed contracts, ensure that a co-signer notice is provided to each co-signer at the time of contract origination, and ensure that FFG retains a copy of such notice.

7.	OFAC Compliance

Develop a procedure to comply with the federal Office of Foreign Asset Control (“OFAC”) regulations.

Ex. H-2